Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE REPARE THERAPEUTICS INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REPARE THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

COLLABORATION AND LICENSE AGREEMENT

by and between

REPARE THERAPEUTICS INC.

and

REPARE THERAPEUTICS USA, INC.,

on the one hand, and

BRISTOL-MYERS SQUIBB COMPANY,

on the other hand

Dated as of May 26, 2020

ARTICLE I DEFINITIONS		1

1.1	Terms	1

1.2	Additional Definitions	18

ARTICLE II COLLABORATION		21

2.1	Scope and Collaboration Overview	21

2.2	Gatekeepers	21

2.3	Consequences of Disclosure to BMS Outside of the Unblinding Process	21

2.4	Initial Pre-Option Campaign Designation	22

2.5	Druggable/LDD Target Validation; Campaign Substitution and Reversion	22

2.6	Undruggable Targets	28

2.7	BMS Option	30

2.8	BMS Druggable/LDD Target Chemistry	32

2.9	BMS Undruggable Target Chemistry	34

2.10	Reports	34

2.11	No Representation	34

2.12	Material Transfer	35

2.13	Rights with Respect to Excluded Campaigns or Excluded Targets	35

ARTICLE III HSR/ANTITRUST FILINGS		37

3.1	Efforts	37

3.2	HSR/Antitrust Filings	37

3.3	No Further Obligations	38

ARTICLE IV DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION		39

4.1	Responsibility and Ownership	39

4.2	Diligence	39

ARTICLE V GOVERNANCE; REPORTS		39

5.1	Alliance Managers	39

5.2	Joint Steering Committee	39

5.3	Progress Reports	43

ARTICLE VI LICENSES		43

6.1	Licenses	43

6.2	Sublicenses	45

-i-

6.3	Subcontracting	46

6.4	Rights Retained by the Parties	46

6.5	No Implied Licenses	46

6.6	Section 365(n) of the Bankruptcy Code	46

6.7	America Invents Act	46

6.8	Recording	47

ARTICLE VII RIGHT OF FIRST NEGOTIATION		47

7.1	Notification	47

7.2	Right of First Negotiation	47

7.3	Counteroffer Right	48

ARTICLE VIII EXCLUSIVITY		49

8.1	Repare Exclusivity Obligations	49

8.2	Certain Exceptions to Exclusivity	50

ARTICLE IX FINANCIAL TERMS		50

9.1	Upfront Payment	50

9.2	Warrant Agreement	50

9.3	Option Exercise Fee	50

9.4	[***] Milestone Payment	51

9.5	Additional Target Selection Fee	51

9.6	Additional Collaboration Undruggable Target Fee	51

9.7	[***] Milestone Payment	51

9.8	[***] Milestone Payment	51

9.9	Milestone Payments	51

9.10	Royalty Payments	53

9.11	Third Party Compound Payments	55

9.12	Third Party Payments	61

9.13	Financial Records	61

9.14	Audits	61

9.15	Tax Matters	62

9.16	Currency Exchange	62

9.17	Late Payments	63

9.18	Blocked Payments	63

9.19	Prohibitions on Payments	63

-ii-

ARTICLE X INTELLECTUAL PROPERTY		63

10.1	Background IP	63

10.2	Ownership of Collaboration Intellectual Property	63

10.3	Prosecution, Defense and Enforcement of Subject Patents	64

10.4	Defense of Claims Brought by Third Parties	65

ARTICLE XI CONFIDENTIALITY		65

11.1	Confidential Information	65

11.2	Permitted Disclosures	66

11.3	Publicity; Terms of this Agreement; Non-Use of Names	66

11.4	Publications	67

11.5	Term	69

11.6	Return of Confidential Information	69

ARTICLE XII REPRESENTATIONS AND WARRANTIES		70

12.1	Mutual Representations	70

12.2	Additional Repare Representations	71

12.3	Covenants	72

12.4	Disclaimer	73

ARTICLE XIII INDEMNIFICATION		73

13.1	By BMS	73

13.2	By Repare	74

13.3	Limitation of Liability	75

ARTICLE XIV TERM AND TERMINATION		75

14.1	Term; Expiration	75

14.2	Termination for Convenience	76

14.3	Termination for Breach	76

14.4	Termination for Insolvency	76

14.5	Effects of Expiration or Termination	76

14.6	Surviving Provisions	78

ARTICLE XV MISCELLANEOUS		79

15.1	Dispute Resolution	79

15.2	Arbitration	79

15.3	Governing Law	80

15.4	Assignment	80

-iii-

15.5	Force Majeure	81

15.6	Notices	81

15.7	Waiver	82

15.8	Severability	82

15.9	Entire Agreement	82

15.10	Modification	82

15.11	Independent Contractors; No Intended Third Party Beneficiaries	82

15.12	Interpretation; Construction	83

15.13	Performance by Affiliates	83

15.14	Counterparts	83

15.15	Equitable Relief	83

15.16	Further Assurances	84

Exhibits

Exhibit A – Research Plan

Exhibit B – Press Release

Exhibit C – Unblinding Letter

Schedules

Schedule 1.1.55 – Existing Repare Campaigns

Schedule 5.2.6(c) – Expert Matter Arbitration

-iv-

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is entered into as of May 26, 2020 (the “Effective Date”) by and between Repare Therapeutics Inc., a Canadian corporation with offices at 7210 Frederick-Banting, Suite 100, St. Laurent, Quebec, Canada H4S 2A1 (“Repare Inc.”) and Repare Therapeutics USA, Inc., a Delaware corporation with offices at One Broadway, 15th Floor, Cambridge, Massachusetts 02142 (“Repare USA” and, together with Repare Inc., “Repare”), on the one hand, and Bristol-Myers Squibb Company, a Delaware corporation with offices at 430 E. 29th Street, 14th Floor, New York, New York 10016 (“BMS”), on the other hand. BMS and Repare are each referred to herein by name or as a “Party”, or, collectively, as the “Parties.”

RECITALS

WHEREAS, Repare is a biotechnology company focused on developing innovative therapeutics that treat unmet clinical needs using its proprietary Synthetic Lethal (as defined below) Target (as defined below) discovery platform;

WHEREAS, BMS is engaged in the research, development and commercialization of therapeutic products to treat various diseases and conditions;

WHEREAS, the Parties intend to collaborate on the research and development of therapies for the treatment of cancer indications in pre-identified patient populations; and

WHEREAS, Repare shall conduct certain research and development activities to identify Synthetic Lethal Targets, and BMS will obtain exclusive license option rights with respect to such targets, as further described herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Terms.

1.1.1    “Accounting Standards” means United States Generally Accepted Accounting Principles consistently applied.

1.1.2    “Additional Target” means, with respect to a given Primary Campaign, any Collaboration Druggable/LDD Target designated as an Additional Target from such Primary Campaign by BMS pursuant to Section 2.5.7; but excluding all Excluded Targets.

1.1.3    “Additional Target Period” means, with respect to a given Primary Campaign, the period beginning on the date (if any) on which Repare has provided to BMS the Deliverables for the first Additional Target from such Primary Campaign following BMS’s provision to Repare of an Additional Target Chemistry Notification for such Additional Target, and ending [***] after such date (or at such later time as the JSC may agree upon pursuant to Section 5.2.2(l)).

1.1.4    “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, for so long as such control exists.

1.1.5    “Annual Net Sales” means, on a Product-by-Product basis, the total Net Sales of such Product in a particular Calendar Year in the Territory.

1.1.6    “Antitrust Law” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws related to merger control or designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in the United States, all states and territories thereof, and any other jurisdiction in the Territory that BMS or Repare, in its good faith judgment, determines requires a pre-merger notification filing prior to consummation of the transactions contemplated by this Agreement.

1.1.7    “Backup Campaign” means each of the Campaigns that BMS selects as a Backup Campaign pursuant to Section 2.4.1(b) or Section 2.4.2(b); but excluding all Primary Campaigns and all Excluded Campaigns. For clarity, a given Backup Campaign may be substituted for a Primary Campaign and become a Primary Campaign pursuant to Section 2.5.3.

1.1.8    “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (a) assuming the full conversion into, and exercise and exchange for, shares of common stock, other voting stock or any securities exercisable for common stock or other voting stock beneficially owned by such Person and (b) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

1.1.9    “BMS Discovery & Development Program” means, with respect to a given Collaboration Druggable/LDD Target, any drug Development program that

(a)    has, as one of its ultimate goals, the Development of one (1) or more compounds or products that are Directed to such Druggable/LDD Target using the Synthetic Lethal relationship between such Druggable/LDD Target and any Collaboration Campaign Lesion(s) to define the patient population for such compound or product; and

(b)    is initiated or continued by BMS or any of its Affiliates or Sublicensees (i) under this Agreement at any time following BMS’s exercise of its Option pursuant to Section 2.7.2 with respect to the Collaboration Campaign under which Repare has identified a Synthetic Lethal relationship between such Collaboration Druggable/LDD Target and the Collaboration Campaign Lesion(s) that are the subject of such Collaboration Campaign or (ii) whether or not under this Agreement, at any time prior to the expiration of the Economics Bearing Term for such Collaboration Druggable/LDD Target, including any such program that BMS or any of its Affiliates (A) has in-licensed or otherwise acquired from any Third Party prior to the

Effective Date or (B) in-licenses or otherwise acquires during the Economics Bearing Term for such Collaboration Druggable/LDD Target by exercising an option right held by BMS or any of its Affiliates on or before the Effective Date (each such program described in (A) or (B), a “Pre-Existing Druggable/LDD Target Third Party Program”); but excluding any Acquired Druggable/LDD Target Third Party Development Program.

1.1.10    “BMS Intellectual Property” means BMS Know-How and BMS Patents, collectively.

1.1.11    “BMS Know-How” means any Know-How not in the public domain or otherwise generally known that is (a) Controlled by BMS as of the Effective Date or during the Collaboration Term, (b) necessary or reasonably useful for Repare to fulfill its obligations under the Collaboration and (c) actually disclosed and made available hereunder to Repare by BMS or any of its Affiliates; but excluding BMS’s rights, title and interest to and in any Collaboration Intellectual Property.

1.1.12    “BMS Patents” means any Patents that are (a) Controlled by BMS as of the Effective Date or during the Collaboration Term, (b) necessary or reasonably useful for Repare to fulfill its obligations under the Collaboration and (c) claims or covers the BMS Know-How; but excluding BMS’s rights, title and interest to and in any Collaboration Intellectual Property.

1.1.13    “BMS Undruggable Target” means (a) each of the Undruggable Targets that BMS provided to Ward under the Target Availability Determination Agreement and (b) any other Undruggable Target that BMS identifies or desires to identify to the Third Party Gatekeeper pursuant to Section 2.6.1(b).

1.1.14    “BMS Undruggable Target Program” means, with respect to a given Collaboration Undruggable Target, any drug Development program that:

(a)    has, as one of its ultimate goals, the Development of one (1) or more compounds or products that are Directed to such Undruggable Target using the Synthetic Lethal relationship between such Undruggable Target and the applicable Undruggable Campaign Lesion(s) that Repare has identified to BMS under this Agreement to define the patient population for such compound or product; and

(b)    is initiated or continued by BMS or any of its Affiliates or Sublicensees (i) under this Agreement at any time following BMS’s exercise of its Option pursuant to Section 2.7.2 with respect to such Collaboration Undruggable Target or (ii) whether or not under this Agreement, at any time prior to the expiration of the Economics Bearing Term for such Collaboration Undruggable Target, including any such program that BMS or any of its Affiliates (A) has in-licensed or otherwise acquired from any Third Party prior to the Effective Date or (B) in-licenses or otherwise acquires during the Economics Bearing Term for such Collaboration Undruggable Target by exercising an option right held by BMS or any of its Affiliates on or before the Effective Date (each such program described in (A) or (B), a “Pre-Existing Undruggable Target Third Party Program”); but excluding any Acquired Undruggable Target Third Party Development Program.

1.1.15    “Business Day” means a day other than a Saturday or Sunday or any other day on which commercial banks in Boston, Massachusetts, St. Laurent, Quebec, Canada or New York, New York are required by applicable Law to close.

1.1.16    “Calendar Quarter” means any calendar quarter ending on the last day of March, June, September or December of each year; except that (a) the first Calendar Quarter shall begin on the Effective Date and end on June, 30, 2020, and (b) the final Calendar Quarter shall end on the last day of the Term.

1.1.17    “Calendar Year” means any period of time commencing on January 1 and ending on the following December 31 of each year; except that (a) the first Calendar Year shall begin on the Effective Date and end on December 31, 2020, and (b) the final Calendar Year shall end on the last day of the Term.

1.1.18    “Campaign” means SNIPRx® screening efforts to identify Targets that are Synthetic Lethal with (a) a single Lesion that, by itself, identifies a patient population or (b) a combination of multiple related Lesions that, together, identify a patient population.

1.1.19    “Campaign Lesion(s)” means, with respect to a given Campaign, the Lesion(s) that are the subject of such Campaign. “Collaboration Campaign Lesion(s)”, “Undruggable Campaign Lesion(s)”, “Pre-Option Campaign Lesion(s)” and “Excluded Campaign Lesion(s)” will have their correlative meanings.

1.1.20    “Change of Control” of a Party means any of the following, in a single transaction or a series of related transactions: (a) the sale or disposition of all or substantially all of the assets of such Party to a Third Party, (b) the direct or indirect acquisition by a Third Party (other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates) of beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party or any direct or indirect entity which holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party (a “Parent Entity”), or (c) the merger or consolidation of such Party or any Parent Entity with or into a Third Party, unless, following such merger or consolidation, the stockholders of such Party or Parent Entity immediately prior to such merger or consolidation beneficially own directly or indirectly more than fifty percent (50%) of the then-outstanding common shares or voting power of the entity resulting from such merger or consolidation.

1.1.21    “Chemistry” means (a) with respect to a given Target, Development activities directed to discovering one (1) or more compounds (including LDDs) that are Directed to such Target and (b) with respect to a given Undruggable Target, Target validation activities.

1.1.22    “Claims” means any and all suits, claims, actions, proceedings or demands brought by a Third Party.

1.1.23    “Collaboration” means the activities described in Section 2.1.

1.1.24    “Collaboration Campaign” means (a) any Primary Campaign for which BMS has exercised its Option pursuant to Section 2.7.2(a) and (b) any Excluded Campaign that is deemed to be a Collaboration Campaign pursuant to Section 2.13.3; but excluding all Excluded Campaigns other than those Campaigns that are deemed to be Collaboration Campaigns pursuant to Section 2.13.3.

1.1.25    “Collaboration Druggable Target” means (a) any Unblinded Druggable Target from any Collaboration Campaign or (b) any Druggable Target that is an Excluded Target that is deemed to be a Collaboration Target pursuant to Section 2.13.3; but excluding all Excluded Targets other than those Druggable Targets that are deemed to be Collaboration Targets pursuant to Section 2.13.3.

1.1.26    “Collaboration Druggable/LDD Target” means any Collaboration Druggable Target or Collaboration LDD Target.

1.1.27    “Collaboration-Identified Indication” means an Indication for which the patient population has been defined using a Synthetic Lethal relationship between (a) a Collaboration Target and the applicable Collaboration Campaign Lesion(s), (b) a Collaboration Target and the applicable Undruggable Campaign Lesion(s) or (c) a Reverted Target and the applicable Pre-Option Campaign Lesion(s) or Excluded Campaign Lesion(s), in each case ((a)-(c)), (i) identified by Repare to BMS under this Agreement and (ii) for which BMS has been unblinded under and in accordance with this Agreement (including the Research Plan) following Repare’s receipt from BMS of an Unblinding Notification.

1.1.28    “Collaboration Intellectual Property” means (a) any Know-How that is made, invented, created, designed, conceived, produced, reduced to practice, or otherwise developed by or on behalf of either Party or any of its Affiliates or Sublicensees or contractors, solely or jointly with others, in the course of conducting activities under this Agreement and (b) any Patent that claims or discloses any Know-How described in the foregoing clause (a). For clarity, (i) in the case of Repare, Collaboration Intellectual Property includes Repare Collaboration Intellectual Property, Repare’s rights in Joint Collaboration IP, and Sole Collaboration Intellectual Property owned by Repare pursuant to Section 10.2.5 and (ii) in the case of BMS, Collaboration Intellectual Property includes Resulting Compound/Product Collaboration IP, BMS’s rights in Joint Collaboration IP, and Sole Collaboration Intellectual Property owned by BMS pursuant to Section 10.2.5.

1.1.29    “Collaboration LDD Target” means (a) any Unblinded LDD Target from any Collaboration Campaign or (b) any LDD Target that is an Excluded Target that is deemed to be a Collaboration Target pursuant to Section 2.13.3; but excluding all Excluded Targets other than those LDD Targets that are deemed to be Collaboration Targets pursuant to Section 2.13.3.

1.1.30    “Collaboration Target” means any Collaboration Druggable Target, Collaboration LDD Target or Collaboration Undruggable Target; but excluding all Excluded Targets other than those Druggable/LDD Targets or Undruggable Targets that are deemed to be Collaboration Targets pursuant to Section 2.13.3.

1.1.31    “Collaboration Term” means the period commencing on the Effective Date and ending on the earlier of (a) any termination of this Agreement pursuant to ARTICLE XIV and (b) the later of (i) [***] after the Effective Date and (ii) completion by Repare of In Vitro Validation Activities and, if applicable, In Vivo Validation Activities with respect to all Pre-Option Campaigns.

1.1.32    “Collaboration Undruggable Target” means (a) any Unblinded Undruggable Target for which BMS has exercised its Option or (b) any Undruggable Target that is an Excluded Target that is deemed to be a Collaboration Target pursuant to Section 2.13.3; but excluding all Excluded Targets other than those Undruggable Targets that are deemed to be Collaboration Targets pursuant to Section 2.13.3.

1.1.33    “Commercialization” or “Commercialize” means any activities directed to using, marketing, promoting, distributing, importing, exporting, offering to sell or selling a product, after or in expectation of receipt of Regulatory Approval for such product; but excluding all Development.

1.1.34    “Commercially Reasonable Efforts” means, with respect to a Party performing any obligation under this Agreement, the carrying out of such obligation with efforts that are consistent with the level of efforts and resources used by such Party in the exercise of its commercially reasonable business practices for a similar activity, including, with respect to the Development or Commercialization of a Resulting Compound or Product under this Agreement, the Development or Commercialization, respectively, of a pharmaceutical or biologic compound or product, as applicable, that is at a similar stage in its research, development or commercial life as the relevant Resulting Compound or Product based on conditions then prevailing, in view of all costs and risks relevant to such Resulting Compound or Product and subject to [***], and that has commercial, profit or market potential, or strategic value similar to that of the relevant Resulting Compound or Product, taking into account issues of intellectual property coverage, safety and efficacy, applicable Law, stage of development or product life based on conditions then prevailing, product profile, the then-current competitive environment for such Resulting Compound or Product and the likely timing of such Product’s entry into the market, the proprietary position, the regulatory environment and status of the Product (including regulatory exclusivity), anticipated or approved labeling, present and future market and commercial potential, the likelihood of receipt of Regulatory Approval and other regulatory requirements, profitability (including pricing and reimbursement status achieved or likely to be achieved), legal issues and Manufacturing, and other relevant scientific technical and commercial factors. Commercially Reasonable Efforts shall be determined on a country-by-country, Resulting Compound-by-Resulting Compound, Product-by-Product basis and Indication-by-Indication basis, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the market(s) or country(ies).

1.1.35    “Confidential Information” means, subject to Sections 11.1(a), 11.1(b), 11.1(c) and 11.1(d), all confidential or proprietary documents, technology, Know-How or other information (whether or not patentable) disclosed by one Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement or the Confidentiality Agreement, including confidential or proprietary information regarding a Party’s technology, products, business information or objectives, and all proprietary biological materials of a Party.

1.1.36    “Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement between Repare and BMS, dated as of July 26, 2019.

1.1.37    “Control” or “Controlled” means, with respect to any materials, Know-How, Patent or other intellectual property right, the possession (whether by license (other than a license granted under this Agreement) or ownership) by a Party of the ability to grant to the other Party access or a license to such materials, Know-How, Patent or other intellectual property right as provided herein without violating the terms of any agreement with any Third Party.

1.1.38    “control,” as used in the definitions of “Affiliate,” “Repare Know-How” and “Repare Patents,” means: (a) to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign Person in a particular jurisdiction and is sufficient to grant the holder of such voting stock or interest the power to direct the management and policies of such entity) of the voting share capital in a Person.

1.1.39    “Cover,” “Covering” or “Covered” means that, with respect to a product or technology and a Patent, but for ownership of or a license under such Patent, the Development, Manufacture, Commercialization or other use of such product or practice of such technology by a Person would infringe a claim of such Patent or, with respect to a claim included in any patent application, would infringe such claim if such patent application were to issue as a patent.

1.1.40    “Damages” means all damages, losses, liabilities, penalties, fines and costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) payable to a Third Party as a result of a Claim; provided, however, that, notwithstanding the foregoing, Damages include, if any, the reasonable legal expenses, costs of litigation and reasonable attorney’s fees incurred by a Party as a result of a Claim.

1.1.41    “Defense” means any actions brought to defend a Patent against a challenge to the validity or enforceability of such Patent, including interferences, oppositions, reexaminations, inter partes reviews, covered business method reviews or post-grant reviews; but excluding any actions included within “Prosecution.” “Defend” will have the correlative meaning.

1.1.42    “Deliverables” means, with respect to a given Primary Campaign, [***] and other items set forth in the Research Plan that Repare will provide to BMS, if and when BMS timely exercises its Option for such Primary Campaign, to enable BMS to conduct Chemistry with respect to each Selected Target from such Primary Campaign, unless the JSC agrees pursuant to Section 5.2.2(h) or 5.2.2(i) that the content or timing of any Deliverables should be changed from what is set forth in the Research Plan.

1.1.43    “Develop” or “Development” means discovery, research, preclinical, non-clinical and clinical development activities, including activities relating to screening, assays, test method development and stability testing, toxicology, pharmacology, formulation, quality assurance/quality control development, clinical trials (including Phase IV clinical trials), technology transfer, statistical analysis, process development and scale-up, pharmacokinetic studies, data collection and management, report writing and other pre-Regulatory Approval activities.

1.1.44    “Directed to” means, with respect to a given compound or product and a given Target, that such compound or product binds and modulates such Target to induce the desired Synthetic Lethal effect.

1.1.45    “Dollars” or “$” means the legal tender of the United States.

1.1.46    “Druggable Target” means any Target for which the activity of the protein can be modulated by an active site or allosteric small molecule chemical entity, including such proteins that can be [***].

1.1.47    “Druggable/LDD Target” means any Druggable Target or LDD Target.

1.1.48    “Economics Bearing Term” means:

(a)

with respect to a given Collaboration Druggable/LDD Target, the period beginning on the Effective Date and ending on the later of (i) [***] after the Effective Date or (ii) [***] after the date on which BMS exercised the applicable Option;

(b)	with respect to a given Reverted Non-Optioned Target, the period beginning on the Effective Date and ending [***] after the Effective Date;

(c)

with respect to a given Reverted Optioned Target, the period beginning on the Effective Date and ending on the later of (i) [***] after the Effective Date or (ii) [***] after the date on which BMS exercised the applicable Option; and

(d)

with respect to a given Unblinded Undruggable Target, the period beginning on the Effective Date and ending on the later of (i) [***] after the Effective Date or (ii) [***] after the date (if any) on which BMS exercised the applicable Option.

1.1.49    “Excluded Druggable/LDD Target” means any Excluded Target that is a Druggable/LDD Target.

1.1.50    “Excluded Campaign” means any Campaign that has been excluded from the Collaboration pursuant to Section 2.4.2, 2.5.3, 2.5.4, 2.5.8(b), 2.7.4(a), 2.13.2, 3.3 or 14.5.

1.1.51    “Excluded Target” means any Druggable/LDD Target or Undruggable Target that becomes excluded pursuant to Section 2.6.3(b), 2.7.4, 2.8.1(b), 2.8.2(a), 2.8.2(c), 2.8.2(d)(ii), 2.9.1(b), 2.13.1, 3.3 or 14.5.

1.1.52    “Executive Officers” means (a) with respect to BMS, BMS’s [***] (or the officer or employee of BMS then serving in a substantially equivalent capacity) or his or her designee and (b), with respect to Repare, Repare’s [***] (or the officer or employee of Repare then serving in a substantially equivalent capacity) or his or her designee.

1.1.53    “Existing Post-IND Compound” means, with respect to a given Collaboration Target, any Collaboration Druggable/LDD Target Resulting Compound or Collaboration Undruggable Target Resulting Compound (a) that is Directed to such Collaboration Target and (b) at the time of unblinding to BMS hereunder (pursuant to Section 2.5.8, 2.6.3 or 2.8.2(a)) of the Synthetic Lethal relationship between such Collaboration Target to which such compound is Directed and any Campaign Lesion(s), BMS or any of its Affiliates (i) has filed an IND for such compound, (ii) is or has been conducting a clinical trial involving such compound or (iii) is Commercializing any products containing such compound.

1.1.54    “Existing Post-IND Product” means any product containing any Existing Post-IND Compound as an active ingredient (alone or with other active ingredients) for use in the Licensed Field, in any presentation, formulation or dosage form. For clarity, Existing Post-IND Products include applicable Combination Products.

1.1.55    “Existing Repare Campaign” means any Campaign listed on Schedule 1.1.55.

1.1.56    “FDA” means the United States Food and Drug Administration, or any successor agency thereof.

1.1.57    “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, each as amended from time to time.

1.1.58    “First Commercial Sale” means the first sale of a Product by any Selling Party in a country in an arms’ length transaction to a Third Party for end use or consumption, following receipt of applicable Regulatory Approval, including [***]; but excluding (a) sales for test marketing purposes, (b) transfers of Products for use in clinical trials, non-clinical Development activities or other Development activities with respect to such Product in such country by or on behalf of any Selling Party, or (c) transfers of Products for bona fide charitable purposes or for compassionate use or for Product samples if no consideration is received for such transfers.

1.1.59    “Further Development Election” means, with respect to a given Collaboration Target, a written notification provided by BMS to Repare that BMS is selecting such Collaboration Target for further Development.

1.1.60    “Good Clinical Practices” or “GCP” means the ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Law in the relevant jurisdiction. In the United States, GCP shall be based on Good Clinical Practices established through FDA guidances (including Guideline for Good Clinical Practice — ICH Harmonized Tripartite Guideline (ICH E6)), and, outside the United States, GCP shall be based on Guideline for Good Clinical Practice — ICH Harmonized Tripartite Guideline (ICH E6).

1.1.61    “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the United States, as they may be updated from time to time).

1.1.62    “Good Manufacturing Practices” or “GMP” means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products, including (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211 and “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, as each may be amended from time to time, and (b) all applicable Laws promulgated by any Governmental Authority having jurisdiction over the Manufacture of any Product.

1.1.63    “Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.1.64    “Hit Confirmation” means re-testing Initial Screening hits using [***] using the same cell background(s) as the original screen(s).

1.1.65    “In Vitro Data Package” means, with respect to a given Primary Campaign, a data package prepared for such Primary Campaign following In Vitro Validation Activities for all Selected Druggable/LDD Targets from such Primary Campaign that includes all the data and other information set forth in the Research Plan, unless the JSC agrees pursuant to Section 5.2.2(e) that certain data or other information set forth in the Research Plan is not needed in order for a given In Vitro Data Package to be complete.

1.1.66    “In Vitro Validation” means confirmation, through In Vitro Validation Activities, of the Target to Lesion Synthetic Lethal relationship that exists in [***] and the effect is the result of [***], as determined by the JSC.

1.1.67    “In Vitro Validation Activities” means, with respect to a given Target and a given Campaign, confirmation of the Synthetic Lethal relationship between such Target and the Campaign Lesion(s) that are the subject of such Campaign in vitro using [***]. In Vitro Validation Activities include testing [***], as well as demonstrating that the Synthetic Lethal relationship is due to [***] as reflected by [***].

1.1.68    “In Vivo Data Package” means, with respect to a given Primary Campaign, if In Vivo Validation Activities are performed for any Validated Target from such Primary Campaign pursuant to Section 2.5.5, a data package prepared for such Primary Campaign following such In Vivo Validation Activities that includes all the data and other information set forth in the Research Plan, unless the JSC agrees pursuant to Section 5.2.2(e) that certain data or other information set forth in the Research Plan is not needed in order for a given In Vivo Data Package to be complete.

1.1.69    “In Vivo Validation” means confirmation, through In Vivo Validation Activities, of the Target to Lesion Synthetic Lethal relationship, as determined by the JSC.

1.1.70    “In Vivo Validation Activities” means, with respect to a given Target and a given Campaign, confirmation of the Synthetic Lethal relationship between such Target and the Campaign Lesion(s) that are the subject of such Campaign in vivo using [***].

1.1.71    “IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States (such as a Clinical Trial Application (CTA) in the countries that are officially recognized as member states of the EU).

1.1.72    “Independently Validated” means with respect to a given Target and given Lesion(s), that a Synthetic Lethal relationship has been shown to exist between such Target and such Lesion(s) in [***], as demonstrated [***], and has been demonstrated to be due to [***]; provided that Independent Validation shall not be deemed to have been achieved to the extent that it is [***]. “Independent Validation” will have its correlative meaning. For clarity, with respect to a given Target and given Lesion(s), a Synthetic Lethal relationship that has been shown to exist between such Target and such Lesion(s) that is “Independently Validated” will not be deemed to be “Validated”.

1.1.73    “Indication” means, with respect to a particular compound or product, the use of such compound or product for treating a separate and distinct patient population based on the results of a clinical trial, and not a sub-category of patients previously covered by the label for such product. For clarity, a labelling change based on the results of a clinical trial that removes a requirement for certain specified prior treatment shall be deemed a new Indication.

1.1.74    “Initial Screening” means the first round of Synthetic Lethal screens to be conducted in [***].

1.1.75    “Joint Collaboration IP” means any Collaboration Intellectual Property, other than the Repare Collaboration Intellectual Property and Resulting Compound/Product Collaboration IP, that is jointly made, invented, created, designed, conceived, produced, reduced to practice or otherwise developed by or on behalf of Repare or any of its Affiliates, on the one hand, and BMS or any of its Affiliates or Sublicensees, on the other hand.

1.1.76    “Know-How” means any tangible or intangible trade secrets, know-how, expertise, discoveries, inventions, information, data or materials, including ideas, concepts, formulas, methods, procedures, designs, technologies, compositions, plans, applications, technical data, assays, manufacturing information or data, samples, chemical and biological materials and all derivatives, modifications and improvements thereof, but excluding any Patents.

1.1.77    “Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, as from time to time enacted, repealed or amended, including Good Clinical Practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, the FDCA and similar laws and regulations in countries outside the United States, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities.

1.1.78    “LDD” means [***].

1.1.79    “LDD Target” means a Target which can be [***]; but excluding any Undruggable Target.

1.1.80    [***].

1.1.81    “Lesion” means a specific genetic alteration or biomarker that may include gene mutation, deletion, increased copy number, enhanced or decreased expression, epigenetic regulation or other perturbation influencing protein production or activity.

1.1.82    “Licensed Field” means all uses and indications, including the prevention, treatment or control of any disease, disorder or condition.

1.1.83    “Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, packaging, labeling, shipping and storage of a drug substance or drug product, or any components thereof, including process and formulation development, process validation, stability testing, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical methods development and validation, product characterization, quality assurance and quality control development, testing and release.

1.1.84    “Material Safety Issue” means, with respect to a given Resulting Compound or Product, a Party’s good faith belief that administration or use of such Resulting Compound or Product to or in humans would create an unacceptable risk for harm in humans, which belief may be based upon (a) pre-clinical safety data, including data from animal toxicology studies, or (b) the observation of serious adverse events in humans, in each case ((a) or (b)), after any Resulting Compound or Product, either as a single agent or in combination with another pharmaceutical or biologic agent (including in a Combination Product), has been administered to or taken by humans, such as during a clinical trial.

1.1.85    “Net Sales” means, [***].

1.1.86    “Novel BMS Campaign” means any Campaign selected by BMS as a Pre-Option Campaign pursuant to Section 2.4 that is not (a) an Existing Repare Campaign, (b) [***], (c) [***], or (d) any Campaign that, at the time BMS notifies Repare that BMS would like to select such Campaign as a Pre-Option Campaign, Repare has internally identified as applicable to (i) Repare’s Manchester program, (ii) Repare’s ATR inhibitor program or (iii) Repare’s Pol-Theta program.

1.1.87    “Option Exercise Fee” means each payment described in Section 9.3.1 or Section 9.3.2.

1.1.88    “Patent” means any (a) patent or patent application anywhere in the world, (b) divisional, continuation, continuation in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patent or patent application or (ii) any patent or patent application from which such patent or patent application claims, or is entitled to claim, direct or indirect priority, and (c) patent issuing on any of the foregoing anywhere in the world, together with any registration, reissue, re-examination, patent of addition, renewal, patent term extension, supplemental protection certificate, or extension of any of the foregoing anywhere in the world.

1.1.89    “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.1.90    “Phase I Study” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a), as amended (or the non-United States equivalent thereof).

1.1.91    “Phase II Study” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(b), as amended (or the non-United States equivalent thereof).

1.1.92    “Pivotal Study” means a human clinical trial of a product in any country that satisfies both of the following ((a) and (b)):

(a)    such trial includes a sufficient number of subjects and is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar human clinical trial prescribed by an applicable Regulatory Authority; and

(b)    such trial is a registration trial designed to be sufficient to support the filing of an application for a Regulatory Approval for such product in an applicable country or jurisdiction or some or all of an extra-national territory, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance or minutes issued by an applicable Regulatory Authority, for such registration trial.

1.1.93    “Pre-Option Campaign” means any Primary Campaign or Backup Campaign; but excluding all Collaboration Campaigns.

1.1.94    “Primary Campaign” means (a) each of the Campaigns that BMS selects as a Primary Campaign pursuant to Section 2.4.1(a) or Section 2.4.2(a) or that the JSC agrees to designate as a Primary Campaign pursuant to Section 2.4.3, and (b) each Campaign that is a Backup Campaign that BMS has substituted for a Primary Campaign and then is deemed a Primary Campaign pursuant to Section 2.5.3; but excluding all Excluded Campaigns.

1.1.95    “Primary Target” means, with respect to a given Primary Campaign, the Collaboration Druggable/LDD Target designated as the Primary Target from such Primary Campaign by BMS pursuant to Section 2.5.7; but excluding all Excluded Targets.

1.1.96    “Primary Target Period” means, with respect to a given Collaboration Campaign, the period beginning on the date on which Repare has provided to BMS all the

Deliverables for the Primary Target from such Collaboration Campaign following BMS’s exercise of its Option with respect to such Collaboration Campaign, and ending on the earlier of (a) [***] after such provision of such Deliverables to BMS (or at such later time as the JSC may agree upon pursuant to Section 5.2.2(l)) or (b) the date, if any, on which BMS makes a Further Development Election with respect to the Primary Target from such Collaboration Campaign.

1.1.97    “Product” means any product containing any Resulting Compound as an active ingredient (alone or with other active ingredients) for use in the Licensed Field, in any presentation, formulation or dosage form. For clarity, Products include Combination Products.

1.1.98    “Prosecution” or “Prosecute” means the filing, preparation, prosecution and maintenance of any Patent, including any and all pre-grant proceedings before any patent authority, such as interferences, and including any reissue, reexamination, or other post-grant proceedings.

1.1.99    “Publication” means any publication in a scientific journal, any scientific abstract to be presented to any audience, any presentation at any scientific conference, including slides and texts of oral or other public presentations, any other scientific presentation and any other oral, written or electronic scientific disclosure directed to any audience.

1.1.100    “Regulatory Approval” means all approvals of each applicable Regulatory Authority necessary for the commercial marketing and sale of a product for a particular indication in a country, including, where applicable, pricing and reimbursement approvals.

1.1.101    “Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale (including pricing and reimbursement approval) of a product in a country or territory.

1.1.102    “Regulatory Exclusivity” means, with respect to a Product in a country, that such Product has been granted (a) data exclusivity afforded approved drug products pursuant to Section 505(c), 505(j), or 505A of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or their equivalent in a country other than the United States, or (b) market exclusivity pursuant to the orphan drug provisions governing approved drugs designated for rare diseases or conditions under Sections 526 and 527 of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or its equivalent in a country other than the United States.

1.1.103    “Regulatory Interactions” means (a) monitoring and coordinating all regulatory actions, preparing, submitting and coordinating all communications and filings with, and submissions to, all Regulatory Authorities with respect to the Development, Manufacture and Commercialization of Products and (b) interfacing, corresponding and meeting with the Regulatory Authorities with respect to the Products.

1.1.104    “Repare Intellectual Property” means Repare Know-How and Repare Patents, collectively.

1.1.105    “Repare Know-How” means any Know-How not in the public domain or otherwise generally known that is (a) Controlled by Repare or any of its Affiliates as of the

Effective Date or during the Term and (b) necessary or reasonably useful for the Development, Manufacture or Commercialization of any Resulting Compound or Product; but excluding Repare’s and its Affiliates’ interest in any Collaboration Intellectual Property. Notwithstanding anything in this Agreement to the contrary, Repare Know-How shall not include any Know-How to the extent Controlled by any Person that acquires all or any part of Repare or an Affiliate of Repare, or any Affiliate of such Person, in each case (x) that is Controlled by such Person immediately prior to the effective date of the acquisition or (y) that is Controlled by such Person on or after the effective date of acquisition but is not Controlled by Repare or an Affiliate of Repare (excluding for purposes of this provision, such Person and Affiliates of Repare that are such Affiliates by virtue of controlling, being controlled by or under common control with such Person) and was made, invented, created, designed, conceived, produced, reduced to practice, or otherwise developed or obtained without the direct or indirect use of any Repare Confidential Information.

1.1.106    “Repare Patents” means any and all Patents that (a) are Controlled by Repare or any of its Affiliates as of the Effective Date or during the Term and (b) necessary or reasonably useful for the Development, Manufacture or Commercialization of any Resulting Compound or Product; but excluding Repare’s and its Affiliates’ interest in any Collaboration Intellectual Property. Notwithstanding anything in this Agreement to the contrary, Repare Patents shall not include any Patent to the extent Controlled by any Person that acquires all or any part of Repare or an Affiliate of Repare, or any Affiliate of such Person, in each case (x) that is Controlled by such Person immediately prior to the effective date of the acquisition or (y) that is Controlled by such Person on or after the effective date of acquisition but is not Controlled by Repare or an Affiliate of Repare (excluding for purposes of this provision, such Person and Affiliates of Repare that are such Affiliates by virtue of controlling, being controlled by or under common control with such Person) and does not claim Know-How that was made, invented, created, designed, conceived, produced, reduced to practice, or otherwise developed or obtained through the direct or indirect use of any Repare Confidential Information.

1.1.107    “Repare Potential Undruggable Target” means (a) each of the Targets that are not Druggable/LDD Targets (i.e., Targets that could potentially be Undruggable Targets) that Repare provided to [***] under the Target Availability Determination Agreement and (b) any other Targets that are not Druggable/LDD Targets (i.e., Targets that could potentially be Undruggable Targets) for which Repare has identified a potential Synthetic Lethal relationship with respect to any Campaign Lesion(s) that are the subject of any Existing Repare Campaign or Novel BMS Campaign; but excluding any Target that is, at the applicable time, associated with a Campaign, other than a Pre-Option Campaign or Collaboration Campaign, for which Repare has a bona fide ongoing and active internal program or in which Repare has a bona fide identified interest prior to the time it provides the applicable list of Targets to the Third Party Gatekeeper; [***].

1.1.108    “Research Plan” means the research plan attached hereto as Exhibit A, which sets forth a high level summary of the activities to be conducted by Repare and its Affiliates with respect to Pre-Option Campaigns and Undruggable Targets during the Collaboration Term, including a summary of requirements for In Vitro Data Packages and the In Vivo Data Packages (if applicable), as may be amended from time to time by the JSC pursuant to Section 5.2.2(m).

1.1.109    “Resulting Compound” means:

(a)    with respect to a given Collaboration Druggable/LDD Target, any compound (including any LDD) that (i) is owned by or licensed to BMS or any of its Affiliates during the Term, (ii) is Directed to such Collaboration Druggable/LDD Target and (iii) arose or arises out of any BMS Discovery & Development Program (each, a “Collaboration Druggable/LDD Target Resulting Compound”);

(b)    with respect to a given Collaboration Undruggable Target, any compound (including any LDD) that (i) is owned by or licensed to BMS or any of its Affiliates during the Term, (ii) is Directed to such Collaboration Undruggable Target and (iii) arose or arises out of any BMS Undruggable Target Program (each, a “Collaboration Undruggable Target Resulting Compound”);

(c)    each Independently Validated Third Party Compound;

(d)    each Non-Independently Validated Third Party Compound; and

(e)    each Reverted Optioned Target Third Party Compound.

1.1.110    “Reverted Non-Optioned Target” means any Excluded Target that is deemed a Reverted Non-Optioned Target pursuant to Section 2.7.4(a), 2.7.4(b), 2.13.2 or 14.5 (i.e., because BMS did not exercise its Option with respect to such Target or the applicable Primary Campaign). For clarity, a “Reverted Non-Optioned Target” shall always be a formerly Unblinded Target for which BMS did not exercised its applicable Option.

1.1.111    “Reverted Optioned Target” means any Excluded Target that is deemed a Reverted Optioned Target pursuant to Section 2.8.1(b), 2.8.2(c)(i), 2.8.2(d)(ii), 2.9.1(b), 2.13.2 or 14.5. For clarity, a “Reverted Optioned Target” shall always be a formerly Unblinded Target (a) for which BMS has exercised its applicable Option and (b) (i) for which BMS did not provide a Further Development Election or (ii) with respect to which this Agreement has been terminated pursuant to Section 14.2 or 14.3.

1.1.112    “Reverted Target” means any Reverted Non-Optioned Target or Reverted Optioned Target.

1.1.113    “ROFN Compound” means any compound within [***].

1.1.114    “Subject Patent” means, with respect to a given Resulting Compound or Product, any Patent owned by or licensed to Repare or BMS or any of either Party’s respective Affiliates, solely or jointly with the other Party or any of the other Party’s Affiliates or any Third Party, that Covers any method of use, composition of matter, dosage or formulation of such Resulting Compound or Product.

1.1.115    “Sublicensee” means any Third Party to whom BMS or any of its Affiliates or Sublicensees grants a sublicense of any license granted to BMS pursuant to Section 6.1.2.

1.1.116    “Synthetic Lethal” means, with respect to one (1) or more given Lesions, on the one hand, and a given Target, on the other hand, that a combination of such Lesion(s) and a deficiency in such Target leads to [***] that is greater than the [***] resulting from such Lesion(s) alone or a deficiency in such Target alone.

1.1.117    “Target” means a protein or polypeptide, including all variants thereof, [***] corresponding with such protein or polypeptide and any specific protein that is identified by a GenBank protein accession number or by its amino acid sequence and coded by a genetic locus.

1.1.118    “Target Availability Determination Agreement” means that certain Confidential Target Availability Determination Agreement by and between Repare, BMS and DT WARD, PC (“Ward”), dated as of March 27, 2020.

1.1.119    “Territory” means worldwide.

1.1.120    “Third Party” means any Person other than Repare or BMS or each Party’s respective Affiliates.

1.1.121    “Third Party Compound” means any compound (including any LDD) that (a) is owned by or licensed to BMS or any of its Affiliates or Sublicensees during the Term, (b) is Directed to a Collaboration Druggable/LDD Target, Collaboration Undruggable Target or Reverted Target and (c) arose or arises out of any Acquired Third Party Development Program.

1.1.122    “Third Party Gatekeeper” means the individual agreed to by the Parties pursuant to Section 2.2.2, or such other individual that the Parties may agree on from time to time (such agreement not to be unreasonably withheld, conditioned or delayed).

1.1.123    “Unblinded Druggable Target” means any Druggable Target that has been identified by Repare to BMS pursuant to Section 2.5.8(c) or 2.8.2(a); but excluding all Excluded Targets.

1.1.124    “Unblinded Druggable/LDD Target” means any Unblinded Druggable Target or Unblinded LDD Target.

1.1.125    “Unblinded LDD Target” means any LDD Target that has been identified by Repare to BMS pursuant to Section 2.5.8(c) or 2.8.2(a); but excluding all Excluded Targets.

1.1.126    “Unblinding Notification” means a Primary Target Unblinding Notification, an Undruggable Target Unblinding Notification or an Additional Target Unblinding Notification.

1.1.127    “Unblinded Target” means each Unblinded Druggable/LDD Target and each Unblinded Undruggable Target.

1.1.128    “Unblinded Undruggable Target” means any Undruggable Target that has been identified by Repare to BMS pursuant to Section 2.6.3(c); but excluding all Excluded Targets.

1.1.129    “Undruggable Campaign” means, with respect to a given Collaboration Undruggable Target, the Existing Repare Campaign or Novel BMS Campaign under which Repare has identified a Synthetic Lethal relationship between such Collaboration Undruggable Target and the Campaign Lesion(s) that are the subject of such Campaign.

1.1.130    “Undruggable Target” means a Target which can be [***].

1.1.131    “United States” or “U.S.” means the United States of America and all of its territories and possessions, including Puerto Rico.

1.1.132    “Valid Claim” means (a) a claim of any issued and unexpired Subject Patent whose validity, enforceability or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, government authority, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a claim of a pending application included within the definition of “Subject Patent” that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application and has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned; except that, if such claim has not issued within [***] after the earliest filing date from which such claim takes priority, then such claim will cease to constitute a Valid Claim for the purposes of this Agreement unless and until such claim issues, at which time such claim will constitute a Valid Claim pursuant to the foregoing clause (a); provided that, notwithstanding the foregoing exception, such claim of a pending application that issues after [***] after the earliest filing date from which such claim takes priority shall not qualify as a Valid Claim with respect to Covering a given Product in a given country in the event that, on the date of issuance (if any) of such pending claim in such country, (x) such Product has been commercially launched in such country and (y) there are no Valid Claims Covering such Product in such country pursuant to the foregoing clause (a).

1.1.133    “Validated” means, with respect to a given Target and a given Campaign, that a Synthetic Lethal relationship has been shown to exist between such Target and the Campaign Lesion(s) that are the subject of such Campaign in [***], as demonstrated by In Vitro Validation and, where conducted, In Vivo Validation. For clarity, with respect to a given Target and a given Campaign, a Synthetic Lethal relationship that has been shown to exist between such Target and the Campaign Lesion(s) that are the subject of such Campaign that is “Validated” will not automatically be deemed to be “Independently Validated”.

1.1.134    “Validated Target” means, with respect to a given Primary Campaign, each Druggable/LDD Target that has a Validated Synthetic Lethal relationship with such Primary Campaign, as shown by In Vitro Validation Activities and, where conducted, In Vivo Validation Activities.

1.2    Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

DEFINITION:	SECTION:
AAA	15.2.2
Acquired Third Party Development Program	9.11.2	(c)
Acquired Third Party Druggable/LDD Target Development Program	9.11.2	(a)
Acquired Third Party Undruggable Target Development Program	9.11.2	(b)
Acquirer Activities	8.2.2
Additional Collaboration Undruggable Target Fee	9.6
Additional Target Chemistry Notification	2.8.2	(b)
Additional Target Selection Fee	9.5
Additional Target Unblinding Notification	2.8.2	(a)
Alliance Manager	5.1
Antitrust Clearance Date	3.2
Audit Team	9.14.1
Bankruptcy Code	6.6
Biosimilar Product	9.10.3	(c)
BMS Indemnified Parties	13.2.1
BMS Termination IP	14.5.4
[***] Milestone Payment	9.4
Collaboration Campaign Lesion(s)	1.1.19
Collaboration Druggable/LDD Target Resulting Compound	1.1.109	(a)
Collaboration Term ROFN Period	7.1
Collaboration Undruggable Target Chemistry Period	2.9.1	(a)
Collaboration Undruggable Target Resulting Compound	1.1.109	(b)
Combination Product	1.1.85
Counteroffer Right	7.3.1
Cure Period	14.3.1
Disclosing Party	11.1
Dispute	15.1
DOJ	3.2
Electronic Delivery	15.14
Excluded Campaign Lesion(s)	1.1.19
Expert	Schedule 5.2.6	(c)
Final Data Package	2.5.6	(b)
Firewalled Scientist	2.6.2
FTC	3.2
Generic Product	9.10.3	(c)
[***] Milestone Payment	9.8
HSR Act	1.1.6
HSR/Antitrust Filing	3.2
Independently Validated Third Party Compound	9.11.2	(d)
Internal BMS Gatekeeper	2.2.1
JSC	5.2.1
[***] Milestone Payment	9.7
Lone Target Campaign	2.5.7	(c)
Material Receiving Party	2.12

DEFINITION:	SECTION:
Materials	2.12
Negotiation Period	7.2.1
Non-Independently Validated Third Party Compound	9.11.2	(e)
Option	2.7.1	(b)
Option Term	2.7.2	(c)
Overlapping Undruggable Target	2.6.1	(a)
Post-Collaboration Term ROFN Period	7.1
Post-IND Third Party Compound	9.11.2	(g)
Potential Target	2.5.1	(b)
Pre-Existing Druggable/LDD Target Third Party Program	1.1.9
Pre-Existing Undruggable Target Third Party Program	1.1.14	(b)
Pre-Option Campaign Lesion(s)	1.1.19
Primary Target Unblinding Notification	2.5.8	(a)
Primary Target Unblinding Period	2.5.8	(a)
Prioritized Overlapping Undruggable Target	2.6.1	(d)
Purpose	2.12
Receiving Party	11.1
Redacted Version	11.3.2
Repare Collaboration Intellectual Property	10.2.2
Repare Indemnified Parties	13.1.1
Resulting Compound/Product Collaboration IP	10.2.3
Reverted Optioned Target Third Party Compound	9.11.2	(f)
Right of First Negotiation	7.2.1
ROFN Transaction	7.1
Royalty Term	9.10.2
SEC	11.3.2
Secondary Target	2.5.7	(b)
Secure Information Exchange	11.6.5
Selected Target	2.5.1	(d)
Sole Collaboration Intellectual Property	10.2.5
Tertiary Target	2.5.7	(c)
Term	14.1
Third Party Gatekeeper Agreement	2.2.2
Third Party Required IP	9.10.3	(b)
Transferring Party	2.12
Unblinded Primary Campaign	2.7.2	(c)(i)
Undruggable Campaign Lesion(s)	1.1.19
Undruggable Target Data Package	2.6.2
Undruggable Target Unblinding Notification	2.6.3	(a)
Undruggable Target Unblinding Period	2.6.3	(a)
Unsolicited Offer	7.1
Upstream IP	9.12
Warrant Agreement	9.2

ARTICLE II

COLLABORATION

2.1    Scope and Collaboration Overview. Subject to the terms and conditions of this Agreement (including, for clarity, Sections 2.5, 2.11, 12.4 and 15.5), during the Collaboration Term, to the extent that Repare has not already done so, Repare shall (a) in accordance with the Research Plan, on a Pre-Option Campaign-by-Pre-Option Campaign basis, conduct Initial Screening, Hit Confirmation, In Vitro Validation Activities and, as applicable, In Vivo Validation Activities with respect to such Pre-Option Campaign with the goal of identifying Druggable/LDD Targets that have a Synthetic Lethal relationship with the Pre-Option Campaign Lesion(s) that are the subject of such Pre-Option Campaign, (b) conduct Hit Confirmation on Prioritized Overlapping Undruggable Targets and (c) offer BMS the opportunity to obtain rights to (i) Unblinded Targets from the Primary Campaigns and (ii) Unblinded Undruggable Targets. [***].

2.2    Gatekeepers.

2.2.1    Internal BMS Gatekeeper. Within [***] after the Effective Date, BMS shall designate an employee of BMS who is reasonably acceptable to Repare to serve as the “Internal BMS Gatekeeper”. The Internal BMS Gatekeeper may be replaced by another employee of BMS who is reasonably acceptable to Repare upon notice by BMS to Repare. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that each Internal BMS Gatekeeper refrains from sharing the identity of any Druggable/LDD Target or Undruggable Target identified by Repare to such Internal BMS Gatekeeper with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided that, [***]. BMS shall ensure that the Internal BMS Gatekeeper does not retain any copies of any Confidential Information disclosed by Repare to the Internal BMS Gatekeeper regarding any Pre-Option Campaign, except for evidentiary purposes as written records solely for the purpose of determining BMS’s continuing obligations under this Agreement; provided, further, that any such Confidential Information may only be accessed by BMS’s personnel whose functions are primarily legal, audit, compliance or information technology-related, as is reasonably necessary for the performance of their duties in connection with such retention or determination.

2.2.2    Third Party Gatekeeper. As promptly as practicable (but in any event no later than [***]) after the Effective Date, the Parties shall identify an initial Third Party Gatekeeper and negotiate and enter into an agreement with such initial Third Party Gatekeeper (the “Third Party Gatekeeper Agreement”), pursuant to which the Third Party Gatekeeper agrees to perform the applicable activities set forth in this ARTICLE II and agrees to keep the information provided by the Parties to the Third Party Gatekeeper confidential and not to use such information for any purpose other than the applicable activities set forth in this ARTICLE II, or as otherwise expressly set forth in the Third Party Gatekeeper Agreement. The Parties will equally share in any fees payable and costs to be reimbursed to the Third Party Gatekeeper, in each case, actually incurred by the Third Party Gatekeeper under this Agreement.

2.3    Consequences of Disclosure to BMS Outside of the Unblinding Process. Notwithstanding anything to the contrary set forth in this ARTICLE II or otherwise under this Agreement, the identity of any Druggable/LDD Target or Undruggable Target, including in any

In Vitro Data Package, In Vivo Data Package, Final Data Package or Undruggable Target Data Package, will not be disclosed by Repare to BMS (other than to the Internal BMS Gatekeeper, the Firewalled Scientist or the JSC, as applicable) unless BMS has requested the identity of such Druggable/LDD Target or Undruggable Target (as applicable) in writing following the Effective Date pursuant to the applicable unblinding process set forth in Section 2.5.8, 2.6.3 or 2.8.2(a), as applicable, and no Druggable/LDD Target or Undruggable Target will be deemed to be an Unblinded Target hereunder unless and until BMS shall have, following the Effective Date of this Agreement, specifically requested in writing the disclosure to it of the identity of such Druggable/LDD Target or Undruggable Target (as applicable) and Repare thereafter identifies such Druggable/LDD Target or Undruggable Target (as applicable). [***].

2.4    Initial Pre-Option Campaign Designation. BMS may designate up to [***] Primary Campaigns and up to [***] Backup Campaigns as follows:

2.4.1    Existing Repare Campaigns. Within [***] after the Effective Date, BMS may designate (a) up to [***] Existing Repare Campaigns as Primary Campaigns and (b) up to [***] Existing Repare Campaigns as Backup Campaigns.

2.4.2    Novel BMS Campaigns. Within [***] after the Effective Date, BMS may designate (a) as Primary Campaigns, a number of Novel BMS Campaigns equal to [***] minus the number of Existing Repare Campaigns that BMS designated as Primary Campaigns pursuant to Section 2.4.1(a) and (b) up to [***] Novel BMS Campaigns as Backup Campaigns, but, if, as a result of BMS designating any Novel BMS Campaign as a Backup Campaign pursuant to this Section 2.4.2(b), there are more than [***] Backup Campaigns, BMS shall select [***] (as required to keep the number of Backup Campaigns at [***]) of the Existing Repare Campaigns that BMS designated as Backup Campaigns pursuant to Section 2.4.1(b) to exclude from the Collaboration, and such Existing Repare Campaign(s) shall thereafter be deemed Excluded Campaign(s) and Section 2.13 shall apply to such Excluded Campaign(s).

2.4.3    Possible Additional Existing Repare Campaigns. If, within [***] after the Effective Date, BMS does not designate one (1) or more Novel BMS Campaigns as Primary Campaigns pursuant to Section 2.4.2(a), BMS may request of the JSC that BMS be permitted to designate additional Existing Repare Campaigns as Primary Campaigns (but in no event shall there be more than [***] Primary Campaigns). Following any such request, the JSC may agree to permit BMS to designate [***] additional Existing Repare Campaigns as Primary Campaigns pursuant to Section 5.2.2(d).

2.4.4    Advanced Program Expansion. During the Collaboration Term, the Parties may, but are not obligated to, agree to add [***] as an Existing Repare Campaign, subject to agreement by the Parties on the terms on which such Campaign would be added as an Existing Repare Campaign.

2.5    Druggable/LDD Target Validation; Campaign Substitution and Reversion.

2.5.1    Selection and Hit Confirmation. During the Collaboration Term, on a Pre-Option Campaign-by-Pre-Option Campaign basis:

(a)    To the extent that Repare has not already done so, Repare shall conduct Initial Screening to identify Druggable/LDD Targets that may be Synthetic Lethal against the Pre-Option Campaign Lesion(s) that are the subject of such Pre-Option Campaign.

(b)    Once Repare has completed Initial Screening for such Pre-Option Campaign, one (1) or more representatives from Repare shall meet with the Internal BMS Gatekeeper, the JSC or both, at BMS’s discretion, to present an anonymized report of the results from the Initial Screening for such Pre-Option Campaign. Such anonymized report shall include the data and other information agreed upon by the JSC pursuant to Section 5.2.2(e) regarding all Druggable/LDD Targets that Repare has identified as showing promise for Synthetic Lethality with respect to the Pre-Option Campaign Lesion(s) that are the subject of such Pre-Option Campaign; except that (i) Repare may exclude from such anonymized report data regarding any Repare Potential Undruggable Target, (ii) Repare may exclude from such anonymized report data regarding any Druggable/LDD Target that is, at such time, associated with a Campaign, other than a Pre-Option Campaign or Collaboration Campaign, for which Repare has a bona fide ongoing and active internal program or in which Repare has a bona fide identified interest, as evidenced by contemporaneous written records (which records may be provided, at the request of BMS, to the Third Party Gatekeeper for verification purposes), and (iii) as long as Repare includes in such anonymized report the data and other information agreed upon by the JSC pursuant to Section 5.2.2(e), Repare will use reasonable efforts to draft such anonymized report in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of any Druggable/LDD Target discussed in the report. Each Druggable/LDD described in the anonymized report may be referred to herein as a “Potential Target.” Notwithstanding the foregoing, if the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with a non-anonymized report, Repare shall provide such non-anonymized report of such Initial Screening to the Internal BMS Gatekeeper, and not to any BMS JSC member or any other employee or representative of BMS.

(c)    Based on prioritization advice from the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), to the extent that Repare has not already done so, Repare shall conduct Hit Confirmation on one (1) or more (as agreed in good faith by Repare and the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion)) Potential Targets from such Pre-Option Campaign to obtain additional data regarding a potential Synthetic Lethal relationship between such Potential Targets and the Pre-Option Campaign Lesion(s) that are the subject of such Pre-Option Campaign.

(d)    Once Repare has completed Hit Confirmation for the Potential Targets from such Pre-Option Campaign, Repare shall share the results of such Hit Confirmation with the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), in an anonymized report, which shall include the data and other information agreed upon by the JSC pursuant to Section 5.2.2(e), but which Repare will use reasonable efforts to draft in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of any Druggable/LDD Target discussed in the report. Notwithstanding the foregoing, (i) if the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with a non-anonymized report of the results of such Hit Confirmation, Repare shall provide such non-anonymized report to the Internal BMS Gatekeeper, and not to any BMS JSC member or any other employee or representative of BMS and (ii) if the JSC determines pursuant to Section 5.2.2(o) that Repare shall provide the full JSC with a non-anonymized report of the results of such Hit Confirmation, Repare shall provide such non-anonymized report to the full JSC, and not to any other employee or representative of BMS. Based on such results, the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), shall select one (1) or more (as agreed in good faith by Repare and the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion)) Potential Targets from such Pre-Option Campaign for In Vitro Validation Activities by Repare in accordance with Section 2.5.2 (each, a “Selected Target”).

2.5.2    In Vitro Validation Activities; Campaign Deliverables.

(a)    On a Pre-Option Campaign-by-Pre-Option Campaign basis, for each Selected Target from such Pre-Option Campaign, to the extent that Repare has not already done so, Repare shall conduct In Vitro Validation Activities with respect to such Selected Target to validate Synthetic Lethality against the Pre-Option Campaign Lesion(s) that are the subject of such Pre-Option Campaign.

(b)    Once Repare has completed In Vitro Validation Activities for all Selected Targets from a Primary Campaign, Repare shall provide the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), with an anonymized In Vitro Data Package for such Primary Campaign, which shall include the data and other information set forth in the Research Plan (or as otherwise agreed upon by the JSC pursuant to Section 5.2.2(e)), but which Repare will use reasonable efforts to draft in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of any Druggable/LDD Target discussed in the In Vitro Data Package. If the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with an unblinded In Vitro Data Package for such Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign, Repare shall provide such unblinded In Vitro Data Package to the Internal BMS Gatekeeper, and not to any BMS JSC member or any other employee or representative of BMS. If the JSC determines pursuant to Section 5.2.2(o) that Repare shall provide the full JSC with an unblinded In Vitro Data Package for such Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign, Repare shall provide such unblinded In Vitro Data Package to the full JSC, and not to any other employee or representative of BMS. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that the Internal BMS Gatekeeper and the BMS JSC members (as applicable) refrain from sharing the identity of any Validated Target identified by Repare to the Internal BMS Gatekeeper or the BMS JSC Members (as applicable) pursuant to the foregoing with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided that, [***].

(c)    While Repare is conducting In Vitro Validation Activities with respect to a given Pre-Option Campaign, the JSC shall determine, pursuant to Section 5.2.2(h) and 5.2.2(i), whether to change the content or timing of any Deliverables to be provided by Repare to BMS with respect to such Pre-Option Campaign, if and when BMS timely exercises its Option for such Pre-Option Campaign.

2.5.3    Campaign Substitution. If, following In Vitro Validation Activities with respect to a Primary Campaign, no Selected Targets from such Primary Campaign are Validated Targets:

(a)    Repare shall provide the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), with an anonymized data package for such Primary Campaign that includes a reasonably detailed analysis of the key data generated from the In Vitro Validation Activities with respect to the Selected Targets from such Primary Campaign, which data package shall include the data and other information set forth in the Research Plan (or as otherwise agreed upon by the JSC pursuant to Section 5.2.2(e)), but which Repare will use reasonable efforts to draft in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of any Druggable/LDD Target discussed in such data package; provided, however, that if the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with an unblinded In Vitro Data Package for such Primary Campaign, Repare shall provide such unblinded In Vitro Data Package to the Internal BMS Gatekeeper, and not to any BMS JSC member or any other employee or representative of BMS. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that the Internal BMS Gatekeeper refrains from sharing the identity of any such Selected Target identified by Repare to the Internal BMS Gatekeeper pursuant to the foregoing with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided, that, [***];

(b)    such Primary Campaign shall be deemed an Excluded Campaign and Section 2.13 shall apply to such Excluded Campaign; and

(c)    if, at the time Repare provides the Internal BMS Gatekeeper or the JSC (as applicable) with such data package, there is at least one (1) remaining Backup Campaign, BMS shall, following discussion at the JSC, select a Backup Campaign to replace such Excluded Campaign and notify Repare of such selection in writing, and such Backup Campaign shall thereafter be deemed to be a Primary Campaign.

2.5.4    Backup Campaign Exclusion. On the date, if any, that Repare has provided to the Internal BMS Gatekeeper or the JSC (as applicable) an In Vitro Data Package and an In Vivo Data Package (as applicable) for at least one (1) Validated Target for each of [***] Primary Campaigns, all remaining Backup Campaigns (if any) shall be deemed Excluded Campaigns and Section 2.13 shall apply to such Excluded Campaigns.

2.5.5    In Vivo Validation Activities.

(a)    If the JSC determines pursuant to Section 5.2.2(f) that it is feasible to conduct any In Vivo Validation Activities with respect to any Primary Campaign or In Vivo Validation Activities are included in the Research Plan with respect to a given Primary Campaign, then, to the extent that Repare has not already done so, Repare shall conduct such In Vivo Validation Activities at Repare’s cost (i.e., with no additional funding by BMS), and, following completion of such In Vivo Validation Activities, Repare shall provide the Internal BMS Gatekeeper, the JSC or both (at BMS’s discretion), with an anonymized In Vivo Data Package for such Primary Campaign, which shall include the data and other information set forth in the Research Plan (or as otherwise agreed upon by the JSC pursuant to Section 5.2.2(e)), but which Repare will use reasonable efforts to draft in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of any Druggable/LDD Target discussed in the In Vivo Data Package. If the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with an unblinded In Vivo Data Package for such Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign, Repare shall provide such unblinded In Vivo Data Package to the Internal BMS Gatekeeper, and not to any JSC member or any other employee or representative of BMS. If the JSC determines pursuant to Section 5.2.2(o) that Repare shall provide the full JSC with an unblinded In Vivo Data Package for such Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign, Repare shall provide such unblinded In Vivo Data Package to the full JSC, and not to any other employee or representative of BMS. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that the Internal BMS Gatekeeper and the BMS JSC members (as applicable) refrain from sharing the identity of any Druggable/LDD Target identified by Repare to the Internal BMS Gatekeeper or the BMS JSC Members (as applicable) pursuant to the foregoing with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided that, [***].

(b)    If, after Repare begins conducting In Vivo Validation Activities with respect to a given Primary Campaign, the JSC determines, based on Repare’s interim reports from such In Vivo Validation Activities, that it is no longer desirable or feasible to conduct such In Vivo Validation Activities, then the JSC may determine to cease such In Vivo Validation Activities pursuant to Section 5.2.2(f), and, promptly following such determination, Repare shall cease conducting such In Vivo Validation Activities.

2.5.6    Final Data Package.

(a)    Without limiting the foregoing provisions in this Section 2.5, with respect to a given Primary Campaign, upon (i) determination by the JSC of what constitutes the contents of a Final Data Package for such Primary Campaign and (ii) completion of the In Vitro Validation Activities for such Primary Campaign pursuant to Section 2.5.2 and, as applicable, the In Vivo Validation Activities for such Primary Campaign pursuant to Section 2.5.5, Repare shall promptly provide, as applicable, (A) an anonymized Final Data Package to the Internal BMS Gatekeeper, the JSC or both (in BMS’s discretion) or (B) if the JSC determines pursuant to Section 5.2.2(j) that Repare shall provide the Internal BMS Gatekeeper with an unblinded Final Data Package for such Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign, such an unblinded Final Data Package to the Internal BMS Gatekeeper. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that the Internal BMS Gatekeeper refrains from sharing the identity of any such Validated Target identified by Repare to the Internal BMS Gatekeeper pursuant to the foregoing with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided that, [***].

(b)    With respect to a given Primary Campaign, the “Final Data Package” shall be either:

(i)    the In Vitro Data Package for such Primary Campaign, if the JSC determines that it is not desirable or feasible to conduct or continue conducting, as applicable, In Vivo Validation Activities with respect to such Primary Campaign and does not approve, or determines to cease, as applicable, conducting In Vivo Validation Activities with respect to such Primary Campaign pursuant to Section 5.2.2(f); or

(ii)    the combination of the In Vitro Data Package and In Vivo Data Package for such Primary Campaign, if (A) the JSC determines that it is desirable and feasible to conduct In Vivo Validation Activities with respect to such Primary Campaign and approves conducting such In Vivo Validation Activities with respect to such Primary Campaign pursuant to Section 5.2.2(f) or In Vivo Validation Activities are included in the Research Plan with respect to such Primary Campaign and (B) the JSC does not determine to cease conducting In Vivo Validation Activities with respect to such Primary Campaign pursuant to Section 5.2.2(f).

2.5.7    Selection of Primary and Additional Targets. Within [***] (or such other period as may otherwise be agreed by the JSC reasonably in advance of such date for a given Primary Campaign) after the Internal BMS Gatekeeper, the JSC or both (as applicable) receives the anonymized Final Data Package (or, as applicable, the Internal BMS Gatekeeper receives the non-anonymized (i.e., unblinded) Final Data Package) with respect to a given Primary Campaign:

(a)    the Internal BMS Gatekeeper or the JSC (at BMS’s discretion) shall designate one (1) Validated Target from such Primary Campaign as the Primary Target from such Primary Campaign;

(b)    if such Primary Campaign has at least one (1) Validated Target in addition to the Primary Target from such Primary Campaign, then the Internal BMS Gatekeeper or the JSC (at BMS’s discretion) may designate one (1) such additional Validated Target from such Primary Campaign as an Additional Target from such Primary Campaign (each, a “Secondary Target”); and

(c)    if (i) such Primary Campaign has at least one (1) Validated Target in addition to the Primary Target and the Secondary Target from such Primary Campaign, (ii) another Primary Campaign has only one (1) Validated Target (each such Primary Campaign, a “Lone Target Campaign”) and (iii) no Tertiary Target has yet been designated to compensate for such Lone Target Campaign, then the Internal BMS Gatekeeper or the JSC (at BMS’s discretion) may designate a second additional Validated Target from such Primary Campaign as an Additional Target from such Primary Campaign (a “Tertiary Target”) to compensate for such Lone Target Campaign.

2.5.8    Unblinding to BMS. On a Primary Campaign-by-Primary Campaign basis:

(a)    Within [***] after the Internal BMS Gatekeeper or the JSC (as applicable) has selected the final Primary Target and Additional Target(s) from such Primary Campaign pursuant to Section 2.5.7, BMS may provide written notice to Repare, which notice shall be deemed effective only upon delivery of a duly executed copy of the form letter attached hereto as Exhibit C, instructing Repare that BMS desires Repare to identify (i.e., unblind) the Primary Target from such Primary Campaign to BMS (such written notice, a “Primary Target Unblinding Notification” and such period, a “Primary Target Unblinding Period”).

(b)    If BMS does not provide Repare with a Primary Target Unblinding Notification for such Primary Campaign during the applicable Primary Target Unblinding Period pursuant to Section 2.5.8(a) or instructs Repare not to identify the Primary Target from such Primary Campaign to BMS, then such Primary Campaign shall be deemed an Excluded Campaign and Section 2.13 shall apply to such Excluded Campaign.

(c)    Following (i) Repare’s receipt of a timely Primary Target Unblinding Notification (if any) for such Primary Campaign and (ii) a determination by Repare that Repare can provide BMS with all Deliverables for the Primary Target from such Primary Campaign, Repare shall provide BMS with a non-anonymized (i.e., unblinded) Final Data Package for such Primary Campaign that includes the identity of the Primary Target from such Primary Campaign and, upon receipt by BMS of such non-anonymized (i.e., unblinded) Final Data Package, the Option Term for such Primary Campaign shall be deemed to have commenced.

2.6    Undruggable Targets.

2.6.1    Overlapping Undruggable Target Identification and Hit Confirmation.

(a)    Each of the Parties hereby agrees that all Repare Potential Undruggable Targets and BMS Undruggable Targets that were provided to [***] under the Target Availability Determination Agreement shall be provided to the Third Party Gatekeeper within [***] after the Effective Date. Within [***] after the Third Party Gatekeeper receives such Repare Potential Undruggable Targets and BMS Undruggable Targets, the Third Party Gatekeeper shall prepare and deliver to Repare and BMS a tally of the number of Repare Potential Undruggable Targets that have been identified to the Third Party Gatekeeper that are also BMS Undruggable Targets that have been identified to the Third Party Gatekeeper (each such Target, an “Overlapping Undruggable Target”), which shall not, in any case, disclose the identity of such Overlapping Undruggable Targets.

(b)    During the Collaboration Term, at times reasonably requested by BMS (not to exceed [***] every [***], except as otherwise agreed by the JSC pursuant to Section 5.2.2(k)), (i) Repare shall identify any additional Repare Potential Undruggable Targets to the Third Party Gatekeeper and (ii) BMS shall identify its then-existing BMS Undruggable Targets to the Third Party Gatekeeper. Pursuant to the foregoing, each additional Repare Potential Undruggable Target that has been identified to the Third Party Gatekeeper that is also a BMS Undruggable Target that has been identified to the Third Party Gatekeeper shall, at such time, automatically be deemed an Overlapping Undruggable Target.

(c)    Following receipt of any list of Repare Potential Undruggable Targets or BMS Undruggable Targets from a Party pursuant to Section 2.6.1(a) or 2.6.1(b), the Third Party Gatekeeper shall disclose all Overlapping Undruggable Targets to Repare and one (1) or more representatives of Repare shall meet with the Internal BMS Gatekeeper, the JSC or both, at BMS’s discretion, to present an anonymized report of the data and other information with respect to such Overlapping Undruggable Targets.

(d)    Following the Internal BMS Gatekeeper’s or the JSC’s (at BMS’s discretion) receipt and review of the blinded data and other information provided by Repare with respect to any Overlapping Undruggable Target pursuant to Section 2.6.1(c), BMS shall provide written notice to Repare of which, if any, of such Overlapping Undruggable Targets BMS selects to advance into Hit Confirmation by Repare (each, a “Prioritized Overlapping Undruggable Target”).

(e)    Repare shall conduct Hit Confirmation on each Prioritized Overlapping Undruggable Target, subject to the terms and conditions of this Agreement.

2.6.2    Undruggable Target Data Packages. Once Repare has completed Hit Confirmation on a given Prioritized Overlapping Undruggable Target pursuant to Section 2.6.1(e), Repare shall provide the Internal BMS Gatekeeper or the JSC (at BMS’s discretion) with an anonymized Undruggable Target Data Package with respect to such Prioritized Overlapping Undruggable Target, which shall include the data and other information set forth in the Research Plan (or as otherwise agreed upon by the JSC pursuant to Section 5.2.2(e)), but which Repare shall use reasonable efforts to draft in such a way that none of the Internal BMS Gatekeeper, BMS nor any BMS JSC member can directly or indirectly determine the identity of the Prioritized Overlapping Undruggable Target discussed in the Undruggable Target Data Package. “Undruggable Target Data Package” means, with respect to a given Undruggable Target, a data package prepared for such Prioritized Overlapping Undruggable Target following completion of Hit Confirmation of such Prioritized Overlapping Undruggable Target that reflects the results of such Hit Confirmation and includes all the data and other information set forth in the Research Plan, unless the JSC agrees pursuant to Section 5.2.2(e) that certain data or other information set forth in the Research Plan is not needed in order for a given Undruggable Target Data Package to be complete. At BMS’s request, Repare shall provide to a scientist employed by BMS who is reasonably acceptable to Repare (the “Firewalled Scientist”), and not to any BMS JSC member or any other employee or representative of BMS, a non-anonymized (i.e., unblinded) Undruggable Target Data Package for such Prioritized Overlapping Undruggable Target that discloses the identity of such Prioritized Overlapping Undruggable Target. BMS shall ensure (including by putting in place appropriate firewalls, system access restrictions or other protections that, collectively, are designed to ensure compliance) that the Firewalled Scientist refrains from sharing the identity of any Undruggable Target identified by Repare to the Firewalled Scientist with BMS or any of BMS’s Affiliates or any other employee, agent or representative of BMS or any of BMS’s Affiliates, or any other Third Party; provided that, [***]. BMS shall ensure that the Firewalled Scientist does not retain any copies of any Confidential Information disclosed by Repare to the Firewalled Scientist regarding any Prioritized Overlapping Undruggable Target, except for evidentiary purposes as written records solely for the purpose of determining BMS’s continuing obligations under this Agreement; provided that any such Confidential Information may only be accessed by BMS’s personnel whose functions are primarily legal, audit, compliance or information technology-related, as is reasonably necessary for the performance of their duties in connection with such retention or determination.

2.6.3    Unblinding to BMS.

(a)    Within [***] after the Internal BMS Gatekeeper or the JSC (as applicable) has received the Undruggable Target Data Package for a given Prioritized Overlapping Undruggable Target pursuant to Section 2.6.2, BMS may provide written notice to Repare, which notice shall be deemed effective only upon delivery of a duly executed copy of the form letter attached hereto as Exhibit C, instructing Repare to identify to BMS such Undruggable Target (such written notice, an “Undruggable Target Unblinding Notification” and such period, an “Undruggable Target Unblinding Period”).

(b)    If BMS does not provide Repare with an Undruggable Target Unblinding Notification for any given Prioritized Overlapping Undruggable Target during the applicable Undruggable Target Unblinding Period pursuant to Section 2.6.3(a) or instructs Repare not to identify any given Undruggable Target to BMS, then such Undruggable Target shall be deemed an Excluded Target and Section 2.13 shall apply to such Excluded Target.

(c)    Following Repare’s receipt of a timely Undruggable Target Unblinding Notification for any given Prioritized Overlapping Undruggable Target, Repare shall provide BMS with a non-anonymized (i.e., unblinded) Undruggable Target Data Package for such Prioritized Overlapping Undruggable Target that includes the identity of such Prioritized Overlapping Undruggable Target and, upon the receipt by BMS of such non-anonymized (i.e., unblinded) Undruggable Target Data Package, (i) such Prioritized Overlapping Undruggable Target shall be deemed an Unblinded Undruggable Target and (ii) the Option Term for such Unblinded Undruggable Target shall be deemed to have commenced.

2.7    BMS Option.

2.7.1    Option Grant. Subject to the terms and conditions of this Agreement:

(a)    with respect to each Primary Campaign, Repare hereby grants to BMS an exclusive option, exercisable in BMS’s sole discretion, to be granted the license in Section 6.1.2(c) with respect to such Primary Campaign; and

(b)    with respect to each Unblinded Undruggable Target, Repare hereby grants to BMS an exclusive option, exercisable in BMS’s sole discretion, to be granted the license in Section 6.1.2(d) with respect to such Unblinded Undruggable Target (each such option in the foregoing clause (a) or this clause (b), an “Option”).

2.7.2    Option Exercise.

(a)    On a Primary Campaign-by-Primary Campaign basis, BMS may exercise its Option with respect to such Primary Campaign by, at any time during the Option Term for such Primary Campaign, (i) providing Repare with written notice of such exercise and (ii) paying Repare an Option Exercise Fee for such Primary Campaign in accordance with Section 9.3. Upon such Option exercise (if any), such Primary Campaign shall be deemed a Collaboration Campaign.

(b)    On an Unblinded Undruggable Target-by-Unblinded Undruggable Target basis, BMS may exercise its Option with respect to such Unblinded Undruggable Target by, at any time during the Option Term for such Unblinded Undruggable Target, (i) providing

Repare with written notice of such exercise and (ii) paying Repare an Option Exercise Fee for such Unblinded Undruggable Target in accordance with Section 9.3. Upon such Option exercise (if any), such Unblinded Undruggable Target shall be deemed a Collaboration Undruggable Target.

(c)    “Option Term” means,

(i)    with respect to a given Primary Campaign, the period commencing on BMS’s receipt of the non-anonymized (i.e., unblinded) Final Data Package for such Primary Campaign that includes the identity of the Primary Target from such Primary Campaign pursuant to Section 2.5.8(c) (each such Primary Campaign, an “Unblinded Primary Campaign”) and ending on the earliest of (A) [***] following BMS’s receipt of such non-anonymized (i.e., unblinded) Final Data Package, (B) BMS’s exercise of the Option for such Primary Campaign (which shall thereafter be deemed a Collaboration Campaign in accordance with Section 2.7.2(a)) and (C) BMS’s notice to Repare that it is declining to exercise its Option for such Primary Campaign; and

(ii)    with respect to a given Unblinded Undruggable Target, the period commencing on BMS’s receipt of the non-anonymized (i.e., unblinded) Undruggable Target Data Package for such Unblinded Undruggable Target pursuant to Section 2.6.3(c) and ending on the earliest of (A) [***] following BMS’s receipt of such Undruggable Target Data Package, (B) BMS’s exercise of the Option for such Unblinded Undruggable Target (which shall thereafter be deemed a Collaboration Undruggable Target in accordance with Section 2.7.2(b)) and (C) BMS’s notice to Repare that it is declining to exercise its Option for such Unblinded Undruggable Target.

2.7.3    Additional Information. During the Option Term for a given Unblinded Primary Campaign or Unblinded Undruggable Target, Repare shall use Commercially Reasonable Efforts to respond to reasonable requests from BMS for additional information in Repare’s possession and Control, and clarifications, regarding content in the Final Data Package or Undruggable Target Data Package, as applicable, for such Unblinded Primary Campaign or Unblinded Undruggable Target, as applicable, but such requests shall not require Repare to perform any additional work (other than any work needed to generate a complete Final Data Package or Undruggable Target Data Package, as applicable) or extend, or delay the commencement of, the applicable Option Term. To the extent reasonably feasible, Repare will provide any such additional information requested by BMS within [***] after each such request.

2.7.4    Expiration of Option.

(a)    If BMS does not exercise its Option with respect to a given Unblinded Primary Campaign during the applicable Option Term, then, effective as of the expiration of such Option Term, (i) such Unblinded Primary Campaign shall be deemed an Excluded Campaign and Section 2.13 shall apply to such Excluded Campaign and (ii) any Druggable/LDD Target that was the subject of such Excluded Campaign and was an Unblinded Target shall be deemed a Reverted Non-Optioned Target.

(b)    If BMS does not exercise its Option with respect to a given Unblinded Undruggable Target during the applicable Option Term, then, effective as of the expiration of such Option Term, such Unblinded Undruggable Target shall be deemed a Reverted Non-Optioned Target and Section 2.13 shall apply to such Reverted Non-Optioned Target.

2.8    BMS Druggable/LDD Target Chemistry.

2.8.1    Primary Target Chemistry. On a Collaboration Campaign-by- Collaboration Campaign basis:

(a)    During the Primary Target Period for such Collaboration Campaign, BMS may conduct Chemistry on the Primary Target from such Collaboration Campaign.

(b)    If, on or before the end of the Primary Target Period for such Collaboration Campaign, BMS does not (i) make a Further Development Election for the Primary Target from such Collaboration Campaign and (ii) pay the [***] Milestone Payment for such Primary Target pursuant to Section 9.4, then, effective as of the expiration of such Primary Target Period, such Primary Target shall be deemed a Reverted Optioned Target and Section 2.13 shall apply to such Reverted Optioned Target.

2.8.2    Additional Target Chemistry. On a Collaboration Campaign-by- Collaboration Campaign basis:

(a)    At any time during the Primary Target Period for such Collaboration Campaign, BMS may provide written notice to Repare, which notice shall be deemed effective only upon delivery of a duly executed copy of the form letter attached hereto as Exhibit C, instructing Repare to identify (i.e., unblind) any of the Additional Targets (which for, clarity, may be one or both Additional Targets, as applicable) from such Collaboration Campaign to BMS (such written notice, an “Additional Target Unblinding Notification”). If BMS does not provide Repare with such an Additional Target Unblinding Notification for a given Additional Target from such Collaboration Campaign during the Primary Target Period for such Collaboration Campaign or instructs Repare not to identify such Additional Target from such Collaboration Campaign to BMS, then such Additional Target shall be deemed an Excluded Target and Section 2.13 shall apply to such Excluded Target. Following (i) Repare’s receipt of a timely Additional Target Unblinding Notification (if any) for the applicable Additional Target(s) from such Collaboration Campaign and (ii) a determination by Repare that Repare can provide BMS with all Deliverables for the applicable Additional Target(s) from such Collaboration Campaign, Repare shall provide BMS with a non-anonymized (i.e., unblinded) Final Data Package for such Collaboration Campaign that includes the identity of the applicable Additional Target(s) from such Collaboration Campaign, and upon receipt by BMS of such Final Data Package, each such Additional Target unblinded therein shall be deemed an Unblinded Druggable/LDD Target.

(b)    During the Primary Target Period for such Collaboration Campaign, following receipt by BMS of a non-anonymized (i.e., unblinded) Final Data Package for such Collaboration Campaign that includes the identity of a given Additional Target from such Collaboration Campaign pursuant to Section 2.8.2(a), BMS may notify Repare in writing that BMS is commencing Chemistry on such Additional Target (such written notice, an “Additional Target Chemistry Notification”). Following receipt by Repare of an Additional Target Chemistry Notification for an Additional Target, subject to Section 2.8.2(c), BMS may conduct Chemistry on such Additional Target during the Additional Target Period for such Collaboration Campaign.

(c)    In the event that, on or before the expiration of the Primary Target Period for such Collaboration Campaign:

(i)    BMS makes a Further Development Election for the Primary Target from such Collaboration Campaign, then, for each Additional Target from such Collaboration Campaign, if, on or before the expiration of the Primary Target Period for such Collaboration Campaign, BMS does not (A) notify Repare in writing that BMS desires to unblind such Additional Target pursuant to Section 2.8.2(a) (to the extent it has not already done so) and start or continue (as applicable) conducting Chemistry on such Additional Target pursuant to Section 2.8.2(b) and (B) pay Repare an Additional Target Selection Fee for such Additional Target pursuant to Section 9.5, then, effective as of the expiration of such Primary Target Period, (X) such Additional Target shall be deemed an Excluded Target and Section 2.13 shall apply to such Excluded Target and (Y) if such Excluded Target was an Unblinded Druggable/LDD Target pursuant to Section 2.8.2(a) (i.e., BMS has been unblinded to such Additional Target referred to in the foregoing clause (A) but has not paid Repare the applicable Additional Target Selection Fee referred to in the foregoing clause (B)), then such Excluded Target shall be deemed a Reverted Optioned Target; or

(ii)    BMS does not make a Further Development Election for the Primary Target from such Collaboration Campaign, then BMS may notify Repare in writing that BMS desires to unblind any Additional Target(s) from such Collaboration Campaign pursuant to Section 2.8.2(a) (to the extent it has not already done so) and start or continue (as applicable) conducting Chemistry on such Additional Target(s) and, following such notification, BMS may conduct Chemistry on such Additional Target(s) during the Additional Target Period for such Collaboration Campaign (and, for the avoidance of doubt, with respect to any unblinded Additional Target pursuant to this clause (ii), BMS shall not owe Repare an Additional Target Selection Fee pursuant to Section 2.8.2(c)(i), but shall owe an Additional Target Selection Fee pursuant to Section 2.8.2(d)(i) if BMS makes a Further Development Election for more than one Additional Target).

(d)    With respect to each Additional Target from such Collaboration Campaign on which BMS is conducting Chemistry in accordance with Section 2.8.2(b) or Section 2.8.2(c), if, on or before the end of the Additional Target Period for such Collaboration Campaign:

(i)    BMS makes a Further Development Election for such Additional Target and pays (A) the [***] Milestone Payment for such Additional Target pursuant to Section 9.4 and (B) if such Additional Target is the second Additional Target from such Collaboration Campaign for which BMS is making a Further Development Election, an Additional Target Selection Fee for such Additional Target pursuant to Section 9.5, then such Additional Target shall remain a Collaboration Target; or

(ii)     BMS does not (A) make a Further Development Election for such Additional Target and (B) pay (I) the [***] Milestone Payment for such Additional Target pursuant to Section 9.4 and (II) if such Additional Target is the second Additional Target from such Collaboration Campaign for which BMS is making a Further Development Election, an Additional Target Selection Fee for such Additional Target pursuant to Section 9.5, then, effective as of the expiration of such Additional Target Period, such Additional Target shall be deemed a Reverted Optioned Target and Section 2.13 shall apply to such Reverted Optioned Target.

2.9    BMS Undruggable Target Chemistry.

2.9.1    Collaboration Undruggable Target Chemistry. On a Collaboration Undruggable Target-by-Collaboration Undruggable Target basis:

(a)    During the period beginning on the date on which BMS has exercised its Option with respect to such Collaboration Undruggable Target and ending [***] after such Option exercise (or at such later time as the JSC may agree upon pursuant to Section 5.2.2(l)) (each such period, a “Collaboration Undruggable Target Chemistry Period”), BMS may conduct Chemistry on such Collaboration Undruggable Target.

(b)    If, on or before the end of the Collaboration Undruggable Target Chemistry Period with respect to such Collaboration Undruggable Target, BMS does not (i) make a Further Development Election with respect to such Collaboration Undruggable Target and (ii) pay (A) the [***] Milestone Payment for such Collaboration Undruggable Target pursuant to Section 9.4 and (B) for the sixth and each subsequent Collaboration Undruggable Target for which BMS makes a Further Development Election or otherwise pays Repare pursuant to Section 9.6, the Additional Collaboration Undruggable Target Fee pursuant to Section 9.6, then, effective as of the expiration of the applicable Collaboration Undruggable Target Chemistry Period, such Collaboration Undruggable Target shall be deemed a Reverted Optioned Target and Section 2.13 shall apply to such Reverted Optioned Target.

(c)    For the avoidance of doubt, nothing set forth in this Section 2.9 or elsewhere in this Agreement shall prevent or otherwise restrict BMS or any of its Affiliates from conducting Chemistry on any Undruggable Target outside of this Agreement except for Unblinded Undruggable Targets during the Collaboration Term or Collaboration Undruggable Targets, which Chemistry shall be conducted under this Agreement.

2.10    Reports. On a Collaboration Target-by-Collaboration Target basis, during the period beginning on the date on which BMS makes a Further Development Election for such Collaboration Target and ending on the date on which [***] for such Collaboration Target, BMS shall provide to Repare a reasonably detailed progress report every [***] regarding the status of BMS’s and its Affiliates’ and Sublicensees’ Development activities with respect to such Collaboration Target, which include an overview of the research and other Development activities accomplished by BMS since the previous Development report with respect to such Collaboration Target. All such reports shall be the Confidential Information of BMS. If requested by Repare within [***] after receipt of such report, BMS personnel who prepared such report will meet with Repare (which may be by teleconference) to discuss any reasonable questions or comments that Repare might reasonably have on such report and BMS’s Development activities.

2.11    No Representation. Neither Party makes any representation, warranty, covenant or guarantee that the Collaboration will be successful, or that any other particular results will be achieved with respect to the Collaboration, any Campaign, any Druggable/LDD Target, any Undruggable Target, any Resulting Compound or any Product.

2.12    Material Transfer. During the Collaboration Term, either Party (the “Material Receiving Party”) may request that the other Party (the “Transferring Party”) transfer to such Material Receiving Party certain tangible materials, including compositions of matter, cells, cell lines, assays, animal models and any other physical, biological or chemical material, each to the extent related to the Collaboration (collectively, the “Materials”) for use by the Material Receiving Party solely in furtherance of its rights and the conduct of its obligations with respect to Resulting Compounds and Products under the Collaboration. If the Transferring Party agrees in writing to make such transfer, then the Transferring Party shall make such transfer in accordance with reasonable terms mutually agreed by the Parties and set forth in an appropriate material transfer agreement. The Parties agree that the exchanged Materials shall be used in compliance with applicable Law and the terms and conditions of this Agreement and the applicable material transfer agreement, and shall not be reverse engineered or chemically analyzed, except as required for verification purposes (if needed). For clarity, this Section 2.12 shall not apply to any Deliverables, including any Materials therein, which the Parties acknowledge and agree shall be provided to BMS under and in accordance with this Agreement only and not under a separate material transfer agreement.

2.13    Rights with Respect to Excluded Campaigns or Excluded Targets.

2.13.1    Excluded Campaigns. If Section 2.4.2, 2.5.3, 2.5.4, 2.5.8(b), 2.7.4(a), 2.13.2, 3.3 or 14.5 specifies that a Pre-Option Campaign or Collaboration Campaign shall be deemed an Excluded Campaign, then (a) all Druggable/LDD Targets that Repare has identified (i.e., unblinded) to BMS as the subject of such Excluded Campaign, and that are not also the subject of any then-ongoing Pre-Option Campaign or Collaboration Campaign, shall be deemed Excluded Targets and Section 2.13.2 shall apply to such Excluded Targets, (b) such Excluded Campaign shall be excluded from the Collaboration, (c) all rights granted by Repare to BMS with respect to such Excluded Campaign shall revert to Repare, (d) BMS shall return to Repare or destroy, at Repare’s option, all Confidential Information (including all Materials) provided by Repare to BMS in relation to such Excluded Campaign in accordance with and subject to Section 11.6; except that BMS (including, for clarity, the Internal BMS Gatekeeper) may retain any Confidential Information (including any Materials) that also relate to any then-ongoing Pre-Option Campaign, Collaboration Campaign, Unblinded Target or Collaboration Target and (e) Repare shall no longer have any obligations under this Agreement (including under Section 8.1) with respect to such Excluded Campaign.

2.13.2    Excluded Targets. If Section 2.6.3(b), 2.7.4, 2.8.1(b), 2.8.2(a), 2.8.2(c)(i), 2.8.2(d)(ii), 2.9.1(b), 2.13.1, 3.3 or 14.5 specifies that a Target shall be deemed an Excluded Target, then (a) such Excluded Target shall be excluded from the Collaboration, (b) all rights granted by Repare to BMS with respect to such Excluded Target shall revert to Repare, (c) BMS shall return to Repare or destroy, at Repare’s option, all Confidential Information (including all Materials) provided by Repare to BMS in relation to such Excluded Target in accordance with and subject to Section 11.6; except that BMS (including, for clarity, the Internal BMS Gatekeeper) may retain any Confidential Information (including any Materials) that also relate to a then-ongoing Pre-Option Campaign or Collaboration Target, (d) Repare shall no longer have any obligations under this Agreement (except as set forth in Section 8.1.2) with respect to such Excluded Target, (e) if (i) as a result of such Target becoming an Excluded Target, there are no longer any Primary Targets, Additional Targets, Unblinded Targets or Collaboration Targets from any given Pre-Option Campaign or Collaboration Campaign and (ii) as to Pre-Option Campaigns, Repare is not, at such time, conducting Initial Screening, Hit Confirmation, In Vitro Validation Activities or In Vivo Validation Activities with respect to such Pre-Option Campaign, then such Pre-Option Campaign or Collaboration Campaign (as applicable) shall be deemed an Excluded Campaign and Section 2.13.1 shall apply to such Excluded Campaign and (f) if such Excluded Target is a formerly Unblinded Target, then (i) if BMS did not exercise its Option with respect to such Excluded Target, such Excluded Target shall be deemed a Reverted Non-Optioned Target, (ii) if BMS exercised its Option with respect to such Excluded Target, such Excluded Target shall be deemed a Reverted Optioned Target and (iii) this Agreement shall be deemed to have been terminated pursuant to Section 14.2 with respect to such Excluded Target.

2.13.3    Reinstated Targets. On an Excluded Target-by-Excluded Target basis:

(a)    If, at any time during the Economics Bearing Term for such Excluded Target, (i) BMS desires to conduct any Development or Commercialization of any compound or product that is Directed to such Excluded Target and (ii) if such Excluded Target is a Druggable/LDD Target, (A) there are, at such time, [***] or fewer Collaboration Druggable/LDD Targets and (B) either (I) such Excluded Druggable/LDD Target is Synthetic Lethal against the Campaign Lesion(s) that are the subject of a then-existing Pre-Option Campaign or Collaboration Campaign or (II) there are, at such time, [***] or fewer Primary Campaigns and Collaboration Campaigns, in aggregate, then BMS shall notify Repare in writing that BMS desires to convert such Excluded Target into a Collaboration Target.

(b)    Within [***] after receiving any notice under Section 2.13.3(a) with respect to such Excluded Target, Repare shall notify BMS in writing whether, at such time, (i) Repare or any of its Affiliates has a bona fide ongoing and active Development program with respect to, or a bona fide identified interest in, such Excluded Target, as evidenced by contemporaneous written records (which records, at the request of BMS, may be provided to the Third Party Gatekeeper for verification purposes), or (ii) Repare or any of its Affiliates has partnered with any Third Party as a party to an out-license, co-development or co-commercialization agreement granting rights with respect to such Excluded Target, as evidenced by contemporaneous written records.

(c)    If Repare notifies BMS that neither Repare nor any of its Affiliates has a bona fide ongoing and active Development program for, or a bona fide identified interest in, and neither Repare nor any of its Affiliates has partnered with any Third Party (as set forth in Section 2.13.3(b)) with respect to, such Excluded Target, then:

(i)    effective as of BMS’s receipt of such notice, such Excluded Target shall automatically be deemed a Collaboration Druggable Target, Collaboration LDD Target or Collaboration Undruggable Target, as applicable;

(ii)    if such Collaboration Target (A) is a Druggable/LDD Target, (B) is not Synthetic Lethal against the Collaboration Campaign Lesion(s) that are the subject of any Collaboration Campaign and (C) is Synthetic Lethal against the Campaign Lesion(s) that are the subject of an Excluded Campaign or Pre-Option Campaign, then, effective as of such notice, such Excluded Campaign or Pre-Option Campaign (as applicable) shall automatically be deemed a Collaboration Campaign; and

(iii)    within [***] after BMS receives such notice, BMS shall pay to Repare the applicable Option Exercise Fee to the extent unpaid that would have been owed to Repare to date under this Agreement with respect to such Collaboration Target if such Collaboration Target had never been an Excluded Target, pursuant to Section 9.3.

ARTICLE III

HSR/ANTITRUST FILINGS

3.1    Efforts. Each of Repare and BMS will use its commercially reasonable good faith efforts, to the extent applicable with respect to the transactions contemplated by any Option exercise under this Agreement, to obtain the expiration or termination of the applicable waiting period under the HSR Act, and to obtain the termination or expiration of any other applicable waiting periods or any necessary approvals or consents under any other applicable Antitrust Law, at the earliest possible date of filing. [***].

3.2    HSR/Antitrust Filings. Concurrent with any notice by BMS of its intent to exercise any Option, BMS shall inform Repare in writing whether BMS has concluded that the fair market value of the licenses to be acquired pursuant to such Option exercise, determined in accordance with 16 C.F.R. § 801.10, crosses the applicable filing threshold of the HSR Act. Each of Repare and BMS will, within [***] after the notice of any intent to exercise any Option (or such later time as may be agreed to in writing by the Parties) file with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) any HSR/Antitrust Filing required of it under the HSR Act should the filing threshold be crossed and, as soon as practicable, file with the appropriate Governmental Authority any other HSR/Antitrust Filing required of it under any other Antitrust Law as determined in the reasonable opinion of either Party with respect to the transactions contemplated by such Option exercise. The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR/Antitrust Filing. [***] all fees (other than penalties that may be incurred as a result of actions or omissions on the part of a Party, which penalties shall be the sole financial responsibility of such Party), required to be paid to any Governmental Authority in connection with making any such HSR/Antitrust Filing. Each Party shall be responsible for all other costs, expenses and filing fees incurred by such Party in connection with any HSR/Antitrust Filing. In the event that the Parties make an HSR/Antitrust Filing under this ARTICLE III, the relevant Option exercise shall terminate (a) at the election of either Party, immediately upon notice to the other Party, in the event that the FTC, DOJ or other Governmental Authority obtains a preliminary injunction or final order under Antitrust Law enjoining the transactions contemplated by such Option exercise, or (b) at the election of either Party, immediately upon notice to the other Party, in the event that the Antitrust Clearance Date shall not have occurred on or prior to [***] after the effective date of the last HSR/Antitrust Filing submitted to a Governmental Authority in relation to such Option exercise (or such later time as may be agreed to in writing by the Parties. Notwithstanding anything to the contrary contained herein, except for the terms and conditions of this ARTICLE III, none of the terms and conditions resulting from any Option exercise shall be effective until the later of (i) the date of such Option exercise, (ii) if a determination is made pursuant to this ARTICLE III that an HSR/Antitrust Filing is not required to be made under any Antitrust Law for such Option exercise, the date of such determination, or (iii) if a determination is made pursuant to this ARTICLE III that an HSR/Antitrust Filing is required to be made under any Antitrust Law for such Option exercise, the applicable Antitrust Clearance Date. As used herein: (x) “Antitrust Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act and any comparable waiting periods, approvals or clearances, as applicable, as required under any other Antitrust Law, in each case, with respect to the transactions contemplated by the relevant Option exercise, have expired, have been terminated or have been obtained, as applicable; and (y) “HSR/Antitrust Filing” means (i) a filing by Repare and BMS with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions, together with all required documentary attachments thereto or (ii) any comparable filing by Repare or BMS required under any other Antitrust Law, in each case ((i) and (ii)), with respect to the transactions contemplated by any applicable Option exercise.

3.2.1    Information Exchange. Each of Repare and BMS will, in connection with any HSR/Antitrust Filing, (a) reasonably cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Party or its counsel informed of any substantive communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by any Option exercise; (c) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other Person, give the Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (d) to the extent practicable, permit the other Party or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided that such materials may be redacted to remove references concerning the valuation of the business of Repare or other sensitive information; provided, further, however, that any substantive oral or written communications to the FTC, the DOJ or any other Governmental Authority shall be approved in advance by the Parties. Repare and BMS, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this ARTICLE III as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Repare or BMS, as the case may be) or its legal counsel.

3.3    No Further Obligations. If any Option exercise is terminated pursuant to this ARTICLE III, then, notwithstanding any provision in this Agreement to the contrary, (a) no Party shall have any further obligation to the other Party with respect to the subject matter of such Option exercise and (b) rights to the applicable Target or Lesion shall be treated in accordance with Section 2.13.

ARTICLE IV

DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

4.1    Responsibility and Ownership. Subject to the terms of this Agreement, on a Collaboration Target-by-Collaboration Target basis, from and after BMS’s exercise of its Option with respect to such Collaboration Target, (a) BMS will be solely responsible, directly or through its Affiliates and Sublicensees, at BMS’s sole expense, for all Development, Regulatory Interactions, Manufacturing and Commercialization activities with respect to Resulting Compounds and Products that are Directed to such Collaboration Target, (b) except for certain decisions made by the JSC pursuant to Section 5.2 relating to Development activities undertaken pursuant to the Research Plan prior to the exercise of an Option, BMS will have sole decision-making authority with respect to the activities described in the foregoing clause (a), and (c) as between the Parties, BMS will own all clinical data, regulatory filings (including INDs) and Regulatory Approvals with respect to all Resulting Compounds and Products that are Directed to such Collaboration Target arising from the conduct of the activities described in the foregoing clause (a).

4.2    Diligence. BMS shall, itself or with or through its Affiliates and Sublicensees, use Commercially Reasonable Efforts to Develop ([***]), obtain and maintain Regulatory Approval for and Commercialize at least one (1) Product that is Directed to each Collaboration Target in [***].

ARTICLE V

GOVERNANCE; REPORTS

5.1    Alliance Managers. Each Party shall appoint one designated representative to serve as an alliance manager (“Alliance Manager”) with responsibility for being the primary point of contact between the Parties with respect to the Collaboration to assure a successful relationship between the Parties. The Alliance Managers shall attend JSC meetings as non-voting observers and support the JSC in the discharge of its responsibilities. An Alliance Manager may bring any matter concerning a Party’s performance under this Agreement to the attention of the JSC if the Alliance Manager reasonably believes that such attention is warranted. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JSC. Each Alliance Manager also will (a) provide a single point of communication both internally within the Parties’ respective organizations and between the Parties regarding the Research Plan and the activities thereunder; (b) plan and coordinate any cooperative efforts under this Agreement, if any, any external communications; (c) take responsibility for ensuring that JSC activities, such as the conduct of required JSC meetings and drafting and securing approval of meeting minutes, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed; and (d) be the point of first referral in all matters of dispute resolution in accordance with Section 15.1.

5.2    Joint Steering Committee.

5.2.1    Establishment. Within [***] following the Effective Date, Repare and BMS shall establish a Joint Steering Committee (“JSC”). From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as the JSC deems necessary or advisable; provided that the JSC may not grant any responsibilities to a subcommittee that are beyond the scope of the responsibilities of the JSC as set forth herein. Each subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the relevant areas.

5.2.2    Duties. The JSC shall:

(a)    serve as a consultative body with respect to the Collaboration;

(b)    review and monitor progress of the Collaboration and serve as a forum for exchanging information and facilitating discussions regarding the conduct of the Collaboration, including the activities set forth in the Research Plan;

(c)    review and provide strategic guidance to the Parties with respect to the conduct of the Collaboration;

(d)    discuss and determine whether to permit BMS to designate [***] additional Existing Repare Campaigns as Primary Campaigns in accordance with Section 2.4.3;

(e)    discuss and determine the data and other information that Repare shall include in each report and data package to the Internal BMS Gatekeeper, to the extent not otherwise set forth in the Research Plan, and otherwise discuss and determine whether to recommend amendments to the information disclosure procedures set forth in ARTICLE II;

(f)    discuss whether it is desirable and feasible to conduct or continue conducting, as applicable, any In Vivo Validation Activities with respect to any Primary Campaign and determine whether to approve (such approval not to be unreasonably withheld, conditioned or delayed) or cease, as applicable, the conduct of any such In Vivo Validation Activities in accordance with Section 2.5.5;

(g)    discuss and determine whether given Druggable/LDD Targets have become Validated Targets, to the extent the Parties disagree; provided that, in the event the JSC cannot resolve such disagreement, the provisions set forth in Section 5.2.6(c) shall apply;

(h)    discuss and determine any changes to the Deliverables specified in the Research Plan to be provided to BMS by Repare with respect to each Pre-Option Campaign in accordance with Section 2.5.2(c);

(i)    discuss and determine any changes to the timing specified in the Research Plan for the Deliverables to be provided to BMS by Repare with respect to each Pre-Option Campaign, which shall in no event exceed [***] from the date of the applicable Option exercise, and monitor the progress of the creation and compilation of such Deliverables through completion and provision to BMS, as applicable;

(j)    discuss and determine whether to provide the Internal BMS Gatekeeper with any unblinded data or information that was provided pursuant to ARTICLE II, including any unblinded In Vitro Data Package in accordance with Section 2.5.2(b) or any unblinded In Vivo Data Package in accordance with Section 2.5.5(a);

(k)    discuss and determine whether to increase the frequency with which BMS can request that Repare provide additional Repare Potential Undruggable Targets to the Third Party Gatekeeper (to the extent that Repare has identified additional Repare Potential Undruggable Targets) in accordance with Section 2.6.1;

(l)    discuss and determine whether to extend any Primary Target Period, Additional Target Period or Collaboration Undruggable Target Chemistry Period;

(m)    propose, discuss and determine whether to approve revisions to the Research Plan;

(n)    establish guidelines and procedures for utilizing the Secure Information Exchange in accordance with Section 11.6.5;

(o)    discuss and determine whether to provide the full JSC with (i) a non-anonymized report of the results of Hit Confirmation in accordance with Section 2.5.1(d), (ii) an unblinded In Vitro Data Package for a Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign in accordance with Section 2.5.2(b) or (iii) an unblinded In Vivo Data Package for a Primary Campaign that discloses the identity of one or more Validated Targets from such Primary Campaign in accordance with Section 2.5.5(a);

(p)    serve as a forum for dispute resolution in accordance with Section 5.2.6; and

(q)    perform such other duties as are specifically assigned to the JSC under this Agreement or as may be mutually agreed by the Parties from time to time.

5.2.3    JSC Membership. The JSC shall be composed of [***] representatives from each of BMS and Repare, each of which representatives shall be of the seniority and experience appropriate for service on the JSC in light of the functions, responsibilities and authority of the JSC. Each Party shall ensure that all of its JSC representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in ARTICLE XI. Each Party may replace any of its representatives on the JSC at any time with prior written notice to the other Party, as long as such replacement meets the standards set forth in this Section 5.2.3.

5.2.4    Committee Meetings.

(a)    The JSC shall hold an initial joint meeting within [***] after the Effective Date or as otherwise agreed by the Parties. Thereafter, the JSC shall meet at least once every Calendar Quarter, unless the JSC members otherwise agree. Unless otherwise agreed by the JSC, [***] JSC meetings each year shall be conducted in person, to the extent safe and permitted by applicable Law, and all other JSC meetings may be conducted by teleconference, videoconference or by other electronic means.

(b)    Unless otherwise agreed by the Parties, all in-person meetings for the JSC shall be held on an alternating basis between Repare’s facilities and BMS’s facilities. A reasonable number of other representatives of a Party may attend any JSC meeting as non-voting observers, as long as (i) such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in ARTICLE XI and (ii) the Parties, reasonably in advance of the applicable JSC meeting, mutually approve the list of non-voting observers to attend such meeting. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings.

5.2.5    Minutes. The Alliance Managers shall, on an alternating basis (beginning with Repare’s Alliance Manager), be responsible for preparing an agenda in advance and minutes after each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC. Such minutes shall be effective only after approved by both Parties in writing. Definitive minutes of all JSC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain. If, at any time during the preparation and finalization of the JSC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the decision-making process set forth in Section 5.2.6. The decision resulting from the decision-making process shall be recorded by the Alliance Manager responsible for recording the minutes of the applicable meeting, in amended finalized minutes for such meeting. Agendas shall be circulated at least [***] prior to a duly called meeting of the JSC.

5.2.6    Decision-Making.

(a)    All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives on the JSC collectively having one (1) vote, and shall be set forth in minutes approved by mutual agreement of the JSC; provided that the JSC shall not have the authority to resolve any dispute involving the breach or alleged breach of this Agreement. Except with respect to a JSC dispute arising pursuant to Section 5.2.2(g) (which shall be resolved pursuant to Section 5.2.6(c)), upon [***] prior written notice, either Party may convene a special meeting of the JSC for the purpose of attempting to resolve any failure to reach agreement on a matter within the scope of the authority and responsibility of the JSC.

(b)    In the event that, after such JSC special meeting, the JSC cannot reach a unanimous vote with respect to a decision within its purview, the JSC shall refer such dispute to the Parties’ Executive Officers for resolution. If such Executive Officers cannot agree on a matter within [***] after their first discussion regarding such matter, then [***].

(c)    Notwithstanding the foregoing, solely with respect to disputes arising pursuant to Section 5.2.2(g), in the event that the JSC cannot reach a unanimous vote with respect to whether a given Druggable/LDD Target has become a Validated Target, the JSC shall refer such dispute to the Parties’ Executive Officers for resolution. If the Executive Officers cannot agree on whether a given Druggable/LDD Target has become a Validated Target within [***] after their first discussion regarding such matter set forth in Section 5.2.2(g), then, in lieu of the dispute resolution provisions set forth in Section 15.2, the expert matter arbitration provisions set forth on Schedule 5.2.6(c) will apply to such dispute.

5.2.7    Scope of Governance. Notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and the JSC shall not be delegated or vested with any rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The Parties understand and agree that issues to be formally decided by the JSC are only those specific issues that are expressly provided in this Agreement to be decided by the JSC. The JSC shall not have any power to amend, modify or waive the terms of this Agreement or any other agreement between the Parties, or to alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Agreement. For clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 5.2, including not having the authority to (a) obligate BMS to exercise any Option with respect to any Target or Campaign, (b) request unblinding of any Target to the Internal BMS Gatekeeper, the JSC or BMS hereunder, (c) make decisions or take any actions that are inconsistent with the terms of this Agreement or (d) approve any amendment to the Research Plan that is inconsistent with the terms of this Agreement.

5.2.8    Dissolution. The JSC shall be dissolved and its activities and authority terminated upon the end of the Collaboration Term; provided, however, that the JSC shall continue as a consultative committee for [***] thereafter.

5.3    Progress Reports. Following the dissolution of the JSC, BMS shall provide to Repare a reasonably detailed progress report (a) every [***] during the Term on the status of BMS’s and its Affiliates’ and Sublicensees’ material pre-clinical Development activities with respect to the Collaboration Targets, Resulting Compounds and Products and (b) every [***] during the Term on the status of BMS’s and its Affiliates’ and Sublicensees’ material clinical Development activities with respect to the Collaboration Targets, Resulting Compounds and Products and Commercialization activities of Products after Regulatory Approval therefor. BMS shall include in each progress report an overview of the applicable activities accomplished by BMS since the previous report with respect to the Collaboration Targets, Resulting Compounds and Products and Commercialization activities of Products after Regulatory Approval therefor. All such reports shall be (x) on a Collaboration Target-by-Collaboration Target basis and (y) the Confidential Information of BMS. If requested by Repare within [***] after receipt of such report, BMS personnel who prepared such report will meet with Repare (which may be by teleconference) to discuss any reasonable questions or comments that Repare might reasonably have on such report and BMS’s material clinical Development activities with respect to the Collaboration Targets, Resulting Compounds and Products and Commercialization activities of Products after Regulatory Approval therefor.

ARTICLE VI

LICENSES

6.1    Licenses.

6.1.1    License to Repare. Commencing on the Effective Date and extending until expiration of the Collaboration Term, subject to the terms and conditions of this Agreement, BMS hereby grants Repare a non-exclusive, worldwide right and license under BMS’s rights in the BMS Intellectual Property and Collaboration Intellectual Property solely to permit Repare to perform its obligations under the Collaboration. Without limiting the foregoing, BMS and its Affiliates shall not assert any Patent (other than the BMS Patents) Controlled by BMS or any of its Affiliates against Repare for infringement thereof arising from Repare’s performance of its obligations under the Collaboration.

6.1.2    Licenses to BMS.

(a)    On a Primary Campaign-by-Primary Campaign basis, during the Option Term for such Primary Campaign, subject to the terms and conditions of this Agreement, Repare hereby grants BMS a non-exclusive, worldwide, right and license, with the right to grant sublicenses as set forth in Section 6.2, under Repare’s rights in the Repare Intellectual Property and Collaboration Intellectual Property solely to evaluate the Final Data Package for such Primary Campaign in order to determine whether to exercise BMS’s Option with respect to such Primary Campaign.

(b)    On an Unblinded Undruggable Target-by-Unblinded Undruggable Target basis, during the Option Term for such Unblinded Undruggable Target, subject to the terms and conditions of this Agreement, Repare hereby grants BMS a non-exclusive, worldwide, right and license, with the right to grant sublicenses as set forth in Section 6.2, under Repare’s rights in the Repare Intellectual Property and Collaboration Intellectual Property solely to evaluate the Undruggable Target Data Package for such Unblinded Undruggable Target in order to determine whether to exercise BMS’s Option with respect to such Unblinded Undruggable Target.

(c)    On a Collaboration Campaign-by-Collaboration Campaign basis, commencing on the date that BMS exercises its Option with respect to such Collaboration Campaign, subject to the terms and conditions of this Agreement, Repare hereby grants to BMS an exclusive (even as to Repare and its Affiliates) right and license in the Licensed Field in the Territory, with the right to grant sublicenses as set forth in Section 6.2, under Repare’s rights in the Repare Intellectual Property and Collaboration Intellectual Property (and, with respect to Section 6.1.2(c)(iii), the Subject Patents) to:

(i)    during the Primary Target Period for such Collaboration Campaign, conduct Chemistry with respect to the applicable Primary Target in accordance with Section 2.8;

(ii)    during the Additional Target Period for such Collaboration Campaign, conduct Chemistry with respect to each applicable Additional Target in accordance with Section 2.8; and

(iii)    Develop (including any Regulatory Interactions), Manufacture, Commercialize and otherwise exploit Resulting Compounds and Products that are Directed to the applicable Collaboration Targets in accordance with the terms of this Agreement.

(d)    On a Collaboration Undruggable Target-by-Collaboration Undruggable Target basis, commencing on the date that BMS exercises its Option with respect to such Collaboration Undruggable Target, subject to the terms and conditions of this Agreement, Repare hereby grants to BMS an exclusive (even as to Repare and its Affiliates) right and license in the Licensed Field in the Territory, with the right to grant sublicenses as set forth in Section 6.2, under Repare’s rights in the Repare Intellectual Property and Collaboration Intellectual Property to (and, with respect to Section 6.1.2(d)(ii), the Subject Patents):

(i)    during the Collaboration Undruggable Target Chemistry Period for such Collaboration Undruggable Target, conduct Chemistry with respect to such Collaboration Undruggable Target in accordance with Section 2.9; and

(ii)    Develop (including any Regulatory Interactions), Manufacture, Commercialize and otherwise exploit Resulting Compounds and Products that are Directed to such Collaboration Undruggable Target in accordance with the terms of this Agreement.

(e)    Notwithstanding anything to the contrary in this Agreement, Repare does not grant BMS any right or license with respect to any compound or product that is Directed to any Excluded Target, other than any Excluded Target that is deemed to be a Collaboration Target pursuant to Section 2.13.3.

6.2    Sublicenses.

6.2.1    Repare. Repare will not grant sublicenses within the scope of the license granted to it under 6.1.1 except with the prior written consent of BMS.

6.2.2    BMS. BMS shall have the right to grant sublicenses within the scope of the licenses granted to it under Section 6.1.2 to its Affiliates and to Third Parties, but any sublicense granted by BMS or any of its Affiliates or Sublicensees shall be subject to the following:

(a)    each sublicense granted by BMS or any of its Affiliates or Sublicensees shall be consistent with the applicable requirements of this Agreement;

(b)    BMS shall be primarily liable for any failure by its Affiliates or Sublicensees to comply with all relevant restrictions, limitations and obligations in this Agreement;

(c)    each sublicense granted by BMS to any Sublicensees must be granted pursuant to a written sublicense agreement, and BMS shall provide Repare with a written notice of each such sublicense identifying the Sublicensee within [***] after the execution thereof; and

(d)    without limiting the foregoing or any provision of ARTICLE XI, unless otherwise agreed by the Parties in advance in writing, BMS shall require any Third Party to whom BMS discloses Repare’s Confidential Information to enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in ARTICLE XI, including requiring such Third Party to agree in writing not to issue any Publications that would violate the terms of this Agreement.

6.3    Subcontracting. Subject to the terms of this Agreement, each Party shall have the right to engage Third Party subcontractors to perform its obligations under this Agreement; provided that, with respect to Repare as the engaging Party, such Third Party subcontractor shall be as mutually agreed to by the Parties and as set forth in the Research Plan, including setting forth the particular activities to be performed by such contractor and the rights to Collaboration Intellectual Property to be generated by such contractor in the performance of such activities. Such Party shall ensure that any such subcontractor shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and shall perform such work consistent with the terms of this Agreement; provided, however, that any Party engaging a Third Party subcontractor hereunder shall remain fully responsible and obligated for such activities. The Party engaging a Third Party subcontractor shall ensure that such Third Party subcontractor complies with all applicable provisions of this Agreement, including ARTICLE XI. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against any subcontractor for any obligation or performance hereunder, prior to proceeding directly against such Party with respect to any failure of such Party to perform its obligations under this Agreement through such subcontractor.

6.4    Rights Retained by the Parties. For purposes of clarity, each Party retains all rights under Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement.

6.5    No Implied Licenses. Except as explicitly set forth in this Agreement, no Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right to any intellectual property rights of such Party.

6.6    Section 365(n) of the Bankruptcy Code. All licenses granted by Repare to BMS under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code. BMS, as licensee, may fully exercise all of its rights and elections under any applicable Bankruptcy Code. The Parties further agree that, if BMS elects to retain its rights as a licensee under any applicable Bankruptcy Code, BMS shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to BMS not later than: (a) the commencement of bankruptcy proceedings against Repare, upon written request, unless Repare elects to perform its obligations under this Agreement, or (b) if not delivered under clause (a), upon the rejection of this Agreement by or on behalf of Repare, upon written request. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the U.S. Bankruptcy Code. As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets.

6.7    America Invents Act. Notwithstanding anything to the contrary in this ARTICLE VI, no Party will have the right to make an election under 35 U.S.C. § 102(b)(2)(C) or 35 U.S.C. § 102(c) when exercising its rights under this ARTICLE VI without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is deemed a “joint research agreement” as defined in 35 U.S.C. § 100(h).

6.8    Recording. If BMS deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Repare shall reasonably cooperate to execute and deliver to BMS any documents that the Parties have mutually agreed on accurately reflecting or evidencing this Agreement that are necessary or desirable, in BMS’s reasonable judgment, to complete such registration or recordation. BMS will reimburse Repare for all reasonable out-of-pocket costs, including attorneys’ fees, incurred by Repare in complying with the provisions of this Section 6.8 within [***] after receipt of any invoice therefor.

ARTICLE VII

RIGHT OF FIRST NEGOTIATION

7.1    Notification. During the period beginning on the Effective Date and ending on the earlier of (a) the end of the Collaboration Term or (b) any Change of Control of Repare (such period, the “Collaboration Term ROFN Period”), and during the period beginning from and after the end of the Collaboration Term and ending on any Change of Control of Repare (such period, the “Post-Collaboration Term ROFN Period”), (i) on a ROFN Compound-by-ROFN Compound and territory-by-territory basis, the first time (if any) that Repare determines that it wishes to divest, license or enter into any co-development or co-commercialization transaction or any similar transaction granting a Third Party control or economic rights with respect to such ROFN Compound in such territory, other than a Change of Control transaction (each such divestiture, license, co-development or co-commercialization transaction or any similar transaction granting a Third Party control or economic rights, a “ROFN Transaction”) and (ii) on a ROFN Compound-by-ROFN Compound basis, the first time (if any) that Repare receives a bona fide unsolicited offer for a divestiture, license, co-development or co-commercialization transaction or any similar transaction granting a Third Party control or economic rights with respect to such ROFN Compound, other than a Change of Control Transaction, and wishes to consider entering into such transaction (each, an “Unsolicited Offer”), Repare shall promptly notify BMS in writing of such proposed ROFN Transaction or Unsolicited Offer, as applicable. Such notice shall include the territory that the proposed ROFN Transaction or Unsolicited Offer, as applicable, would cover and such notice shall, subject to Sections 11.1(a), 11.1(b), 11.1(c) and 11.1(d), be deemed Confidential Information of Repare.

7.2    Right of First Negotiation.

7.2.1    Right. Following notification to BMS by Repare of a proposed ROFN Transaction, BMS shall have the exclusive right, but not the obligation, to negotiate for the right to enter into the ROFN Transaction with Repare to Develop and Commercialize the ROFN Compound that is the subject of such proposed ROFN Transaction in the territory covered by such proposed ROFN Transaction (the “Right of First Negotiation”), for a period of [***] after such notification or for such other period as the Parties may agree (the “Negotiation Period”). During the Negotiation Period for a given ROFN Transaction, at the reasonable request of BMS, Repare shall disclose to BMS information and data relating to the ROFN Compound that is the subject of such ROFN Transaction as promptly as practicable after such request or, as applicable, after such information and results become available. Any such information and results shall, subject to Sections 11.1(a), 11.1(b), 11.1(c) and 11.1(d), be deemed Confidential Information of Repare. Repare will be under no obligation to consummate any such transaction with BMS.

7.2.2    Limitations.

(a)    During the Collaboration Term ROFN Period, once Repare has notified BMS of a proposed ROFN Transaction with respect to a given ROFN Compound in a given territory, if the Parties do not consummate a transaction based on such ROFN Transaction, Repare shall not be required to notify BMS of any subsequent developments with respect to such ROFN Transaction, and BMS shall no longer have any Right of First Negotiation with respect to such ROFN Transaction, while Repare is offering such ROFN Transaction to, or negotiating such ROFN Transaction with, any Third Party. However, (i) if, during the Collaboration Term ROFN Period, (A) Repare does not consummate such ROFN Transaction with any Third Party and terminates all discussions with Third Parties with respect to such ROFN Transaction and (B) Repare later determines that it once again wishes to enter into a ROFN Transaction with respect to the same ROFN Compound in the same territory, then Repare shall notify BMS of such proposed ROFN Transaction and BMS shall again have a Right of First Negotiation with respect to such ROFN Transaction pursuant to Section 7.2.1; provided, however, that, [***].

(b)    During the Post-Collaboration Term ROFN Period, once Repare has notified BMS (including during the Collaboration Term) of a proposed ROFN Transaction with respect to a given ROFN Compound in a given territory, (i) Repare shall no longer be required to notify BMS of any other ROFN Transaction with respect to such ROFN Compound in such territory; provided, however, that, [***].

7.2.3    Restriction. Notwithstanding anything to the contrary in Section 7.2.2, if, once Repare has notified BMS of a proposed ROFN Transaction with respect to a given ROFN Compound in a given territory, the Parties do not consummate a transaction based on such ROFN Transaction, Repare may not thereafter enter into a ROFN Transaction with respect to such ROFN Compound in such territory with a Third Party that, taken as a whole, is materially less favorable to Repare than the ROFN Transaction with respect to such ROFN Compound in such territory that was last proposed to Repare by BMS, unless Repare first reoffers such ROFN Transaction to BMS (in which case BMS shall again have a Right of First Negotiation with respect to such ROFN Transaction pursuant to Section 7.2.1).

7.3    Counteroffer Right.

7.3.1    Right. Following notification to BMS by Repare of an Unsolicited Offer, BMS shall have the right, but not the obligation, to make a counteroffer to Repare (the “Counteroffer Right”) within the period beginning on the date of such notification and ending on the earlier of (a) [***] after such notification or (b) [***] prior to the date the Unsolicited Offer will expire by its terms.

7.3.2    Limitations.

(a)    During the Collaboration Term ROFN Period, once Repare has notified BMS of a an Unsolicited Offer with respect to a given ROFN Compound, if the Parties do not consummate a transaction based on such Unsolicited Offer, Repare shall not be required to notify BMS of any subsequent developments with respect to such Unsolicited Offer, and BMS shall no longer have any Counteroffer Right with respect to such Unsolicited Offer, while Repare is negotiating such Unsolicited Offer with any Third Party. However, (i) if, during the Collaboration Period ROFN Period, (A) Repare does not consummate such Unsolicited Offer with any Third Party and terminates all discussions with Third Parties with respect to such Unsolicited Offer and (B) Repare later receives another Unsolicited Offer with respect to the same ROFN Compound, then Repare shall notify BMS of such proposed Unsolicited Offer and BMS shall again have a Counteroffer Right with respect to such Unsolicited Offer pursuant to Section 7.3.1, and (ii) the provision of notice by Repare to BMS of an Unsolicited Offer with respect to a given ROFN Compound shall not affect Repare’s obligation to notify BMS of, or BMS’s Counteroffer Right with respect to, any Unsolicited Offer with respect to any other ROFN Compound.

(b)    During the Post-Collaboration Term ROFN Period, once Repare has notified BMS of an Unsolicited Offer with respect to a given ROFN Compound (including during the Collaboration Term), Repare shall no longer be required to notify BMS of any other Unsolicited Offer with respect to such ROFN Compound, and BMS shall no longer have any Counteroffer Right with respect to such ROFN Compound. However, such notice shall not affect Repare’s obligation to notify BMS of, or BMS’s Counteroffer Right with respect to, any Unsolicited Offer with respect to any other ROFN Compound.

ARTICLE VIII

EXCLUSIVITY

8.1    Repare Exclusivity Obligations.

8.1.1    Collaboration Targets. On a Collaboration Target-by-Collaboration Target basis, during the period beginning on the Effective Date and ending on the earlier of (a) the expiration of the last-to-expire Royalty Term with respect to such Collaboration Target or (b) the date on which such Collaboration Target becomes an Excluded Target, Repare shall not, directly or indirectly, alone or with or through any Third Party, (x) Develop (including any Regulatory Interactions), Manufacture, Commercialize or otherwise exploit any compound or product that is Directed to such Collaboration Target or (y) license, authorize, appoint or otherwise wilfully or intentionally enable, whether directly or indirectly, a Third Party to conduct any of the activities described in the foregoing clause (x).

8.1.2    Pre-Option Campaigns and Collaboration Campaigns. On a Pre-Option Campaign-by-Pre-Option Campaign and Collaboration Campaign-by-Collaboration Campaign basis, during the period beginning on the Effective Date and ending when such Pre-Option Campaign or Collaboration Campaign (as applicable) becomes an Excluded Campaign, Repare shall not, directly or indirectly, alone or with or through any Third Party, (a) Develop (including (including any Regulatory Interactions), Manufacture, Commercialize or otherwise exploit any compound or product that is Directed to any Target using the Campaign Lesion(s) that are the subject of such Pre-Option Campaign or Collaboration Campaign (as applicable) to define the patient population for such compound or product or (b) license, authorize, appoint or otherwise wilfully or intentionally enable, whether directly or indirectly, a Third Party to conduct any of the activities described in the foregoing clause (a).

8.2    Certain Exceptions to Exclusivity.

8.2.1    Activities under this Agreement. The restrictions set forth in Section 8.1 shall not be deemed to prevent Repare or any of its Affiliates from fulfilling its obligations or exercising its rights as expressly set forth in this Agreement.

8.2.2    Acquirer Activities. If a Change of Control occurs with respect to Repare with a Third Party, then Section 8.1 shall not apply to any activities conducted by such Third Party or any Affiliate of such Third Party (other than Repare or any Person that was an Affiliate of Repare immediately prior to such Change of Control) (such activities, “Acquirer Activities”), as long as (a) none of the Repare Intellectual Property or Collaboration Intellectual Property is used in such Acquirer Activities, (b) none of the other Patents or Know-How licensed by either Party to the other Party pursuant to this Agreement is used in such Acquirer Activities, (c) no Confidential Information of BMS is used in any such Acquirer Activities and (d) Repare puts in place firewalls, system access restrictions or other protections that, collectively, are designed to ensure the foregoing clauses (a) through (c) are complied with.

ARTICLE IX

FINANCIAL TERMS

9.1    Upfront Payment. In consideration for the rights granted to BMS under this Agreement, BMS will make a one-time, non-refundable, non-creditable upfront payment of fifty million Dollars ($50,000,000.00) to Repare within [***] after the Effective Date.

9.2    Warrant Agreement. BMS will enter into a Warrant Agreement, dated as of the Effective Date (the “Warrant Agreement”), providing for BMS to pay Repare fifteen million Dollars ($15,000,000.00) upon entry into the Warrant Agreement and for the issuance to BMS of capital stock of Repare for no additional consideration upon the occurrence of certain events, on the terms and subject to the conditions set forth in the Warrant Agreement.

9.3    Option Exercise Fee.

9.3.1    Collaboration Campaign. Subject to Section 9.11, on a Collaboration Campaign-by-Collaboration Campaign basis, if BMS exercises its Option for such Collaboration Campaign, then BMS shall, within [***] after such Option exercise, pay to Repare a one-time, non-refundable, non-creditable payment of [***].

9.3.2    Collaboration Undruggable Targets. Subject to Section 9.11, on a Collaboration Undruggable Target-by-Collaboration Undruggable Target basis, if BMS exercises its Option for such Collaboration Undruggable Target, then BMS shall, within [***] after such Option exercise, pay to Repare a one-time, non-refundable, non-creditable payment of [***].

9.4    [***] Milestone Payment. Subject to Section 9.11, on a Collaboration Target-by-Collaboration Target basis, BMS shall, within [***] days after providing a Further Development Election for such Collaboration Target, pay to Repare a one-time, non-refundable, non-creditable payment of [***] (each, a “[***] Milestone Payment”).

9.5    Additional Target Selection Fee. Subject to Section 9.11, on an Additional Target-by-Additional Target basis, BMS shall, within [***] after providing the notice specified in Section 2.8.2(c)(i)(A) for such Additional Target or making an applicable Further Development Election pursuant to Section 2.8.2(d)(i), pay to Repare a one-time, non-refundable, non-creditable payment of [***] (each, an “Additional Target Selection Fee”).

9.6    Additional Collaboration Undruggable Target Fee. Subject to Section 9.11, with respect to the [***] and each subsequent Collaboration Undruggable Target for which BMS makes a Further Development Election, on a Collaboration Undruggable Target-by-Collaboration Undruggable Target basis, BMS shall, within [***] after providing a Further Development Election for such Collaboration Undruggable Target, in addition to paying the [***] Milestone Payment for such Collaboration Undruggable Target pursuant to Section 9.4, pay to Repare the applicable one-time, non-refundable, non-creditable payment set forth below (each, an “Additional Collaboration Undruggable Target Fee”):

Collaboration Undruggable Target	Additional Collaboration Undruggable Target Fee
(1) [***] Collaboration Undruggable Target for which BMS makes a Further Development Election	$[***]
(2) [***] Collaboration Undruggable Target for which BMS makes a Further Development Election	$[***]
(3) [***] or subsequent (e.g., [***]) Collaboration Undruggable Target for which BMS makes a Further Development Election	$[***]

9.7    [***] Milestone Payment. Subject to Section 9.11, on a Collaboration Target-by-Collaboration Target basis, BMS shall, within [***] after the first time that BMS or any of its Affiliates or Sublicensees achieves [***] for a Resulting Compound that is Directed to such Collaboration Target, pay to Repare a one-time, non-refundable, non-creditable payment of [***] (each, a “[***] Milestone Payment”).

9.8    [***] Milestone Payment. Subject to Section 9.11, on a Collaboration Target-by-Collaboration Target basis, BMS shall, within [***] after the initiation of [***] for such Collaboration Target, pay to Repare a one-time, non-refundable, non-creditable payment equaling [***] (each, a “[***] Milestone Payment”).

9.9    Milestone Payments.

9.9.1    Development and Regulatory Milestones. Subject to Section 9.11, on a Collaboration Target-by-Collaboration Target basis, BMS shall make each of the following non-refundable, non-creditable, one-time payments to Repare after the first achievement by or on behalf of BMS or any of its Affiliates or Sublicensees of the corresponding milestone event set forth below with respect to the first Product that is Directed to such Collaboration Target to achieve such milestone event.

Milestones	Payment (in US Dollars)
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

(a)    Each milestone payment under this Section 9.9.1 shall be made within [***] after the achievement of the applicable milestone event by or on behalf of BMS or any of its Affiliates or Sublicensees.

(b)    If BMS has not paid to Repare the milestone payment set forth in row (1) above, and a milestone event set forth in row (2), (3), (4), (5) or (6) above occurs, then, upon the occurrence of such milestone event set forth in row (2), (3), (4), (5) or (6), BMS shall pay to Repare the milestone payment set forth in row (1). If BMS has not paid to Repare the milestone payment set forth in row (2) above, and a milestone event set forth in row (3), (4), (5) or (6) above occurs, then, upon the occurrence of such milestone event set forth in row (3), (4), (5) or (6), BMS shall pay to Repare the milestone payment set forth in row (2). If BMS has not paid to Repare the milestone payment set forth in row (3) above, and a milestone event set forth in row (4), (5) or (6) above occurs, then, upon the occurrence of such milestone event set forth in row (4), (5) or (6), BMS shall pay to Repare the milestone payment set forth in row (3).

(c)    [***].

(d)    The milestone payments set forth in the table above in this Section 9.9.1 (to the extent payable) shall be paid only once per Collaboration Target, regardless of the number of Products (including different presentations, formulations, dosages or Combination Products, and whether or not an Existing Post-IND Product) that are Directed to such Collaboration Target to achieve the applicable milestone event and regardless of the number of indications for which the milestone event may be achieved with respect to such Collaboration Target.

9.9.2    Sales Milestones. Subject to Section 9.11, on a Collaboration Target-by-Collaboration Target basis, BMS shall make each of the following non-refundable, non-creditable, one-time payments to Repare after the first achievement of the corresponding milestone event set forth below with respect to each Product that is Directed to such Collaboration Target to achieve such milestone event.

Milestones	Payment (in US Dollars)
[***]	$	[	***]

Milestones	Payment (in US Dollars)
[***]	$	[	***]

(a)    Each milestone payment under this Section 9.9.2 shall be made within [***] after the achievement of the applicable milestone event.

(b)    The milestone payments set forth in the table above in this Section 9.9.2 (to the extent payable) shall be paid only once per Collaboration Target, regardless of the number of Products (including different presentations, formulations, dosages or Combination Products, and whether or not an Existing Post-IND Product) that are Directed to such Collaboration Target to achieve the applicable milestone event and regardless of the number of indications for which the milestone event may be achieved with respect to such Collaboration Target.

(c)    [***].

9.10    Royalty Payments.

9.10.1    Royalty Rate. Subject to Section 9.10.2, Section 9.10.3 and Section 9.11, BMS shall pay to Repare royalties on Annual Net Sales of Products in the Territory, on a Product-by-Product basis, as set forth below:

Per Product Annual Net Sales	Royalty Rate
[***]	[	***]
[***]	[	***]
[***]	[	***]

Each royalty rate set forth in the table above will apply only to that portion of the Annual Net Sales of a given Product during a given Calendar Year that falls within the indicated portion. For example, if Annual Net Sales of a given Product was $[***], then the royalties payable with respect to such Annual Net Sales would be:

[***]

9.10.2    Royalty Term. Royalties payable under this Section 9.10 shall be paid by BMS on a Product-by-Product and country-by-country basis from the Effective Date until the latest of:

(a)    expiration of the last-to-expire Subject Patent with a Valid Claim Covering such Product in such country;

(b)    ten (10) years following the First Commercial Sale of such Product in such country; and

(c)    the expiration of all Regulatory Exclusivity for such Product in such country;

(each such term with respect to a Product in a country, a “Royalty Term”).

9.10.3    Royalty Reduction.

(a)    On a Product-by-Product and country-by-country basis, during any period of the Royalty Term for which a Product is not Covered by a Valid Claim in the applicable country, subject to Section 9.10.3(d), the royalty rate with respect to such Product in such country will be reduced to [***] of the applicable rate set forth in Section 9.10.1.

(b)    On a Product-by-Product and country-by-country basis, if (i) in BMS’s reasonable judgment, the Development (including Regulatory Interactions), Manufacture or Commercialization of Resulting Compound or Product by BMS, its Affiliates, or any of its or their Sublicensees would infringe one or more Patents (excluding any Upstream IP) that are controlled by a Third Party and in the absence of a license under such Patent(s) would be infringed by the Development (including Regulatory Interactions), Manufacture or Commercialization of such Resulting Compound or Product in such country, and (ii) BMS obtains a license to such Patent(s) (collectively, “Third Party Required IP”), then, subject to Section 9.10.3(d), BMS may deduct from the royalties otherwise owed to Repare pursuant to Section 9.10.1 with respect to such Product in such country, [***] under such Third Party Required IP with respect to such Product in such country.

(c)    On a Product-by-Product and country-by-country basis, if during any Calendar Quarter during the Royalty Term for a Product there are one or more Generic Products or Biosimilar Products (as applicable) being sold in a country with respect to such Product, then the royalty rates payable under this Agreement with respect to such Product in such country for such Calendar Quarter shall be reduced as follows:

(i)    by [***], in the event that in any Calendar Quarter such Generic Product(s) or Biosimilar Product(s) (as applicable), [***];

(ii)    by [***], in the event that in any Calendar Quarter such Generic Product(s) or Biosimilar Product(s) (as applicable), [***]; or

(iii)    by [***], in the event that in any Calendar Quarter such Generic Product(s) or Biosimilar Product(s) (as applicable), [***].

[***]. For purposes of this Section 9.10.3(c), (A) “Generic Product” means, in a particular country with respect to a Product any pharmaceutical product that: (1) contains a compound that has the same active ingredient as the Resulting Compound in such Product; (2) has received all necessary approvals by the applicable Regulatory Authorities authorizing the marketing and sale of such product as a pharmaceutical product; (3) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of BMS or any of its Affiliates, licensees or sublicensees with respect to such product; and (4) is approved for use in such country pursuant to an abbreviated regulatory approval process governing approval of generic drug products based on the then-current standards for regulatory approval in such country (e.g., an abbreviated new drug application, or a relevant equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by BMS (or its Affiliate or Sublicensee) with respect to such Product, and (B) “Biosimilar Product” means in a particular country with respect to a Product that contains a Resulting Compound, any pharmaceutical product that: (1) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a pharmaceutical product; (2) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of BMS or any of its Affiliates, licensees or sublicensees with respect to such product; and (3) is approved as a (I) “biosimilar” (in the U.S.) of such Product, (II) as a “similar biological medicinal product” (in the European Union) with respect to which such Product is the “reference medicinal product” or (III) if not the U.S. or European Union, as the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Product; in each case ((1)-(3)), for use in such country pursuant to an abbreviated regulatory approval process governing approval of biosimilars based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by BMS (or its Affiliate or sublicensee) with respect to such Product.

(d)    In no event shall the royalty reductions described in this Section 9.10.3, alone or together, reduce the royalties payable by BMS for a Product in a country in any given Calendar Quarter to less than [***] of the amounts otherwise payable by BMS for such Product in such country in such Calendar Quarter. [***].

9.10.4    Expiration of Royalty Term. Upon the expiration of the Royalty Term with respect to a Product in a country, the license granted by Repare to BMS pursuant to Section 6.1.2(c) or 6.1.2(d) (as applicable) with respect to such Product in such country shall be deemed to be fully paid-up, irrevocable and perpetual, but BMS shall assume and be solely responsible for any amounts payable to BMS’s Third Party licensors and BMS shall be responsible for complying with the terms of any license agreements with such Third Party licensors, in each case, with respect to BMS’s exercise of such rights as to such Product in such country following the expiration of such Royalty Term. For clarity, no royalties to Repare shall be due or payable on any future sales of such Product in such country held in inventory as of the date of expiration of such Royalty Term.

9.10.5    Royalty Reports; Payments. BMS shall: (a) within [***] following the end of each Calendar Quarter in which a royalty payment accrues, provide to Repare a report for each country in the Territory in which sales of any Product occurred in the Calendar Quarter covered by such statement, specifying for such Calendar Quarter: the type and number of Products sold; the applicable royalty rates under this Agreement; the royalties payable in each country’s currency; the applicable exchange rate to convert from each country’s currency to Dollars under Section 9.16; and the royalty calculation and royalties payable in Dollars, and (b) make the royalty payments owed to Repare hereunder in accordance with such royalty report in arrears, within [***] from the end of each Calendar Quarter in which such payment accrues.

9.11    Third Party Compound Payments.

9.11.1    Generally.

(a)    Subject to Sections 9.11.3 through 9.11.6 (and, for clarity, the Parties’ determination as to what payments and amounts thereof (if any) shall be due under this Section 9.11.1(a) with respect to Post-IND Third Party Compounds shall be governed by Section

9.11.6) within [***] after BMS in-licenses or otherwise acquires any Independently Validated Third Party Compound, Non-Independently Validated Third Party Compound or Reverted Optioned Target Third Party Compound, BMS shall pay to Repare all unpaid amounts that would have been owed to Repare to date under this Agreement with respect to such Resulting Compound, Products containing such Resulting Compound and the Collaboration Target(s) or Reverted Target(s) (as applicable) to which such Resulting Compound is Directed if such Resulting Compound, Products and Target(s) had always been a Resulting Compound, Products and Collaboration Target(s) under this Agreement, including, as applicable, all Option Exercise Fees, [***] Milestone Payments, Additional Target Selection Fees, Additional Collaboration Undruggable Target Fees, [***] Milestone Payments and [***] Milestone Payments and all payments under Sections 9.9 and 9.10.

(b)    Subject to Sections 9.11.3 through 9.11.6, from and after the date on which BMS in-licenses or otherwise acquires any Independently Validated Third Party Compound, Non-Independently Validated Third Party Compound or Reverted Optioned Target Third Party Compound, BMS shall be obligated to pay to Repare all amounts set forth in Sections 9.3 through 9.8 with respect to all Collaboration Targets and Reverted Targets to which such Resulting Compound is Directed as though all such Targets were Collaboration Targets.

(c)    For purposes of this Section 9.11.1, the determination of whether BMS owes an Additional Target Selection Fee or Additional Collaboration Undruggable Target Fee for a given Druggable/LDD Target or Collaboration Undruggable Target, as applicable, shall be made as though all Excluded Targets that have, at such time, been deemed to be Collaboration Targets pursuant to Section 2.13.3, and all Collaboration Targets and Excluded Targets to which any then-existing Independently Validated Third Party Compound, Non-Independently Validated Third Party Compound or Reverted Optioned Third Party Compound is Directed, had always been Collaboration Targets under this Agreement.

(d)    Notwithstanding anything to the contrary in this Agreement with respect to a given Collaboration Campaign and any Collaboration Target from such Collaboration Campaign, but subject to Section 15.5, if (i) Repare fails to provide the applicable Deliverables to BMS within [***] after, as applicable, (A) the applicable Option exercise or (B) Repare’s receipt of an Additional Target Unblinding Notification with respect to such Collaboration Target and (ii) such Collaboration Campaign subsequently becomes an Excluded Campaign, or such Collaboration Target subsequently becomes an Excluded Target, without such Deliverables having been provided to BMS, then the provisions of this Section 9.11 shall not apply with respect to such Collaboration Target, including that BMS shall not owe or otherwise have any financial obligations to Repare with respect to any Third Party Compounds that are Directed to such Collaboration Target.

9.11.2    Certain Definitions.

(a)    “Acquired Third Party Druggable/LDD Target Development Program” means, with respect to a given Collaboration Druggable/LDD Target or a given Reverted Target that is a Druggable/LDD Target, any drug Development program that (i) was or is initiated by a Third Party (other than any Sublicensee) prior to or during the Term, (ii) has, as one of its ultimate goals, the Development of one (1) or more compounds or products that are Directed to such Druggable/LDD Target using any Pre-Option Campaign Lesion(s), Collaboration Campaign Lesion(s) or Excluded Campaign Lesion(s) to define the patient population for such compound or product and (iii) is in-licensed or otherwise acquired by BMS or any of its Affiliates during any of the applicable periods set forth in the definition of “Independently Validated Third Party Compound,” “Non-Independently Validated Third Party Compound” or “Reverted Optioned Target Third Party Compound”; but excluding any Pre-Existing Druggable/LDD Target Third Party Program.

(b)    “Acquired Third Party Undruggable Target Development Program” means, with respect to a given Collaboration Undruggable Target or a given Reverted Target that is an Undruggable Target, any drug Development program that (i) was or is initiated by a Third Party (other than any Sublicensee) prior to or during the Term, (ii) has, as one of its ultimate goals, the Development of one (1) or more compounds or products that are Directed to (A) such Undruggable Target using any Undruggable Campaign Lesion(s) or (B) if such Undruggable Target is a Reverted Target, the Excluded Campaign Lesion(s) that Repare identified to BMS as having a Synthetic Lethal Relationship with such Undruggable Target under this Agreement, in each case ((A) or (B)), to define the patient population for such compound or product and (iii) is in-licensed or otherwise acquired by BMS or any of its Affiliates during any of the applicable periods set forth in the definition of “Independently Validated Third Party Compound,” “Non-Independently Validated Third Party Compound” or “Reverted Optioned Target Third Party Compound”; but excluding any Pre-Existing Undruggable Target Third Party Program.

(c)    “Acquired Third Party Development Program” means an Acquired Third Party Druggable/LDD Target Development Program or an Acquired Third Party Undruggable Target Development Program.

(d)    “Independently Validated Third Party Compound” means:

(i)    with respect to a given Collaboration Target, any Third Party Compound that (A) is Directed to such Collaboration Target and (B) arose or arises out of any Acquired Third Party Development Program that is in-licensed or otherwise acquired by BMS or any of its Affiliates prior to the date that is [***] after the date on which BMS exercised its Option with respect to (x) such Collaboration Target or (y) with respect to a Collaboration Druggable/LDD Target, the Primary Campaign under which Repare has identified a Synthetic Lethal relationship between such Collaboration Druggable/LDD Target and the Campaign Lesion(s) that are the subject of such Primary Campaign (as applicable); or

(ii)    with respect to a given Reverted Non-Optioned Target, any Third Party Compound that (A) is Directed to such Reverted Non-Optioned Target and (B) arose or arises out of any Acquired Third Party Development Program that is in-licensed or otherwise acquired by BMS or any of its Affiliates prior to the date that is [***] after the date on which BMS’s Option expired or terminated unexercised with respect to (x) such Reverted Non-Optioned Target or (y) with respect to a Reverted Non-Optioned Target that is a Druggable/LDD Target, the Primary Campaign under which Repare has identified a Synthetic Lethal relationship between such Reverted Non-Optioned Target and the Campaign Lesion(s) that are the subject of such Primary Campaign (as applicable);

in each case ((i) and (ii)) where, prior to the date on which BMS or its applicable Affiliate in-licensed or otherwise acquired such Acquired Third Party Development Program, the Third Party from whom BMS or such Affiliate in-licensed or otherwise acquired such Acquired Third Party Development Program Independently Validated that such Collaboration Target or Reverted Non-Optioned Target, as applicable, has a Synthetic Lethal relationship with all Campaign Lesion(s) that Repare Validated as having a Synthetic Lethal relationship with such Collaboration Target or Reverted Non-Optioned Target, as applicable, under this Agreement.

(e)    “Non-Independently Validated Third Party Compound” means:

(i)    with respect to a given Collaboration Target, any Third Party Compound that is Directed to such Collaboration Target and arose or arises out of any Acquired Third Party Development Program that is in-licensed or otherwise acquired by BMS or any of its Affiliates during the Economics Bearing Term for such Collaboration Target; or

(ii)    with respect to a given Reverted Non-Optioned Target, any Third Party Compound that (A) is Directed to such Reverted Non-Optioned Target and (B) arose or arises out of any Acquired Third Party Development Program that is in-licensed or otherwise acquired by BMS or any of its Affiliates prior to the date that is [***] after the date on which BMS’s Option expired or terminated unexercised with respect to (x) such Reverted Non-Optioned Target (i.e., the end of the applicable Option Term) or (y) with respect to a Reverted Non-Optioned Target that is a Druggable/LDD Target, the Primary Campaign under which Repare has identified a Synthetic Lethal relationship between such Reverted Non-Optioned Target and the Campaign Lesion(s) that are the subject of such Primary Campaign (as applicable);

in each case ((i) and (ii)), where the Third Party from whom BMS or its applicable Affiliate in-licensed or otherwise acquired such Third Party Compound did not Independently Validate, prior to the date on which BMS or such Affiliate in-licensed or otherwise acquired such rights, that such Collaboration Target or Reverted Non-Optioned Target, as applicable, has a Synthetic Lethal relationship with all Campaign Lesion(s) that Repare Validated as having a Synthetic Lethal relationship with such Collaboration Target or Reverted Non-Optioned Target, as applicable, under this Agreement.

(f)    “Reverted Optioned Target Third Party Compound” means, with respect to a given Reverted Optioned Target, any Third Party Compound that (i) is Directed to such Reverted Optioned Target and (ii) arose or arises out of any Acquired Third Party Development Program that is in-licensed or otherwise acquired by BMS or any of its Affiliates prior to the date that is [***] after the date on which such Reverted Optioned Target became a Reverted Optioned Target.

(g)    “Post-IND Third Party Compound” means, with respect to a given Collaboration Target or Reverted Target, any Third Party Compound (i) that is Directed to such Target and (ii) at the time of in-licensing or acquisition by BMS, the Third Party from which BMS or any of its Affiliates in-licenses or otherwise acquires such Third Party Compound (A) has filed an IND for such Third Party Compound for one (1) or more Indications, (B) is or has been conducting a clinical trial involving such Third Party Compound for one (1) or more Indications or (C) is Commercializing any products containing such Third Party Compound for one (1) or more Indications.

9.11.3    Independently Validated Third Party Compounds.

(a)    On a Collaboration Target-by-Collaboration Target basis, if BMS or any of its Affiliates in-licenses or otherwise acquires an Independently Validated Third Party Compound that is Directed to such Collaboration Target, then the payments owed by BMS to Repare under Sections 9.4 through 9.10 with respect to Products containing such Independently Validated Third Party Compound shall be multiplied by the applicable percentage set forth in the table below, determined based on the time elapsed between the date on which BMS exercised its Option with respect to such Collaboration Target and the date on which BMS or any of its Affiliates first in-licensed or otherwise acquired the Acquired Third Party Development Program from which such Independently Validated Third Party Compound arose:

Date BMS or any of its Affiliates First Acquired the Acquired Third Party Development Program	Percentage
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

For the avoidance of doubt, if BMS or any of its Affiliates in-licenses or otherwise acquires an Independently Validated Third Party Compound that is Directed to the applicable Collaboration Target more than [***] after BMS exercised its Option for such Collaboration Target, then [***].

(b)    With respect to each Reverted Non-Optioned Target, on a Reverted Non-Optioned Target-by-Reverted Non-Optioned Target basis, if BMS or any of its Affiliates in-licenses or otherwise acquires an Independently Validated Third Party Compound that is Directed to such Reverted Non-Optioned Target, then (i) BMS shall not owe Repare any payments under Section 9.9.2 or Section 9.10 for Products that contain such Independently Validated Third Party Compound and (ii) the payments owed by BMS to Repare under Sections 9.4 through 9.8 and Section 9.9.1 with respect to such Reverted Non-Optioned Target and Products that contain such Independently Validated Third Party Compound shall be multiplied by the applicable percentage set forth in the table below, determined based on the time elapsed between the date on which BMS’s Option expired or terminated unexercised with respect to such Reverted Non-Optioned Target (i.e., the end of the applicable Option Term) and the date on which BMS or any of its Affiliates first in-licensed or otherwise acquired the Acquired Third Party Development Program from which such Independently Validated Third Party Compound arose:

Date BMS or any of its Affiliates First Acquired the Acquired Third Party Development Program	Percentage
[***]	[	***]
[***]	[	***]

For the avoidance of doubt, if BMS or any of its Affiliates in-licenses or otherwise acquires an Independently Validated Third Party Compound that is Directed to the applicable Reverted Non-

Optioned Target more than [***] after the date on which BMS’s Option expired or terminated unexercised with respect to such Reverted Non-Optioned Target (i.e., the end of the applicable Option Term), then [***].

9.11.4    Non-Independently Validated Third Party Compounds. With respect to each Reverted Non-Optioned Target, on a Reverted Non-Optioned Target-by-Reverted Non-Optioned Target basis, if BMS or any of its Affiliates in-licenses or otherwise acquires a Non-Independently Validated Third Party Compound that is Directed to such Reverted Non-Optioned Target, then the payments owed by BMS to Repare under Sections 9.4 through 9.10 with respect to such Reverted Non-Optioned Target and Products containing such Non-Independently Validated Third Party Compound shall be multiplied by the applicable percentage set forth in the table below, determined based on the time elapsed between the date on which BMS’s Option expired or terminated unexercised with respect to such Reverted Non-Optioned Target (i.e., the end of the applicable Option Term) and the date on which BMS or any of its Affiliates first in-licensed or otherwise acquired the Acquired Third Party Development Program from which such Non-Independently Validated Third Party Compound arose:

Date BMS or any of its Affiliates First Acquired the Acquired Third Party Development Program	Percentage
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

For the avoidance of doubt, (i) if BMS or any of its Affiliates in-licenses or otherwise acquires a Non-Independently Validated Third Party Compound that is Directed to the applicable Reverted Non-Optioned Target more than [***] after the date on which BMS’s Option expired or terminated unexercised with respect to such Reverted Non-Optioned Target (i.e., the end of the applicable Option Term), then [***].

9.11.5    Reverted Optioned Target Third Party Compounds. With respect to each Reverted Optioned Target, on a Reverted Optioned Target-by-Reverted Optioned Target basis, if BMS or any of its Affiliates in-licenses or otherwise acquires a Reverted Optioned Target Third Party Compound that is Directed to such Reverted Optioned Target, the payments owed by BMS to Repare under Sections 9.4 through 9.10 with respect to such Reverted Optioned Target and Products containing such Reverted Optioned Target Third Party Compound shall be multiplied by the applicable percentage set forth in the table below, determined based on the time elapsed between the date on which such Reverted Optioned Target became a Reverted Optioned Target and the date on which BMS or any of its Affiliates first in-licensed or otherwise acquired the Acquired Third Party Development Program from which such Reverted Optioned Target Third Party Compound arose:

Date BMS or any of its Affiliates First Acquired the Acquired Third Party Development Program	Percentage
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

For the avoidance of doubt, if BMS or any of its Affiliates in-licenses or otherwise acquires a Reverted Optioned Target Third Party Compound that is Directed to the applicable Reverted Optioned Target more than [***] after the date such Reverted Optioned Target became a Reverted Optioned Target, then [***].

9.11.6    Post-IND Third Party Compounds. [***].

9.12    Third Party Payments. Each Party acknowledges and agrees that, as between the Parties, Repare is solely responsible for all amounts payable with respect to the Development, Manufacture or Commercialization of any Resulting Compound or Product in consideration for a license under intellectual property (a) that is licensed to Repare or any of its Affiliates as of the Effective Date or (b) that Covers a Collaboration Target and with respect to which Repare has received written notice, before the Effective Date, of potential infringement from a Third Party (such intellectual property, “Upstream IP”).

9.13    Financial Records. BMS shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate books and records with respect to Annual Net Sales in accordance with applicable Accounting Standards. Such books and records shall contain sufficient detail to support calculations of royalties and other payments due to Repare under this Agreement. BMS shall keep, and shall require its Affiliates and Sublicensees to keep, such books and records for at least [***] following the end of the Calendar Year to which they pertain. Such books and records shall be kept at the principal place of business of the financial personnel with responsibility for preparing and maintaining such books and records.

9.14    Audits.

9.14.1    Audit Team. Repare may, upon Repare’s request and at Repare’s expense (except as provided for herein), cause an internationally recognized independent accounting firm selected by Repare (except one to whom BMS has a reasonable objection) (the “Audit Team”) to audit, during ordinary business hours, the books and records of BMS and its Affiliates and the correctness of any payment made or required to be made, and any report underlying any such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Audit Team will enter into an appropriate confidentiality agreement with BMS obligating the Audit Team to be bound by obligations of confidentiality and restrictions on use of BMS’s Confidential Information that are no less restrictive than the obligations set forth in ARTICLE XI.

9.14.2    Limitations. In respect of each audit of BMS’s and its Affiliates’ books and records: (a) BMS and each of its Affiliates may be audited only [***] per Calendar Year, (b) no books and records for any given Calendar Year may be audited more than [***], but BMS’s and its Affiliates’ books and records shall still be made available if such records impact another Calendar Year being audited, and (c) Repare shall only be entitled to audit books and records of BMS from the [***] prior to the Calendar Year in which the audit request is made.

9.14.3    Audit Notice. In order to initiate an audit for a particular Calendar Year, Repare must provide written notice of such audit to BMS. Repare shall provide BMS with notice of one (1) or more proposed dates of the audit not less than [***] prior to the first proposed date. BMS shall, and shall ensure that its Affiliates, reasonably accommodate the scheduling of such audit. BMS shall, and shall ensure that its Affiliates, provide the Audit Team(s) with full access to the applicable books and records and otherwise reasonably cooperate with such audit.

9.14.4    Payments. If the audit shows any under-reporting or underpayment, or overpayment by BMS, that under-reporting, underpayment or overpayment shall be reported to Repare, and (a) BMS shall remit any underpayment (together with interest at the rate set forth in Section 9.17) to Repare within [***] after receiving the audit report and (b) BMS may credit any overpayment to BMS against future payments owed by BMS to Repare under this Agreement. Further, if the audit for any Calendar Year shows an under-reporting or underpayment by BMS for that Calendar Year in excess of [***] of the amounts properly determined, BMS shall reimburse Repare for its reasonable out-of-pocket costs in connection with such audit, which reimbursement shall be made within [***] after receiving appropriate invoices and other support for such audit-related costs.

9.15    Tax Matters.

9.15.1    Withholding Taxes. Repare will pay any and all taxes levied on account of all payments it receives under this Agreement. BMS shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law. BMS shall: (a) deduct those taxes from such payment, (b) timely remit the taxes to the proper taxing authority, and (c) send evidence of the obligation, together with proof of tax payment, to Repare on a timely basis following that tax payment. BMS agrees to cooperate with Repare in claiming refunds or exemptions from, or reductions in, such deductions or withholdings under any applicable Law or treaty to ensure that any amounts required to be withheld pursuant to this Section 9.15.1 are reduced to the fullest extent permitted by applicable Law. In addition, the Parties shall cooperate to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement, as applicable.

9.15.2    Tax Documentation. Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party. Each Party shall provide to the other Party, at the time or times reasonably requested by such other Party, or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by BMS.

9.16    Currency Exchange. Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments made under, this Agreement shall be in United States Dollars by electronic funds transfer in immediate available funds to an account designated by Repare. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be performed in a manner consistent with [***].

9.17    Late Payments. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at an annual rate equal to the lesser of (a) [***], plus [***], or (b) the highest rate permitted by applicable Law, in each case calculated on the number of days such payment is delinquent, [***]; except that, with respect to any disputed payments, no interest payment will be due on the disputed amount until such dispute is resolved and the interest that will be payable thereon will be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

9.18    Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for BMS to transfer, or have transferred on its behalf, payments owed to Repare hereunder, BMS will promptly notify Repare of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Repare in a recognized banking institution designated by Repare or, if none is designated by Repare within a period of [***] after Repare receives such notice, in a recognized banking institution selected by BMS and identified in a written notice given to Repare.

9.19    Prohibitions on Payments. When, in any country in the Territory, applicable Law prohibits both the transmittal and the deposit of royalties on sales in such country, royalty payments due on Net Sales shall be suspended for as long as such prohibition is in effect and, as soon as such prohibition ceases to be in effect, all royalties that BMS would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable. The Parties shall cooperate in good faith to overcome, to the extent reasonably possible, any prohibition described in this Section  9.19 within a reasonable period of time.

ARTICLE X

INTELLECTUAL PROPERTY

10.1    Background IP. As between the Parties, each Party will retain all right, title and interest in and to all Patents and Know-How owned or Controlled by such Party that are not Collaboration Intellectual Property, except, in each case, to the extent that any such rights are expressly licensed by one Party to the other Party under this Agreement.

10.2    Ownership of Collaboration Intellectual Property.

10.2.1    Inventions. For purposes of determining inventorship of Collaboration Intellectual Property under this Section 10.2, inventorship of Patents and Know-How will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). In the case of unpatentable Know-How, inventorship will be determined under such U.S. patent law principles by treating such Know-How as if it were patentable. Except as provided for in Section 10.2.2, 10.2.3 or 10.2.4, ownership of Know-How and Patents shall be determined by inventorship.

10.2.2    Repare Collaboration Intellectual Property. Repare will solely and exclusively own any Collaboration Intellectual Property to the extent that it solely comprises a modification, adaptation or improvement to Repare’s proprietary, high-throughput, genomic and chemo-genomic synthetic lethal screening platform, including the SNIPRx® SL platform (such Collaboration Intellectual Property, “Repare Collaboration Intellectual Property”).

10.2.3    Resulting Compound/Product IP. Except for Repare Intellectual Property and Repare Collaboration Intellectual Property (which shall be solely and exclusively owned by Repare), BMS will solely and exclusively own any Patents and Know-How (including any Collaboration Intellectual Property) Covering any Collaboration Druggable/LDD Target Resulting Compounds or Collaboration Undruggable Target Resulting Compounds, or Products containing any such Resulting Compounds (such Collaboration Intellectual Property, “Resulting Compound/Product Collaboration IP”).

10.2.4    Joint Collaboration IP. Subject to Sections 10.2.2 and 10.2.3, both Parties shall jointly own all Joint Collaboration IP, such that each Party has an undivided one-half (1/2) interest in such Joint Collaboration IP, and, subject to any licenses granted by one Party to the other under this Agreement, with no duty of accounting to the other Party and no requirement to obtain consent from the other Party in connection with any licenses granted by either Party to Third Parties with respect to such Joint Collaboration IP. Prosecution, Defense and enforcement of, and applications for patent term extension or supplementary protection certificates for, such Joint Collaboration IP shall be controlled by Section 10.3 or as otherwise agreed by the Parties in writing. To the extent necessary in any jurisdiction to effect the foregoing, each Party hereby grants to the other Party a non-exclusive, royalty-free, fully-paid, worldwide license, with the right to grant sublicenses, to practice such Joint Collaboration IP for any and all purposes, subject to any licenses granted by one Party to the other under this Agreement.

10.2.5    Other Collaboration Intellectual Property. Except as set forth in Sections 10.2.2 and 10.2.3, as between the Parties, each Party will solely own all Collaboration Intellectual Property made, invented, created, designed, conceived, produced, reduced to practice, or otherwise developed by or on behalf of such Party or any of its Affiliates or sublicensees, solely or jointly with any Third Party (such Collaboration Intellectual Property, “Sole Collaboration Intellectual Property”).

10.2.6    Cooperation. Each Party will, and hereby does, assign, and will cause its Affiliates and sublicensees to, and use good faith efforts to cause its and its Affiliates and sublicensees’ officers, directors, employees, consultants, contractors and agents to, so assign, to the other Party, without additional compensation, such rights, title and interests in and to any Know-How or Patents as are necessary to fully effect, as applicable, the allocation of ownership set forth in this Section 10.2.

10.3    Prosecution, Defense and Enforcement of Subject Patents. As between the Parties, except with respect to Patents that Cover Repare Know-How or Repare Collaboration Intellectual Property and do not Cover BMS Know-How, Joint Collaboration Intellectual Property, Resulting Compound/Product Collaboration IP or Sole Collaboration Intellectual Property owned by BMS (which Repare shall have the sole right, but not the obligation, at its sole cost and expense, to Prosecute, Defend and enforce, and with respect to which Repare shall have the sole right, but not the obligation, at its sole cost and expense, to apply for patent term extensions and supplementary protection certificates), BMS shall have the sole right, but not the obligation, at its sole cost and expense, to Prosecute, Defend and enforce, and apply for patent term extensions and supplementary protection certificates for, all Subject Patents. All recoveries compensating net lost profits obtained by BMS or any of its Affiliates or Sublicensees as a result of any enforcement proceeding with respect to any Subject Patent shall be treated as Net Sales and included in the calculation of Annual Net Sales for purposes of calculating milestones and royalties owed under Sections 9.9.2 and 9.10.

10.4    Defense of Claims Brought by Third Parties. BMS shall have the sole right, but not the obligation, to defend against any claim that the Development, Manufacture or Commercialization of any Resulting Compound or Product infringes or misappropriates the intellectual property rights of any Third Party.

ARTICLE XI

CONFIDENTIALITY

11.1    Confidential Information. Each Party agrees that a Party (the “Receiving Party”) or any of its Affiliates receiving Confidential Information of the other Party (the “Disclosing Party”) or any of its Affiliates shall (x) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary or confidential information of similar kind and value, but in no event less than a reasonable degree of effort, (y) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (z) not use such Confidential Information for any purpose except in performing the Receiving Party’s obligations or exercising rights explicitly granted to the Receiving Party under this Agreement; provided that [***]. “Confidential Information” shall exclude any information that:

(a)    the Receiving Party can prove by contemporaneous written records was known by the Receiving Party or any of its Affiliates prior to its date of disclosure to the Receiving Party by or on behalf of the Disclosing Party or any of its Affiliates; or

(b)    is lawfully disclosed to the Receiving Party or any of its Affiliates by a source other than the Disclosing Party or any of its Affiliates rightfully in possession of the Confidential Information; or

(c)    is or becomes published or generally known to the public through no fault or omission on the part of the Receiving Party or any of its Affiliates or any Third Party that received such information, directly or indirectly, from the Receiving Party or any of its Affiliates; or

(d)    the Receiving Party can prove by contemporaneous written records is independently developed by or for the Receiving Party or any of its Affiliates without reference to or reliance upon any of the Disclosing Party’s, or any of the Disclosing Party’s Affiliates’, Confidential Information (as defined without reference to this exception);

except that:

(e)    [***];

(f)    [***]; and

(g)    [***].

11.2    Permitted Disclosures. The Receiving Party may provide the Disclosing Party’s, or any of the Disclosing Party’s Affiliates’, Confidential Information:

(a)    to the Receiving Party’s employees, directors, contractors, consultants and advisors (including attorneys and accountants), and to the employees, consultants and advisors of the Receiving Party’s Affiliates and to potential and actual Sublicensees, who have a need to know such information for the purpose of performing obligations or exercising rights expressly granted under this Agreement or advisable for the exploitation of Resulting Compounds or Products and have an obligation to treat such Confidential Information as confidential under obligations of confidentiality and non-use no less stringent than those set forth in this ARTICLE XI;

(b)    to patent offices in order to seek or obtain Patents, or to Regulatory Authorities in order to seek or obtain approval to conduct clinical trials or to gain Regulatory Approval with respect to any Resulting Compound or Product, in each case as contemplated by this Agreement, but such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patents or approvals; and

(c)    if such disclosure is required by judicial order or applicable Law, or to defend or prosecute litigation or arbitration, as long as, prior to such disclosure, to the extent permitted by applicable Law, the Receiving Party promptly notifies the Disclosing Party of such requirement, cooperates with the Disclosing Party to take whatever action the Disclosing Party may deem appropriate to protect the confidentiality of the Confidential Information and furnishes only that portion of the Confidential Information that the Receiving Party is legally required to furnish.

The Receiving Party shall be responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to Section 11.2(a) or 11.2(b) to treat such Confidential Information as required under this ARTICLE XI.

11.3    Publicity; Terms of this Agreement; Non-Use of Names. Except as required by judicial order or applicable Law (in which case, Section 11.3.2 must be complied with) or as explicitly permitted by this ARTICLE XI, no Party shall make any public announcement concerning this Agreement, or disclose the existence or terms of this Agreement to any Third Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. No Party shall use the name, trademark, trade name or logo of the other Party or any of the other Party’s employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

11.3.1    Public Announcement. The Party preparing any public announcement of the existence or any terms of this Agreement shall provide the other Party with a draft thereof at least [***] prior to the date on which such Party would like to make the public announcement (or, in extraordinary circumstances, such shorter period as required to comply with applicable Law). Notwithstanding the foregoing, the Parties agree that Repare may issue the press release attached hereto as Exhibit B within [***] after the Effective Date. Either Party may issue a press release or public announcement, or make such other disclosure, relating to this Agreement if the content of such press release, public announcement or disclosure (a) (i) does not consist of financial information and has previously been made public other than through a breach of this Agreement by the issuing Party or any of its Affiliates, (ii) is contained in the issuing Party’s financial statements prepared in accordance the Accounting Standards, or (iii) if applicable, as provided in Section 11.3.2, is contained in the Redacted Version of this Agreement, and (b) is material to the event or purpose for which the new press release or public announcement is made.

11.3.2    Disclosure Required by Law. Notwithstanding anything to the contrary in this ARTICLE XI, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable written opinion of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the Securities and Exchange Commission or any other Governmental Authority. Notwithstanding the immediately preceding sentence, before disclosing this Agreement or any of the terms hereof pursuant to this Section 11.3.2, the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement (together with all exhibits and schedules) with respect to any filings with the U.S. Securities and Exchange Commission (“SEC”), London Stock Exchange, NYSE, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded (the “Redacted Version”), and each Party will use commercially reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party, and the Parties will use commercially reasonable efforts to file redacted versions with any governing bodies that are consistent with the Redacted Version.

11.3.3    Other Disclosures of This Agreement. A Party may disclose the Redacted Version of this Agreement to any actual or potential bona fide acquirer, assignee, licensee, licensor, investment banker, institutional investor, lender or other financial partner. If a Redacted Version has not been prepared in accordance with Section 11.3.2, then the Parties hereby agree to prepare a Redacted Version promptly in good faith that redacts information as contemplated by this Agreement. In connection with a proposed Change of Control with respect to a Party, such Party may disclose an unredacted version of this Agreement to the proposed Third Party acquirer, but only after negotiations with such proposed Third Party acquirer have progressed so that such Party reasonably and in good faith believes it is in the final stage of negotiations with such Third Party regarding execution of a definitive agreement with such Third Party with respect to the proposed transaction. A Party may disclose an unredacted version of this Agreement to Third Party attorneys, professional accountants and auditors who are engaged by such Party’s licensors and lenders, and who are under obligations of confidentiality not to disclose the unredacted terms of this Agreement to such licensors or lenders, for the purpose of confirming such Party’s compliance with the terms of its applicable license and loan agreements with such licensors and lenders.

11.4    Publications.

11.4.1    Repare. Without the prior written consent of BMS, Repare shall have no right to make any Publication with respect to:

(a)    any (i) Pre-Option Campaign or Collaboration Campaign, (ii) Overlapping Undruggable Target or Prioritized Overlapping Undruggable Target, or (iii) Selected Target, Validated Target, Unblinded Target or Collaboration Target;

(b)    any Synthetic Lethal relationship between any Pre-Option Campaign Lesion(s) or Collaboration Campaign Lesion(s) and any Druggable/LDD Target;

(c)     any Synthetic Lethal relationship between any Lesion(s) and any Overlapping Undruggable Target or Prioritized Overlapping Undruggable Target; or

(d)    the data or results from any work under this Agreement pertaining to any (i) Pre-Option Campaign or Collaboration Campaign, (ii) Overlapping Undruggable Target or Prioritized Overlapping Undruggable Target, or (iii) Selected Target, Validated Target, Unblinded Target or Collaboration Target;

in each case ((a) through (d)) unless and until the applicable Campaign or Target becomes an Excluded Campaign or Excluded Target (as applicable); except that, for clarity, if a given Target or Campaign becomes reinstated as a Collaboration Target or Collaboration Campaign (as applicable) pursuant to Section 2.13.3, the provisions of this Section 11.4 shall at such time again apply with respect to Publications thereon. Notwithstanding anything to the contrary herein, this Section 11.4 shall not apply to Publications with respect to (x) any Druggable/LDD Target that Repare excludes from any anonymized report pursuant to Section 2.5.1(b) other than Publications relating to any Pre-Option Campaign Lesion(s) or Collaboration Campaign Lesion(s), (y) any Synthetic Lethal relationship between any Excluded Target and any Campaign Lesion(s) other than Pre-Option Campaign Lesion(s) or Collaboration Campaign Lesion(s) and (z) any Overlapping Undruggable Target or Prioritized Overlapping Undruggable Target if such Publication (i) does not relate to such Target’s [***] and (ii) would not otherwise be prohibited by Section 11.4.1(a)(i) or 11.4.1(a)(ii). For the avoidance of doubt, Repare shall not have the right to make any Publications with respect to Resulting Compounds or Products, or the use thereof, or the data or results from any work under this Agreement pertaining to such Resulting Compounds or Products.

11.4.2    BMS. From and after BMS’s exercise of its Option with respect to a Primary Campaign or an Unblinded Undruggable Target (as applicable), BMS shall have the right to make Publications with respect to such Primary Campaign or an Unblinded Undruggable Target without the prior written consent of Repare; provided that, in the event that BMS desires to make a Publication that may disclose the Confidential Information of Repare, BMS shall provide a copy of the proposed Publication (including abstracts, or presentations to a journal, editor, meeting, seminar or other Third Party) to Repare for comment at least [***] prior to submission of such proposed manuscript for publication (or [***] in the case of an abstract or presentation). If, during such [***] or [***] period (as applicable), Repare notifies BMS that such proposed Publication contains the Confidential Information of Repare, Repare may, by written notice to BMS, delay the Publication for a period of time not to exceed [***] from the date of such written notice for BMS to revise such proposed Publication to remove the Repare Confidential Information. Prior to submission for publication, BMS shall delete from the proposed Publication all Confidential Information of Repare that Repare identifies in good faith and requests to be deleted.

11.5    Term. All obligations under Sections 11.1, 11.2, 11.3 and 11.6 shall survive termination or expiration of this Agreement and shall expire [***] following termination or expiration of this Agreement. [***].

11.6    Return of Confidential Information.

11.6.1    Return and Destruction. Upon the expiration or termination of this Agreement or as required pursuant to Section 2.13, the Receiving Party shall return to the Disclosing Party all Confidential Information received by the Receiving Party or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof). In addition, the Receiving Party shall destroy:

(a)    any notes, reports or other documents prepared by the Receiving Party or any of its Affiliates that contain Confidential Information of the Disclosing Party or any of its Affiliates; and

(b)    any Confidential Information of the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof) that is in electronic form or cannot otherwise be returned to the Disclosing Party.

11.6.2    Destruction. Alternatively, upon written request of the Disclosing Party, the Receiving Party shall destroy all Confidential Information received by the Receiving Party or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party or any of its Affiliates that contain Confidential Information of the Disclosing Party or any of its Affiliates. Any destruction of Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

11.6.3    Back-Up Media. Nothing in this Section 11.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business, but the Receiving Party shall continue to be bound indefinitely by its obligations of confidentiality and other obligations under this ARTICLE XI with respect to any Confidential Information contained in such archival tapes or other electronic back-up media.

11.6.4    Exceptions. Notwithstanding the foregoing,

(a)    the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s (and its Affiliates’) Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this ARTICLE XI; and

(b)    the Receiving Party may retain the Disclosing Party’s (and its Affiliates’) Confidential Information and its own notes, reports and other documents to the extent reasonably required (i) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; or (ii) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement.

Notwithstanding the return or destruction of the Disclosing Party’s (and its Affiliates’) Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE XI.

11.6.5    Secure Information Exchange. The Parties will establish a common secure information exchange platform compliant with BMS Information Security practices for the purpose of electronically sharing information accessible to each Party for the receipt, review, investigation, recordation, communication, and exchange (as between the Parties) of data, information, correspondence and other materials required to be exchanged by the Parties hereunder (the “Secure Information Exchange”). The JSC shall establish guidelines and procedures for utilizing the Secure Information Exchange which shall be in accordance with, and enable the Parties and their Affiliates to fulfill their reporting obligations under, applicable Law. Without limiting the foregoing, unless otherwise agreed to by the Parties, any non-anonymized (i.e., unblinded) data or information provided to the Internal BMS Gatekeeper, the Firewalled Scientist or the JSC hereunder pursuant to the applicable provisions of ARTICLE II shall be stored on a Secure Information Exchange hosted and controlled by Repare (and not BMS) and made accessible to the Internal BMS Gatekeeper, the Firewalled Scientist or the JSC solely through the Secure Information Exchange.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.1    Mutual Representations. Repare and BMS each represents, warrants and covenants to the other Party, as of the Effective Date, that:

12.1.1    Authority. Such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof.

12.1.2    Consents. All necessary consents, approvals and authorizations of all Government Authorities and other Persons required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement, and the performance of such Party’s obligations hereunder, have been obtained.

12.1.3    No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of such Party’s obligations under this Agreement and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (a) do not and will not conflict with or violate any requirement of applicable Laws existing as of the Effective Date and (b) do not and will not conflict with, violate, breach or constitute a default under any agreement or any provision thereof, or any contract, oral or written, to which such Party or any of its Affiliates is a party or by which such Party or any of its Affiliates is bound, existing as of the Effective Date.

12.1.4    Enforceability. This Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon such Party and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

12.1.5    Employee Obligations. To such Party’s knowledge, none of such Party’s or its Affiliates’ employees who have been, are or will be involved in conducting activities under this Agreement are, as a result of the nature of such activities to be conducted by the Parties, in violation of any covenant in any contract with a Third Party relating to non-disclosure of proprietary information, noncompetition or non-solicitation.

12.2    Additional Repare Representations. Repare represents, warrants and covenants to BMS, as of the Effective Date, as follows:

12.2.1    Sufficient Rights. Repare possesses sufficient rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to BMS with respect to the Repare Intellectual Property under this Agreement.

12.2.2    Encumbrances. Repare has not used, and during the Collaboration Term will not knowingly use, any Know-How in the Collaboration that is encumbered by any contractual right of, or obligation to, a Third Party that conflicts or interferes with any of the rights or licenses granted or to be granted to BMS hereunder.

12.2.3    Third Parties. Repare has not granted, and during the Term Repare will not grant, any right or license to any Third Party relating to any of the intellectual property rights Repare Controls, that conflicts with or limits the scope of the rights or licenses granted, or to be granted, to BMS hereunder.

12.2.4    Proceedings. There are no claims, litigations, suits, actions, disputes, arbitrations or legal, administrative or other proceedings or governmental investigations pending or, to Repare’s knowledge, threatened against Repare, nor is Repare a party to any judgment or settlement, in each case that would be reasonably expected to adversely affect or restrict the ability of Repare to consummate the transactions contemplated under this Agreement and to perform its obligations under this Agreement, or that would be reasonably expected to adversely affect the Repare Intellectual Property or Repare’s Control thereof or the Existing Repare Campaigns.

12.2.5    Infringement. To Repare’s knowledge, the practice of the Repare Intellectual Property as contemplated under this Agreement does not (a) infringe any claims of any Patents of any Third Party or (b) misappropriate any Know-How of any Third Party.

12.2.6    Patent Proceedings. None of (a) the Repare Patents owned, or both Controlled and Prosecuted, by Repare and (b) to Repare’s knowledge, the Repare Patents Controlled but not Prosecuted by Repare, are subject to any pending re-examination, opposition, interference or litigation proceedings.

12.2.7    Inventors. No person, other than former or current employees or consultants of Repare who are obligated in writing to assign his/her inventions to Repare, respectively, is an inventor of any of the inventions claimed in the Repare Patents existing as of the Effective Date. All inventors of any inventions included within the Repare Patents that are existing as of the Effective Date have assigned or have a contractual obligation to assign their entire right, title and interest in and to such inventions and the corresponding Patent rights to Repare, as the case may be. No present or former employee or consultant of Repare owns or has any proprietary, financial or other interest, direct or indirect, in the Repare Patents. To Repare’s knowledge, there are no claims that have been asserted in writing challenging the inventorship of the Repare Patents.

12.2.8    Due Diligence. To Repare’s knowledge, all information provided by Repare to BMS for due diligence purposes in relation to this Agreement is accurate in all material respects.

12.2.9    Liens. Neither Repare nor any of its Affiliates has granted any liens or security interests on the Repare Intellectual Property, and the Repare Intellectual Property is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind, except, in each case, with respect to licenses, covenants not to sue, immunities from suit, standstills, releases and options that would not, in the aggregate, fundamentally frustrate the purposes of this Agreement.

12.2.10    Payment Obligations. Repare and its Affiliates are not subject to any payment obligations to any Third Party as a result of the execution or performance of this Agreement.

12.3    Covenants.

12.3.1    Mutual Covenants. Each Party hereby covenants to the other Party that:

(a)    all employees and Third Party contractors of such Party or any of its Affiliates or sublicensees working under this Agreement will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement, and, to the extent permitted under applicable Law, the obligation to assign all right, title and interest in and to all Know-How made, invented, created, designed, conceived, produced, reduced to practice or otherwise developed by such employees and Third Party contractors, whether or not patentable, to such Party as the sole owner thereof;

(b)    to such Party’s knowledge, such Party will not (i) employ or use, nor hire or use any contractor or consultant that employs or uses, any individual or entity, including a clinical investigator, institution or institutional review board, debarred or disqualified by the FDA (or subject to a similar sanction by any Regulatory Authority outside the United States) or (ii) employ any individual or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each of subclauses (i) and (ii) in the conduct of its activities under this Agreement;

(c)    neither such Party nor any of its Affiliates shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls that would conflict with any of the rights or licenses granted to the other Party hereunder;

(d)    such Party and its Affiliates shall perform their activities pursuant to this Agreement in compliance (and shall ensure compliance by its contractors and Sublicensees) in all material respects with all applicable Laws, including GCP, GLP and GMP, as applicable;

(e)    the Parties agree and acknowledge that the terms of this Agreement are not intended to give rise to, and shall not be treated by the Parties as giving rise to, in whole or in part, a partnership for U.S. federal (or applicable state or local) income tax purposes, or for any other purposes. No Party shall take any position, or cause or permit any of its Affiliates to take any position, inconsistent with this Section 12.3.1(e) for such purposes (including with respect to filing U.S. federal income tax returns and in the course of any audit, review or litigation), unless otherwise required by applicable Law; and

(f)    notwithstanding anything to the contrary in this Agreement, including the use of the term “option” (or any derivation thereof), the Parties agree and acknowledge that the Options are not intended to be treated, and shall not be treated by the Parties, as options for U.S. federal (or applicable state or local) income tax purposes, and no Party shall take any position, or cause or permit any of its Affiliates to take any position, inconsistent with this Section 12.3.1(f) for tax purposes (including with respect to filing U.S. federal income tax returns and in the course of any audit, review or litigation), unless otherwise required by applicable Law.

12.4    Disclaimer. Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials, including any Resulting Compound or Product, it provides or discovers under this Agreement; or (c) the validity, enforceability or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

ARTICLE XIII

INDEMNIFICATION

13.1    By BMS.

13.1.1    Indemnification. BMS agrees, at BMS’s cost and expense, to defend, indemnify and hold harmless Repare and Repare’s Affiliates and their respective directors, officers, employees and agents (the “Repare Indemnified Parties”) from and against any Damages arising out of any Claim to the extent relating to:

(a)    any breach by BMS of any of its representations, warranties or covenants under this Agreement;

(b)    the negligence, willful misconduct or violation of Law of BMS or any of its Affiliates or Sublicensees in connection with BMS’s performance of its obligations or exercise of its rights under this Agreement; or

(c)    any Development, Manufacture or Commercialization of any Resulting Compound or Product by or on behalf of BMS or any of its Affiliates or Sublicensees, except to the extent such Damages arise or result from, or are otherwise attributable to, the Repare Collaboration Intellectual Property;

except that, (x) in each case, such indemnity shall not apply to the extent Repare has an indemnification obligation pursuant to Section 13.2.1(a) or 13.2.1(b) for such Damages and (y) BMS shall not be liable to hold harmless or indemnify the Repare Indemnified Parties for any punitive or exemplary Damages, except to the extent the Repare Indemnified Party(ies) seeking indemnification is (or are) actually liable to a Third Party for such punitive or exemplary Damages in connection with a Claim by such Third Party.

13.1.2    Indemnification Procedures. In the event of any such Claim against any Repare Indemnified Party, Repare shall promptly, and in any event within ten (10) Business Days, notify BMS in writing of the Claim. BMS shall have the right, exercisable by notice to Repare within ten (10) Business Days after receipt of notice from Repare of the Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Claim with counsel selected by BMS and reasonably acceptable to Repare. Any failure by Repare to provide timely notice of a Claim shall not limit a Repare Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to BMS. The Repare Indemnified Parties shall cooperate with BMS and may, at their option and expense, be separately represented in any such action or proceeding. If and for so long as BMS controls the defense of the Claim in good faith, BMS shall not be liable for any litigation costs or expenses incurred by the Repare Indemnified Parties in defending such Claim without BMS’s prior written authorization. In addition, BMS shall not be responsible for the indemnification or defense of any Damages incurred by any Repare Indemnified Party to the extent arising from any negligent or intentional misconduct by any Repare Indemnified Party or the breach by Repare of any representation, obligation, covenant or warranty under this Agreement, or any Claims compromised or settled without BMS’s prior written consent. Each Party shall use reasonable efforts to mitigate Damages indemnified under this Section 13.1.

13.2    By Repare.

13.2.1    Repare agrees, at Repare’s cost and expense, to defend, indemnify and hold harmless BMS and its Affiliates and their respective directors, officers, employees and agents (the “BMS Indemnified Parties”) from and against any Damages arising out of any Claim relating to:

(a)    any breach by Repare of any of its representations, warranties or covenants under this Agreement; or

(b)    the negligence, willful misconduct or violation of Law of Repare or any of its Affiliates in connection with Repare’s performance of its obligations or exercise of its rights under this Agreement;

except that, (x) in each case, such indemnity shall not apply to the extent BMS has an indemnification obligation pursuant to Section 13.1.1(a) or 13.1.1(b) for such Damages and (y) Repare shall not be liable to hold harmless or indemnify the BMS Indemnified Parties for any punitive or exemplary Damages, except to the extent the BMS Indemnified Party(ies) seeking indemnification is(are) actually liable to a Third Party for such punitive or exemplary Damages in connection with a Claim by such Third Party.

13.2.2    Indemnification Procedures. In the event of any such Claim against any BMS Indemnified Party, BMS shall promptly, and in any event within [***], notify Repare in writing of the Claim. Repare shall have the right, exercisable by notice to BMS within [***] after receipt of notice from BMS of the Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Claim with counsel selected by Repare and reasonably acceptable to BMS. Any failure by BMS to provide timely notice of a Claim shall not limit a BMS Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Repare. The BMS Indemnified Parties shall cooperate with Repare and may, at their option and expense, be separately represented in any such action or proceeding. If and for so long as Repare controls the defense of the Claim in good faith, Repare shall not be liable for any litigation costs or expenses incurred by the BMS Indemnified Parties in defending such Claim without Repare’s prior written authorization. In addition, Repare shall not be responsible for the indemnification or defense of any Damages incurred by any BMS Indemnified Party to the extent arising from any negligent or intentional misconduct by any BMS Indemnified Party or the breach by BMS of any representation, obligation, covenant or warranty under this Agreement, or any Claims compromised or settled without Repare’s prior written consent. Each Party shall use reasonable efforts to mitigate Damages indemnified under this Section 13.2.

13.3    Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF ARTICLE VI, ARTICLE VIII OR ARTICLE XI, OR A PARTY’S LIABILITY PURSUANT TO SECTION 13.1 OR SECTION 13.2, NEITHER PARTY, NOR ANY OF ITS AFFILIATES, SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR INDIRECT OR REMOTE DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF SUCH PARTY’S RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

ARTICLE XIV

TERM AND TERMINATION

14.1    Term; Expiration. Unless earlier terminated in accordance with this ARTICLE XIV, the term of this Agreement (the “Term”) shall commence as of the Effective Date and remain in force until, if BMS has exercised its Option during the applicable Option Term for any Target or Lesion with the aim of Developing or Commercializing any Resulting Compound or Product beyond the end of the Collaboration Term, (a) on a Product-by-Product and country-by-country basis, on the date of the expiration of the Royalty Term with respect to such Product in such country and (b) in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to all Products in all countries in the Territory; provided, however, that if either (i) BMS has not exercised any Option for any Target or Lesion during the applicable Option Terms and BMS no longer has any other rights to exercise any other Option for any Target or

Lesion or (ii) has terminated this Agreement with respect to all Targets for which it has timely exercised its Option, then, in each case ((i) or ii)), this Agreement shall expire [***] after the later of (A) the expiration of the Collaboration Term or (B) the receipt by BMS of the last Final Data Package that BMS has a right to receive under this Agreement.

14.2    Termination for Convenience. BMS may terminate this Agreement, in its entirety or with respect to each Collaboration Target, for convenience upon [***] prior written notice to Repare.

14.3    Termination for Breach.

14.3.1    Material Breach. Either Party may terminate this Agreement, in its entirety or with respect to a given Collaboration Target, if (a) the other Party materially breaches this Agreement in its entirety or with respect to such Collaboration Target (as applicable) and (b) the breaching Party has not cured such material breach within [***] after the date of written notice to the breaching Party of such breach (or [***] in the case of BMS’s payment obligations under this Agreement) (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement (in its entirety or with respect to the applicable Collaboration Target) pursuant to this Section 14.3.1. Any such termination of this Agreement under this Section 14.3.1 (in its entirety or with respect to a given Collaboration Target) shall become effective at the end of the Cure Period, unless the breaching Party has cured the applicable material breach prior to the expiration of such Cure Period.

14.3.2    Disagreement as to Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach of this Agreement (in its entirety or with respect to a given Collaboration Target), then (a) the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such notice of alleged material breach for resolution to the Executive Officers, who shall meet promptly to discuss the matter, and determine, within [***] following referral of such matter, whether or not a material breach has occurred; (b) if the Executive Officers are unable to resolve a dispute within [***] after it is referred to them, the matter will be resolved as provided in Section 15.2; and (c) it is understood and agreed that, during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

14.4    Termination for Insolvency. To the extent permitted by Law, this Agreement may be terminated in its entirety by either Repare or BMS upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings with respect to, or upon an assignment of a substantial portion of the assets for the benefit of creditors by, the other Party, but, in the event of any involuntary bankruptcy or receivership proceeding, such right to terminate shall only become effective if the non-terminating Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within [***] after the filing thereof.

14.5    Effects of Expiration or Termination.

14.5.1    Expiration of this Agreement.

(a)    If this Agreement expires in accordance with Section 14.1, Section 11.6 shall apply.

(b)    Solely if this Agreement expires because BMS has not exercised any Option for any Target or Lesion in accordance with the proviso set forth in Section 14.1, (i) all rights (including all Options granted to BMS hereunder) and licenses granted herein shall terminate, (ii) all Pre-Option Campaigns shall be deemed Excluded Campaigns and Section 2.13 shall apply to such Excluded Campaigns and (iii) all Validated Targets and Unblinded Undruggable Targets shall be deemed Excluded Targets and Section 2.13 shall apply to such Excluded Targets, and, if any such Excluded Target was an Unblinded Target, such Excluded Target shall be deemed a Reverted Non-Optioned Target.

14.5.2    Termination of this Agreement in its Entirety. If this Agreement is terminated in its entirety, (a) all rights (including all Options granted to BMS hereunder) and licenses granted herein shall terminate, (b) BMS shall, subject to Sections 9.11 and 14.6.2, cease any and all Development activities under this Agreement of all Resulting Compounds, in each case, solely with respect to Collaboration-Identified Indications, (c) all Pre-Option Campaigns and Collaboration Campaigns shall be deemed Excluded Campaigns and Section 2.13 shall apply to such Excluded Campaigns, (d) all Validated Targets, Unblinded Undruggable Targets and Collaboration Targets shall be deemed Excluded Targets and Section 2.13 shall apply to such Excluded Targets, and, if any such Excluded Target was an Unblinded Target, such Excluded Target shall be deemed a Reverted Optioned Target (if BMS had previously exercised its applicable Option with respect to such Excluded Target) or a Reverted Non-Optioned Target (if BMS had not previously exercised its applicable Option with respect to such Excluded Target), and (e) Section 11.6 shall apply.

14.5.3    Termination of this Agreement with Respect to a Collaboration Target. If this Agreement is terminated with respect to a given Collaboration Target pursuant to Section 14.2 or 14.3, (a) all rights (including all Options granted to BMS hereunder) and licenses granted herein with respect to such Collaboration Target shall terminate, (b) BMS shall, subject to Sections 9.11 and 14.6.2, cease any and all Development activities for the applicable Resulting Compounds with respect to such Collaboration Target under this Agreement, in each case, solely with respect to Collaboration-Identified Indications, (c) such Collaboration Target shall be deemed an Excluded Target and Section 2.13 shall apply to such Excluded Target, (d) if such Excluded Target was an Unblinded Target, such Excluded Target shall be deemed a Reverted Optioned Target (if BMS had previously exercised its applicable Option with respect to such Excluded Target) or a Reverted Non-Optioned Target (if BMS had not previously exercised its applicable Option with respect to such Excluded Target), (e) if, as a result of such termination, there are no longer any Collaboration Targets from any given Pre-Option Campaign or Collaboration Campaign, such Pre-Option Campaign or Collaboration Campaign (as applicable) shall be deemed an Excluded Campaign and Section 2.13 shall apply to such Excluded Campaign and (f) Section 11.6 shall apply.

14.5.4    Non-Exclusive License. In the event of any termination of this Agreement except for termination by BMS pursuant to Section 14.3, whether in its entirety or with respect to a given Collaboration Target, BMS shall and hereby does grant to Repare a non-exclusive, royalty-free, perpetual, irrevocable right and license, under the BMS Termination IP to Develop, Manufacture, make, have made, use, offer for sale, sell, import, Commercialize and otherwise exploit compounds or products (other than Resulting Compounds or Products, or any derivatives thereof) that are Directed to Excluded Targets using the Synthetic Lethal relationships between such Excluded Targets and the applicable Campaign Lesion(s) or Excluded Campaign Lesion(s) that Repare has identified to BMS under this Agreement to define the patient population for such compounds or products. Repare may assign or sublicense (through multiple tiers) such right and license in connection with any assignment or license of any right to Develop, Manufacture, make, have made, use, offer for sale, sell, import, Commercialize and otherwise exploit such compounds or products. For purposes of this Section 14.5.4, “BMS Termination IP” means any Patent within the Collaboration IP Controlled (other than through the grant of a license from Repare to BMS pursuant to this Agreement) by BMS or any of its Affiliates as of the effective date of termination of this Agreement (in its entirety or with respect to a given Collaboration Target) solely to the extent that such Patent claims the method of use of any compound or product with a patient population defined using a Synthetic Lesion relationship between the applicable Excluded Target(s) and the applicable Campaign Lesion(s) or Excluded Campaign Lesion(s) identified by Repare under this Agreement. For clarity, BMS Termination IP does not include any Patent or other intellectual property Covering any composition of matter, method of manufacture, formulation, dosing regimen or diagnostic tool of any Resulting Compound, any Product, or any other compound or product owned or Controlled by BMS as of the effective date of termination or at any time thereafter.

14.5.5    Potential License Arrangement Under Certain Termination. If this Agreement is terminated pursuant to Section 14.2 or by Repare pursuant to Section 14.3, in its entirety or with respect to a given Collaboration Target, then (except if BMS determines there is a Material Safety Issue with respect to any Resulting Compounds or Products subject to such expiration or termination, in which case, this Section 14.5.5 will not apply), at Repare’s request, the Parties shall discuss and negotiate in good faith the terms and conditions under which Repare may utilize BMS intellectual property that claims or covers the Resulting Compounds or Products that are Directed to the terminated Collaboration Target(s) (and, if any such Resulting Compound or Product is an Existing Post-IND Compound, Existing Post-IND Product, Post-IND Third Party Compound or Product containing a Post-IND Third Party Compound, then solely with respect to the Collaboration-Identified Indication(s)). For clarity, BMS will not have any obligation with respect to entering into a separate agreement setting forth such terms and conditions unless, if after such good faith negotiations, a definitive agreement has been duly authorized, executed, and delivered by an authorized representative of each of Repare and BMS.

14.6    Surviving Provisions.

14.6.1    Accrued Liabilities. Except as otherwise specifically provided herein, expiration or termination of this Agreement shall not relieve either Party of any liability or obligation that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing any rights or remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation that accrued hereunder prior to the effective date of such expiration or termination.

14.6.2    Survival. The rights and obligations of the Parties set forth in the following Sections and Articles shall survive the expiration or termination of this Agreement (in its entirety or with respect to a given Collaboration Target, as applicable, and, if terminated with respect to a given Collaboration Target, then the following Sections and Articles of this Agreement shall survive solely with respect to such Collaboration Target), in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: Sections 2.3, 2.11, 2.13.1, 2.13.2, 6.4, 6.5, 6.7, 9.9 and 9.10 (solely to the extent BMS continues to Develop or Commercialize an applicable Product for a Collaboration-Identified Indication after the effective date of termination), 9.10.4 (notwithstanding the foregoing, and, to the extent referenced therein, Sections 6.1.2(c) and 6.1.2(d)), 9.11 (and, to the extent referenced therein, Sections 9.4 through 9.10), 9.12, 9.13 (for the period set forth therein), 9.14 (for the period set forth therein and with respect to payments that are accrued but unpaid at the time of expiration or termination, or otherwise to the extent applicable), 9.15-9.19 (with respect to payments that are accrued but unpaid at the time of expiration or termination, or otherwise to the extent applicable), 10.1, 10.2, 10.3 (first sentence), 11.5 (including the provisions referenced therein for the time period set forth therein), 12.3.1(f), 12.4, 14.5 and 14.6, and ARTICLE I (to the extent the definitions are used in other surviving provisions), ARTICLE XIII (provided that Section 13.1.1(c) shall survive only with respect to units of Product sold by or on behalf of BMS, its Affiliates or Sublicensees), and ARTICLE XV.

14.6.3    Equitable Relief. Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive Damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

ARTICLE XV

MISCELLANEOUS

15.1    Dispute Resolution. The Parties agree that any disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”) shall first be presented to the Parties’ respective Executive Officers for resolution. If the Parties are unable to resolve a given Dispute pursuant to this Section 15.1 after discussions between the Executive Officers within [***] after referring such Dispute to the Executive Officers, either Party may, at its sole discretion, seek resolution of such matter in accordance with Section 15.2.

15.2    Arbitration.

15.2.1    Generally. If the Executive Officers have not succeeded in negotiating a resolution of a Dispute pursuant to Section 15.1, the Dispute shall be resolved through arbitration pursuant to this Section 15.2, the results of which shall be binding upon the Parties.

15.2.2    Arbitration Procedure. Any arbitration pursuant to this Section 15.2 will be held in [***] unless another location is mutually agreed by the Parties. The arbitration will be conducted under the auspices of [***] by a panel of [***] arbitrators pursuant to [***]’s Commercial Arbitration Rules then in effect. The award of the arbitrators shall be the sole and exclusive remedy of the Parties, except for those remedies that are set forth in this Agreement or which apply to a Party by operation of the applicable provisions of this Agreement, and the Parties hereby expressly agree to waive the right to appeal from the decisions of the arbitrators, and there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrators. Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof.

15.2.3    Arbitration Costs. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator; provided, however, that [***].

15.2.4    Confidentiality. All proceedings and decisions of the arbitrators shall be deemed Confidential Information of each of the Parties, and shall be subject to ARTICLE XI.

15.2.5    Award; Cumulative Remedies. Notwithstanding the provisions of Sections 15.2.1 and 15.2.2, either Party may bring an action in any court having jurisdiction to enforce an award rendered pursuant to Sections 15.2.1 and 15.2.2. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under applicable Law.

15.2.6    Pending Final Resolution. Until final resolution of the Dispute in accordance with this Agreement, (a) this Agreement will remain in full force and effect; and (b) the time periods for cure as to any termination will be tolled. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if a final determination is made in accordance with this Agreement that such payments are not due.

15.2.7    Injunctive Relief. Either Party may apply to the arbitrators or, for good cause, to the [***] for the appointment of an emergency arbitrator pursuant to the [***] then in effect, for consideration of interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of such Party pending the arbitration award.

15.3    Governing Law. This Agreement and all questions regarding its validity or interpretation, or the performance or breach of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

15.4    Assignment.

15.4.1    Generally. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that either Party may, without the other Party’s written consent, assign and delegate this Agreement and its rights and obligations hereunder in whole or in part to a Third Party that acquires, by or otherwise in connection with, any merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates, as long as the assignee agrees in writing to assume all of the assigning Party’s obligations under this Agreement, and the assigning Party will remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned.

15.4.2    All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. In the event of any assignment by a Party of its rights and obligations under this Agreement, such Party shall remain primarily liable to the other Party for the performance thereof. Any purported assignment in violation of this Section 15.4 will be null and void ab initio.

15.5    Force Majeure. If the performance of any part of this Agreement by a Party is prevented, restricted, interfered with or delayed by an occurrence beyond the control of such Party (and which did not occur as a result of such Party’s financial condition, negligence or fault), including fire, earthquake, flood, embargo, power shortage or failure, acts of war or terrorism, insurrection, riot, lockout or other labor disturbance, governmental acts or orders or restrictions (even if foreseeable as a result of the COVID-19 pandemic), pandemic (including COVID-19, even though foreseeable), acts of God, such Party shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, but the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed; provided that any deadlines hereunder related to such performance shall be tolled during the foregoing period of non-performance. Without limiting the foregoing, when such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

15.6    Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sufficient if: (a) personally delivered; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt and postage prepaid where applicable; or (d) sent by facsimile transmission (receipt verified and a copy promptly sent by another permissible method of providing notice described in clauses (a), (b) or (c) above), to the address for a Party set forth below, or such other address for a Party as may be specified in writing by like notice:

To Repare:	To BMS:

Repare Therapeutics Inc.

7210 Frederick Banting Suite 100,

Saint-Laurent, QC H4S 2A1, Canada

Attention: Chief Executive Officer

With copy to:

Repare Therapeutics USA, Inc.

One Broadway, 15th Floor

Cambridge, MA 02142

Attention: Chief Scientific Officer

Bristol-Myers Squibb Company Province Line Road & Route 206 Princeton, NJ 08543 USA Attention: Vice President, Business Development, Oncology & Research Enabling Transactions

With a copy to: WilmerHale 60 State Street Boston, MA 02109 Attention: [***] Telephone: [***] Facsimile: [***]

Any such notices shall be effective upon receipt by the Party to whom it is addressed.

15.7    Waiver. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to thereafter enforce such provision. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

15.8    Severability. If any provision of this Agreement should be invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. If the Parties cannot agree upon a substitute provision, the invalid, illegal or unenforceable provision of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provision.

15.9    Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior and contemporaneous agreements, representations or understandings, either written or oral, between the Parties with respect to such subject matter, including the Confidentiality Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth herein.

15.10    Modification. No modification, amendment or addition to this Agreement, or any provision hereof, shall be effective unless reduced to writing and signed by a duly authorized representative of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

15.11    Independent Contractors; No Intended Third Party Beneficiaries. Nothing contained in this Agreement is intended or shall be deemed or construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. No Party shall assume, either directly or indirectly, any liability of or for the other Party. No Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, nor to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder, except for the indemnitees identified in Sections 13.1 and 13.2.

15.12    Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the words “including,” “include,” “includes,” “such as” and “e.g.” shall be deemed to be followed by the phrase “without limitation” or like expression, whether or not followed by the same; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean Dollars; (h) the phrase “non-refundable, non-creditable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; and (i) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

15.13    Performance by Affiliates. BMS may perform any obligation this Agreement imposes on it through any of its Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

15.14    Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a claim or defense with respect to the formation of a contract, and each Party forever waives any such claim or defense, except to the extent that such claim or defense relates to lack of authenticity.

15.15    Equitable Relief. Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

15.16    Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement. Except with respect to registrations, filings and applications related to Antitrust Law, which shall be governed by ARTICLE III, Repare and BMS shall cooperate and use all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Collaboration and License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Rupert Vessey
Name: Rupert Vessey
Title: EVP, Research and Early Development

[SIGNATURE PAGE TO COLLABORATION AND LICENSE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Collaboration and License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd Segal
Name: Lloyd Segal
Title: President and CEO

[SIGNATURE PAGE TO COLLABORATION AND LICENSE AGREEMENT]

Exhibit A

Research Plan

[***]

Exhibit B

Press Release

Repare Therapeutics Announces Multi-Target Discovery Collaboration with Bristol Myers Squibb

-Bristol Myers Squibb to leverage Repare’s proprietary SNIPRx® synthetic lethal discovery platform to identify multiple oncology drug candidates

- $65 million upfront payment including $15 million in equity investment

- Repare Therapeutics eligible to receive development, regulatory and commercial milestones and royalties

Cambridge, MA & Montreal, QC, May [XX], 2020 /PRNewswire/ — Repare Therapeutics Inc. (“Repare”), a precision oncology company pioneering synthetic lethality to develop novel therapeutics that target specific vulnerabilities of tumors in genetically defined patient populations, today announced it has entered into an exclusive, worldwide research collaboration with Bristol Myers Squibb (BMS) (NYSE:BMY).

“This collaboration will help to ensure that our novel discoveries are being broadly prosecuted in the search for the next generation of precision oncology medicines,” said Lloyd M. Segal, President and Chief Executive Officer of Repare Therapeutics. “Bristol Myers Squibb brings key strategic capabilities to this partnership and the resources to maximize our platform’s potential while allowing us to independently focus on our proprietary clinical and near-clinical programs.”

“We look forward to collaborating with Repare and to applying their SNIPRx® technology to enable the identification of novel precision oncology therapeutics,” said Rupert Vessey, M.A., B.M., B.Ch., F.R.C.P., D.Phil., Executive Vice President, Research & Early Development, Bristol Myers Squibb. “Repare’s distinctive team and technology have the potential to lead to the discovery of important targeted drug candidates that can result in new precision therapies for patients.”

Under the terms of the agreement, the companies will leverage Repare’s proprietary, CRISPR-enabled genome-wide synthetic lethal target discovery platform, SNIPRx®, to jointly identify multiple synthetic lethal precision oncology targets for drug candidates. Repare will grant BMS exclusive worldwide rights to develop and commercialize therapeutics for select validated synthetic lethal precision oncology targets discovered under the collaboration.

As part of the agreement, BMS will make an upfront payment of $65 million which includes a $15 million equity investment in Repare. Repare will be eligible to receive up to approximately $3 billion in license fees, discovery, development, regulatory and sales-based milestones, in addition to royalty payments on net sales of each product commercialized by BMS.

About Repare’s SNIPRx® Platform

Repare Therapeutics’ SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate RP-3500, a potential leading ATR inhibitor, as well as CCNE1-SL inhibitor and Polq inhibitor programs. For more information, please visit www.reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

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Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902

Exhibit C

Unblinding Letter

Repare Therapeutics Inc.

7210 Frederick Banting Suite 100

Saint-Laurent, QC H4S 2A1

Canada

Attention: Chief Executive Officer

[insert date]

Dear

Re:        Unblinding Notification

Reference is made to the Collaboration and License Agreement by and between Repare Therapeutics Inc. and Repare Therapeutics USA, Inc. (together, “Repare”) on the one hand, and Bristol-Myers Squibb Company (“BMS”) on the other hand, dated as of May 26, 2020 (the “Agreement”).

This letter constitutes an Unblinding Notification (as defined in the Agreement) pursuant to Section [2.5.8/2.6.3/2.8.2(a)] of the Agreement. BMS hereby requests that Repare disclose to BMS the identity of the [Druggable/LDD Target / Undruggable Target] (as defined in the Agreement) that is the subject of the anonymized Final Data Package (as defined in the Agreement) with reference [include applicable reference].

Yours sincerely,

For and on behalf of Bristol-Myers Squibb Company:

[Name]
[Title]

Copy to:

Repare Therapeutics USA, Inc.

One Broadway, 15th floor

Cambridge, MA 02142

Attention: Chief Scientific Officer

WilmerHale

60 State Street

Boston, MA 02109

Schedule 1.1.55

Existing Repare Campaigns

[***]

Schedule 5.2.6(c)

Expert Matter Arbitration

Any matter that is referred by the Parties for resolution by an Expert by their representatives on the JSC as contemplated by Section 5.2.6(c) shall be resolved by expedited arbitration by an Expert as follows:

(a)    Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint an appropriate Expert. If the Parties are not able to agree by mutual Party written consent within [***] after the receipt by a Party of the written request in the immediately preceding sentence, the [***], or such other similar entity as the Parties may agree by mutual Party written consent, shall be responsible for selecting an Expert within [***] of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution (or such other entity) shall be [***].

(b)    Within [***] after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have [***] from receipt of the other Party’s submission to submit a written response thereto, which shall include any scientific, financial, technical or other relevant information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

(c)    No later than [***] after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most nearly consistent with this Agreement and the most fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive and binding on the Parties and their Affiliates, absent manifest error.

For purposes of this expert matter arbitration, “Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party or its Affiliates who, with respect to a dispute concerning the scientific matter possesses appropriate expertise to resolve such dispute. The Expert (or any of the Expert’s former employers) shall not be or have been at any time an Affiliate, employee, consultant (during the previous five (5) years), officer or director of either Party or any of its Affiliates.